The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has become effective under the Securities Act of 1933. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.
 Filed Pursuant to Rule 424(b)(3)
 Registration Number 333-240086
Subject to completion, dated February 8, 2021
Preliminary Prospectus Supplement to Prospectus dated August 4, 2020.
$
READY CAPITAL CORPORATION
    % Senior Notes due 2026
Interest payable       ,       ,        and
We are offering $       principal amount of our     % senior notes due 2026, or the notes. The notes will bear interest at a rate of     % per year, payable quarterly in arrears on            ,            ,             and            of each year, beginning on            , 2021. The notes will be issued in minimum denominations of $25 and integral multiples of $25 in excess thereof and will mature on            , 2026 unless earlier repurchased or redeemed.
We may not redeem the notes prior to       , 2023. On or after            , 2023, we may redeem for cash all or any portion of the notes, at our option, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. No “sinking fund” will be provided for the notes.
Upon the occurrence of a Change of Control Repurchase Event (as defined herein), unless we have exercised our option to redeem the notes, holders of the notes may require us to repurchase the notes at a repurchase price in cash equal to 101% of the aggregate principal amount of notes to be repurchased, plus accrued and unpaid interest to, but excluding, the date of repurchase and as further described herein under “Description of the Notes — Certain Covenants — Offer to Repurchase Upon a Change of Control Repurchase Event.”
The notes will be our senior direct unsecured obligations and will not be guaranteed by any of our subsidiaries, except to the extent described herein under “Description of Notes — Limitation on Unsecured Borrowings or Guarantees of Unsecured Borrowings by Subsidiaries.” The notes will rank: equal in right of payment to any of our existing and future unsecured and unsubordinated indebtedness; effectively junior in right of payment to any of our existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all existing and future indebtedness and other liabilities (including trade payables) and (to the extent not held by us) preferred stock, if any, of our subsidiaries.
We intend to apply to list the notes on the New York Stock Exchange, or the NYSE, under the symbol “RCC” and expect trading of the notes to commence thereon within 30 days after the original issue date. The notes are expected to trade “flat.” This means that purchasers will not pay, and sellers will not receive, any accrued and unpaid interest on the notes that is not included in the trading price. Currently, there is no public market for the notes and it is not expected that a market for the notes will develop unless and until the notes are listed on the NYSE.
See “Risk Factors” beginning on page S-10 of this prospectus supplement, in our Annual Report on Form 10-K for the year ended December 31, 2019 and in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020 for a discussion of important factors that you should consider before making a decision to invest in the notes.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
	Per Note	Total
Public offering price	$	$
Underwriting discount	$	$
Proceeds to us, before expenses	$	$
The public offering price set forth above does not include accrued interest, if any. Interest on the notes will accrue from            , 2021 and must be paid by the purchaser if the notes are delivered after            , 2021. See “Underwriting” for additional disclosure regarding the underwriting discounts and expenses payable to the underwriters by us.
The underwriters will have the option to purchase, within a period of 30 days beginning on, and including, the date of this prospectus supplement, up to an additional $       aggregate principal amount of notes from us, solely for the purpose of covering over-allotments, if any, at the public offering price less the underwriting discount.
The underwriters expect to deliver the notes in book-entry only form through the facilities of The Depository Trust Company on or about            , 2021.
Book Running Managers
Keefe, Bruyette & WoodsMorgan StanleyPiper Sandler
                    A Stifel Company
February    , 2021

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering and the notes and also updates information contained in the accompanying prospectus and the documents incorporated by reference herein and therein. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering or the notes. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus, the information in this prospectus supplement shall control. In addition, any statement in this prospectus supplement, the accompanying prospectus or a filing we make with the Securities and Exchange Commission, or the SEC, that adds to, updates or changes information contained in an earlier filing we made with the SEC shall be deemed to modify and supersede such information in the earlier document.
You should read this document together with additional information described under the heading “Where You Can Find More Information and Incorporation by Reference” in this prospectus supplement. You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus we issue. Neither we nor the underwriters have authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. You should assume that the information in this prospectus supplement and the accompanying prospectus, as well as the information we have previously filed with the SEC and incorporated by reference in this document, is accurate only as of its date or the dates which are specified therein.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS
We make forward looking statements in this prospectus supplement within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. For these statements, we claim the protections of the safe harbor for forward looking statements contained in such sections. Forward looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond our control. These forward looking statements include information about possible or assumed future results of our operations, financial condition, liquidity, plans and objectives. When we use the words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “could,” “would,” “may,” “potential” or the negative of those terms or other comparable terminology, we intend to identify forward looking statements. Statements regarding the following subjects, among others, may be forward looking:
•
the use of proceeds of this offering;

•
our investment objectives and business strategy;

•
our ability to borrow funds or otherwise raise capital on favorable terms;

•
our expected leverage;

•
our expected investments;

•
estimates or statements relating to, and our ability to make, future distributions;

•
our ability to complete the contemplated acquisition of Anworth Mortgage Asset Corporation, or Anworth, and achieve the expected revenue synergies, cost savings and other benefits from the Anworth acquisition;

•
our ability to compete in the marketplace;

•
the availability of attractive risk adjusted investment opportunities in small to medium balance commercial loans, or SBC loans, loans guaranteed by the U.S. Small Business Administration, or the SBA, under its Section 7(a) loan program, mortgage backed securities, or MBS, residential mortgage loans and other real estate related investments that satisfy our investment objectives and strategies;

•
market, industry and economic trends;

•
recent market developments and actions taken and to be taken by the U.S. Government, the U.S. Department of the Treasury and the Board of Governors of the Federal Reserve System, the Federal Depositary Insurance Corporation, the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation, the Government National Mortgage Association, Federal Housing Administration Mortgagee, U.S. Department of Agriculture, U.S. Department of Veterans Affairs and the SEC;

•
mortgage loan modification programs and future legislative actions;

•
our ability to maintain our qualification as a real estate investment trust, or REIT;

•
our ability to maintain our exclusion from qualification under the Investment Company Act of 1940, as amended, or the Investment Company Act;

•
projected capital and operating expenditures;

•
availability of qualified personnel;

•
prepayment rates; and

•
projected default rates.

Our beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us or are within our control, including:
•
factors described in our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020, including those set forth under the captions “Risk Factors” and “Business”;

•
applicable regulatory changes;

•
risks associated with acquisitions, including the contemplated acquisition of Anworth;

•
risks associated with achieving expected revenue synergies, cost savings and other benefits from acquisitions, including the contemplated acquisition of Anworth, and the increased scale of our company;

•
risks associated with our anticipated liquidation of certain assets within the portfolio of residential mortgage-backed securities and residential mortgage loans that we will own upon completion of our acquisition of Anworth;

•
the severity and duration of the novel coronavirus (“COVID-19”) pandemic;

•
the impact of COVID-19 on our business and operations, financial condition, results of operations, liquidity and capital resources;

•
the impact of the COVID-19 pandemic on our borrowers, the real estate industry, and the United States and global economies;

•
actions taken by governmental authorities to contain the COVID-19 pandemic or treat its impact;

•
general volatility of the capital markets;

•
changes in our investment objectives and business strategy;

•
the availability, terms and deployment of capital;

•
the availability of suitable investment opportunities;

•
our dependence on Waterfall Asset Management, LLC, or our Manager, and its personnel, and our ability to find a suitable replacement if we or our Manager were to terminate the management agreement we have entered into with our Manager;

•
changes in our assets, interest rates or the general economy;

•
increased rates of default and/or decreased recovery rates on our investments;

•
changes in interest rates, interest rate spreads, the yield curve or prepayment rates;

•
changes in prepayments of our assets;

•
limitations on our business as a result of our qualification as a REIT; and

•
the degree and nature of our competition, including competition for SBC loans, MBS, residential mortgage loans and other real estate related investments that satisfy our investment objectives and strategies.

Upon the occurrence of these or other factors, our business, financial condition, liquidity and results of operations may vary materially and adversely from those expressed in, or implied by, any such forward-looking statements.
Although we believe that the expectations reflected in the forward looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. You should not rely on these forward looking statements, which apply only as of the date of this prospectus supplement. We are not obligated, and do not intend, to update or revise any forward looking statements, whether as a result of new information, future events or otherwise.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights some of the information in this prospectus supplement and the accompanying prospectus. It does not contain all of the information that you should consider before making a decision to invest in the notes. You should read carefully the more detailed information in this prospectus supplement and the accompanying prospectus, and the information incorporated by reference into this prospectus supplement and the accompanying prospectus. Unless the context requires otherwise, references in this prospectus supplement to the “company,” “we,” “us,” “our” or “our company” are to Ready Capital Corporation, a Maryland corporation, together with its consolidated subsidiaries; references in this prospectus supplement to the “Operating Partnership” refer to Sutherland Partners, LP, a Delaware limited partnership and a subsidiary of Ready Capital Corporation; and references in this prospectus supplement to “our Manager” refer to Waterfall Asset Management, LLC, a Delaware limited liability company. Unless indicated otherwise, the information in this prospectus supplement assumes no exercise by the underwriters of their over-allotment option to purchase additional notes.
Our Company
We are a multi-strategy real estate finance company that originates, acquires, finances and services SBC loans, SBA loans, residential mortgage loans and, to a lesser extent, MBS collateralized primarily by SBC loans, or other real estate-related investments. Our loans generally range in original principal amounts up to $35 million and are used by businesses to purchase real estate used in their operations or by investors seeking to acquire small multi-family, office, retail, mixed use or warehouse properties. Our originations and acquisition platforms consist of the following four operating segments: acquisitions; SBC originations; SBA originations, acquisitions and servicing; and residential mortgage banking.
We are externally managed and advised by our Manager. Pursuant to the terms of the management agreement between us and our Manager, our Manager is responsible for our investment strategies and decisions and our day to day operations.
We have elected to be taxed as a REIT for U.S. federal income tax purposes commencing with our taxable year ended December 31, 2011.
Our common stock is traded on the NYSE under the symbol “RC.” Our principal executive offices are located at 1251 Avenue of the Americas, 50th Floor, New York, New York 10020. Our telephone number is (212) 257-4600. Our website is www.readycapital.com. The information on our website is not considered part of this prospectus supplement or the accompanying prospectus.
Recent Developments
Merger with Anworth
On December 6, 2020, we, Anworth, and RC Merger Subsidiary, LLC, a Delaware limited liability company and a wholly owned subsidiary of Ready Capital, or Merger Sub, entered into an Agreement and Plan of Merger, or the Merger Agreement, pursuant to which, subject to the terms and conditions therein, Anworth will be merged with and into Merger Sub, with Merger Sub remaining as a wholly owned subsidiary of us (such surviving company, the “Surviving Company” and such transaction, the “Merger”). Following the consummation of the Merger, the Surviving Company will be contributed to the Operating Partnership in exchange for additional partnership units.
The Merger with Anworth, a specialty finance company that focuses primarily on residential mortgage-backed securities and residential loans that are either rated “investment grade” or are guaranteed by federally sponsored enterprises, is expected to substantially increase our capital base and equity capitalization, which we believe will support the continued growth of our diversified platform and execution of our strategy. We believe that the Merger will provide us with improved scale, liquidity and capital alternatives, as well as increased portfolio diversification and potential cost savings and efficiencies over time resulting from the allocation of operating expenses over a larger portfolio. Our underwriting of the Merger with Anworth suggests that following the completion of the Merger, based on expected market conditions at such time, our book value will be in excess of $1 billion. Following the completion of the Merger, we currently intend to manage the liquidation and runoff of certain assets within the Anworth portfolio and repay certain indebtedness on the Anworth portfolio, and to redeploy the capital into opportunities in our core SBC strategies and other assets that we expect will generate attractive risk-adjusted returns and long-term earnings accretion. We currently expect that the Merger will close as soon as the first quarter of 2021, subject to the respective approvals of our stockholders and Anworth’s stockholders and other customary closing conditions.
Concurrently with entering into the Merger Agreement, we, Sutherland Partners, LP and Waterfall Asset Management, LLC entered into the First Amendment to the Amended and Restated Management Agreement (the “Amendment”), to amend the Amended and Restated Management Agreement, dated May 9, 2016 (the “Management Agreement”). The Amendment provides that, contingent upon the closing of the Merger, the Manager’s base management fee will be reduced by $1,000,000 per quarter for each of the first full four quarters following the effective time of the Merger (the “Temporary Fee Reduction”). Other than the Temporary Fee Reduction set forth in the Amendment, the terms of the Management Agreement remain the same.
Paycheck Protection Program
Beginning in April 2020 we, as an SBA-approved lender, emerged as a prominent player in the Paycheck Protection Program (“PPP”) market, facilitating access for small businesses to PPP loans throughout the United States. On December 27, 2020, the Economic Aid to Hard-Hit Small Businesses, Nonprofits and Venues Act was signed into law, adding more than $284 billion to the PPP. We expect to be an active participant or lender in the next phase of the PPP and the amount of loans we make under this program, which are 100% guaranteed by the federal government, and borrowings we incur to fund such loans, could be significant. All of loans we make under the PPP and other government programs and the associated financings we utilize to fund such loans will be secured and non-recourse borrowings under the indenture governing the notes offered by this prospectus supplement and our other indentures.

THE OFFERING
The following is a brief summary of the terms of this offering and the notes. We provide the following summary solely for your convenience. This summary is not a complete description of this offering or the notes. You should read the full text and more specific details contained elsewhere in this prospectus supplement and the accompanying prospectus. For a more detailed description of the notes, see “Description of the Notes” in this prospectus supplement and “Description of Debt Securities” in the accompanying prospectus. With respect to the issuer of the notes referenced in this prospectus supplement and the accompanying prospectus, the terms “the company,” “we,” “our,” and “us” refer solely to Ready Capital Corporation and not to any of its subsidiaries.
Issuer
Ready Capital Corporation, a Maryland corporation.
Securities
$      million principal amount of    % senior notes due 2026 (plus up to an additional $      million principal amount pursuant to the underwriters’ over-allotment option to purchase additional notes).
Maturity date
      , 2026, unless earlier repurchased or redeemed.
Interest rate
    % per year, accruing from, and including      , 2021 and will be payable quarterly in arrears on          ,          ,          and          of each year, beginning on          , 2021.
Price to public
$25 per note.
Ranking
The notes will be our senior direct unsecured obligations and will not be guaranteed by any of our subsidiaries except to the extent described herein under “Description of Notes — Limitation on Unsecured Borrowings or Guarantees of Unsecured Borrowings by Subsidiaries.” The notes will rank:
•
equal in right of payment to any of our existing and future unsecured and unsubordinated indebtedness;

•
effectively junior in right of payment to any of our existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness; and

•
structurally junior to all existing and future indebtedness and other liabilities (including trade payables) and (to the extent not held by us) preferred stock, if any, of our subsidiaries.

As of September 30, 2020, we had total consolidated indebtedness to third parties (excluding trade payables and other liabilities) of $3.7 billion, all of which consisted of secured indebtedness of our subsidiaries, other than $115.0 million aggregate principal amount of our convertible notes, or convertible notes, which are unsecured, $50.0 million aggregate principal amount of our 6.50% Senior Notes due 2021, or our 2021 notes, and $104.25 million of our 6.20% Senior Notes due 2026, or our 2026 notes, which are also unsecured. However, we anticipate redeeming the outstanding aggregate principal amount of our 2021 notes out of the net proceeds of this offering. See “Use of Proceeds.”
Unless our subsidiaries are required to guarantee the notes as described herein under “Description of Notes — Limitation on Unsecured Borrowings or Guarantees of Unsecured

Borrowings by Subsidiaries,” our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due on the notes or to make any funds available to us for payment on the notes, whether by dividends, loans or other payments, except that we intend to contribute the net proceeds from this offering to our Operating Partnership in exchange for the issuance by the Operating Partnership of a senior unsecured note, or the Mirror Note, with terms that are substantially equivalent to the terms of the notes offered by this prospectus supplement. As a result, the Operating Partnership will be obligated to pay us amounts due and payable under the Mirror Note, which will rank equal in right of payment with all of the future unsecured and unsubordinated indebtedness of the Operating Partnership. The indenture governing the notes will not limit the amount of debt that we or our subsidiaries may incur.
See “Capitalization” herein.
Optional redemption;
no sinking fund
We may not redeem the notes prior to               , 2023. On or after      , 2023, we may redeem for cash all or any portion of the notes, at our option, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. No “sinking fund” will be provided for the notes, which means that we are not required to redeem or retire the notes periodically.
Change of control
offer to repurchase
If a Change of Control Repurchase Event (as defined herein under “Description of the Notes — Certain Covenants — Offer to Repurchase Upon a Change of Control Repurchase Event”) occurs, the holders may require us to offer to repurchase the notes at a repurchase price equal to 101% of the aggregate principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the repurchase date.
Default
The notes will contain Events of Default (as defined herein), the occurrence of which may, and in certain cases shall, result in the acceleration of our obligations under the notes. See “Description of the Notes — Events of Default” in this prospectus supplement.
Certain covenants
We will issue the notes under an indenture, dated August 9, 2017, as supplemented by a supplemental indenture, to be dated as of the original issue date, between us and U.S. Bank National Association, as the trustee. The indenture will contain covenants that, among other things, limit our ability to incur certain liens, or our subsidiaries to incur unsecured indebtedness or guarantee our or any other subsidiary’s unsecured indebtedness. These covenants are subject to a number of important exceptions, qualifications, limitations and specialized definitions. See “Description of the Notes — Certain Covenants” in this prospectus supplement and “Description of Debt Securities” in the accompanying prospectus.

Book-entry only form
The notes will be issued in book-entry form and will be represented by one or more permanent global certificates deposited with, or on behalf of, The Depository Trust Company, or DTC, and registered in the name of a nominee of DTC. Beneficial interests in any of the notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee, and any such interest may not be exchanged for certificated notes, except in limited circumstances.
Denomination
We will issue the notes only in minimum denominations of $25 and integral multiples of $25 in excess thereof.
Listing
We intend to apply to list the notes on the NYSE under the symbol “RCC” and expect trading of the notes to commence thereon within 30 days after the original issue date. Currently, there is no public market for the notes and it is not expected that a market for the notes will develop unless and until the notes are listed on the NYSE.
Trustee and paying agent
U.S. Bank National Association.
Governing Law
The indenture and the notes will be governed by the laws of the State of New York. The indenture will be subject to the provisions of the Trust Indenture Act of 1939, as amended.
U.S. federal income tax
considerations
For certain material U.S. federal income tax considerations relating to the purchase, ownership and disposition of the notes, see “Additional U.S. Federal Income Tax Considerations” in this prospectus supplement and “U.S. Federal Income Tax Considerations” in the accompanying prospectus.
Use of proceeds
The net proceeds from this offering will be approximately $       (or approximately $       if the underwriters exercise their over-allotment option to purchase additional notes in full). We intend to contribute the net proceeds from this offering to our Operating Partnership in exchange for the issuance by the Operating Partnership of the Mirror Note with terms that are substantially equivalent to the terms of the notes offered by this prospectus supplement. Our Operating Partnership intends to use the net proceeds to redeem the outstanding aggregate principal amount of our 2021 notes. As of September 30, 2020, $50.0 million aggregate principal amount of our 2021 notes was outstanding. Our 2021 notes bear interest rate at a rate of 6.50% per annum and mature on April 30, 2021, unless earlier redeemed or repurchased. We may use the remainder of the net proceeds, if any, for general business purposes, which may include the redemption, in whole or in part, of preferred stock issuable by us to holders of Anworth preferred stock upon completion of the Merger and the repayment of borrowings outstanding under our loan repurchase agreements or credit facilities. Prior to these anticipated uses, we may invest the net proceeds of this offering in interest-bearing, short-term investments, including money market accounts, in each case that are consistent with our intention to continue to qualify as a REIT. See “Use of Proceeds” herein.

Risk factors
See “Risk Factors” beginning on page S-10, in our Annual Report on Form 10-K for the year ended December 31, 2019 and in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020 for a discussion of factors that should be considered before making a decision to invest in the notes.

RISK FACTORS
Investing in the notes being offered by this prospectus supplement and the accompanying prospectus involves a high degree of risk. Before deciding whether to invest in the notes, you should consider carefully the risk factors related to the notes and this offering described below and the other risk factors incorporated herein by reference to our Annual Report on Form 10-K for the year ended December 31, 2019 and to our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020. If any of these risks actually occurs, it may materially harm our business, financial condition, operating results and cash flows. As a result, the market price of our common stock and, in turn, the trading price of the notes could decline, and you could lose part or all of your investment. Additional risks and uncertainties that are not yet identified or that we think are immaterial may also materially harm our business, financial condition, operating results and cash flows and could result in a complete loss of your investment.
Risks Related to the Notes and this Offering
The claims of holders of the notes will be structurally subordinated to claims of creditors of our subsidiaries because our subsidiaries will not guarantee the notes, unless such subsidiaries incur certain unsecured indebtedness or guarantee certain of our or any other subsidiary’s unsecured indebtedness. In addition, we are organized in a traditional umbrella partnership REIT, or UpREIT, format pursuant to which we serve as the general partner of, and conduct substantially all of our business through, our Operating Partnership. Our ability to repay our debt, including the notes, depends on the earnings and liquidity of our subsidiaries and their ability to make distributions to us.
The notes will not be guaranteed by any of our subsidiaries, unless and to the extent such subsidiaries in the future guarantee the notes in the manner described herein under “Description of the Notes — Certain Covenants — Limitation on Unsecured Borrowings or Guarantees of Unsecured Borrowings by Subsidiaries.” Accordingly, none of our subsidiaries are currently, and may not become, obligated to pay any amounts due pursuant to the notes, or to make any funds available therefor, except that we intend to contribute the net proceeds from this offering to our Operating Partnership in exchange for the issuance by the Operating Partnership of the Mirror Note with terms that are substantially equivalent to the terms of the notes offered by this prospectus supplement. As a result, the Operating Partnership will be obligated to pay us amounts due and payable under the Mirror Note, which will rank equal in right of payment with all of the future unsecured and unsubordinated indebtedness of the Operating Partnership. Because the notes do not have the benefit of subsidiary guarantees, claims of holders of the notes will be structurally subordinated to the claims of creditors and preferred stockholders of our subsidiaries, including trade creditors. As a result, in the event of a bankruptcy, liquidation or reorganization of any of our subsidiaries, such subsidiaries will pay the holders of their debt and their other trade creditors and any preferred stockholders before they will be able to distribute any of their assets to us.
In addition, the notes will not be secured by any of our or our subsidiaries’ assets, except to the extent required herein under “Description of the Notes — Limitation on Liens to Secure Payment of Ready Capital Corporation Borrowings,” and the notes and the indenture that will govern the notes will not restrict our ability to incur secured guarantees of our subsidiaries’ indebtedness or the ability of any of our subsidiaries to incur its own secured indebtedness. As a result, except to the extent the notes are required to be secured as described herein under “Description of the Notes — Limitation on Liens to Secure Payment of Ready Capital Corporation Borrowings,” the notes will be effectively subordinated to any secured indebtedness we or our subsidiaries will incur to the extent of the value of the assets securing that indebtedness. Further, to the extent the notes are guaranteed by any of our subsidiaries as described herein under “Description of the Notes — Limitation on Unsecured Borrowings or Guarantees of Unsecured Borrowings by Subsidiaries,” any such guarantee will be unsecured and effectively subordinated to any secured indebtedness of the guarantor to the extent of the value of the assets securing that indebtedness. The effect of this subordination is that upon a default in payment on, or the acceleration of, any such secured indebtedness, or in the event of bankruptcy, insolvency, liquidation, dissolution or reorganization of our company, the proceeds from the sale of assets securing such secured indebtedness will be available to pay obligations on the notes only after all indebtedness under any such secured indebtedness has been paid in full. As a result, the holders of the notes may receive less, ratably, than the holders of secured indebtedness in the event of our bankruptcy, insolvency, liquidation, dissolution or reorganization.

As an UpREIT, substantially all of our business is conducted through our Operating Partnership and its subsidiaries, which are separate and distinct legal entities. Therefore, our ability to service our indebtedness, including the notes, is dependent on the earnings, cash flows, financial condition and the distribution of funds (whether by dividend, distribution or loan) from our subsidiaries. None of our subsidiaries is obligated to make funds available to us for payment on the notes, other than our Operating Partnership’s obligations under the Mirror Note described above. We cannot assure you that the agreements governing the existing and future indebtedness of our subsidiaries will permit our subsidiaries to provide us with sufficient dividends, distributions or loans to fund payments on the notes when due. In addition, any payment of dividends, distributions or loans to us by our subsidiaries could be subject to restrictions on dividends or repatriation of earnings under applicable local law and monetary transfer restrictions in the jurisdictions in which our subsidiaries operate, as well as various business considerations.
As of September 30, 2020, we had total consolidated indebtedness to third parties (excluding trade payables and other liabilities) of $3.7 billion, all of which consisted of secured indebtedness of our subsidiaries, other than $115.0 million aggregate principal amount of our convertible notes, which are unsecured, $50.0 million aggregate principal amount of our 2021 notes and $104.25 million of our 2026 notes, which are also unsecured.
Our substantial indebtedness could materially and adversely affect our business, financial condition, liquidity and results of operations and prevent us from fulfilling our obligations under the notes.
Our substantial level of indebtedness increases the risk that we may be unable to generate enough cash to pay amounts due in respect of our indebtedness, including the notes.
Our substantial indebtedness could have important consequences to you and significant effects on our business. For example, it could:
•
make it more difficult for us to satisfy our obligations with respect to our indebtedness, including the notes;

•
increase our vulnerability to general adverse economic and industry conditions;

•
require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital requirements, our strategic growth initiatives and development efforts and other general corporate purposes;

•
limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•
restrict us from exploiting business opportunities;

•
place us at a competitive disadvantage compared to our competitors that have less indebtedness; and

•
limit our ability to raise capital for working capital, loans, acquisitions, debt service requirements, execution of our business strategy and other general corporate purposes.

In addition, the agreements that govern our current indebtedness contain, and the agreements that may govern any future indebtedness that we may incur may contain, financial and other restrictive covenants that will limit our ability to engage in activities that may be in our long term best interests. Our failure to comply with those covenants could result in an Event of Default that, if not cured or waived, could result in the acceleration of all of our debt.
Despite our substantial current indebtedness, we and our subsidiaries may still be able to incur substantially more indebtedness. This could further exacerbate the risks associated with our substantial leverage.
We and our subsidiaries may be able to incur substantial additional indebtedness in the future, including pursuant to a capital markets transaction such as a notes offering as well as secured indebtedness that will be effectively senior to the notes. Furthermore, the indenture establishing the terms of the notes does not limit the amount of indebtedness that we or our subsidiaries may incur. Adding new indebtedness to current debt levels could make it more difficult for us to satisfy our obligations with respect to the notes.

The notes and indenture that will govern the notes will contain limited protections against certain types of important corporate events and may not protect your investment upon the occurrence of such corporate events and will not protect your investment upon the occurrence of other corporate events or actions.
Neither the notes nor the indenture for the notes will:
•
require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flows or liquidity;

•
protect holders of the notes in the event that we experience significant adverse changes in our financial condition, liquidity or results of operations;

•
limit our ability to incur indebtedness that is equal in right of payment to the notes;

•
limit our ability to incur indebtedness with maturity or redemption dates earlier than the maturity or redemption dates of the notes or with put provisions that are broader than the ones applicable to the notes;

•
limit the ability of our subsidiaries to incur indebtedness (including its indebtedness secured by its own assets) or other liabilities or issue preferred stock that would be structurally senior to our indebtedness;

•
limit our ability to purchase or prepay our securities; or

•
limit our ability to make investments or to purchase or pay dividends or make other payments in respect of our common stock or other securities ranking junior to the notes.

Some significant restructuring transactions that may adversely affect you may not constitute a “Change of Control Repurchase Event” under the indenture, in which case we would not be obligated to offer to repurchase the notes.
Upon the occurrence of a “Change of Control Repurchase Event” (as defined herein under “Description of the Notes — Certain Covenants — Offer to Repurchase Upon a Change of Control Repurchase Event”), you have the right, at your option, to require us to repurchase your notes for cash. However, the definition of Change of Control Repurchase Event contained in the indenture is limited to certain enumerated transactions. As a result, the Change of Control Repurchase Event provision of the indenture will not afford protection to holders of notes in the event of other transactions that could materially and adversely affect the value of the notes. For example, transactions such as leveraged recapitalizations, refinancing’s, restructurings or acquisitions initiated by us may not constitute a Change of Control Repurchase Event requiring us to repurchase the notes. In the event of any such transaction, holders of the notes would not have the right to require us to repurchase their notes, even though each of these transactions could increase the amount of our indebtedness, or otherwise materially and adversely affect our capital structure or any credit ratings, thereby adversely affecting the holders of notes.
We may not be able to repurchase the notes upon a Change of Control Repurchase Event.
Upon the occurrence of a Change of Control Repurchase Event, unless we have exercised our right to redeem the notes, each holder of the notes will have the right to require us to repurchase all or any part of such holder’s notes at a price equal to 101% of their principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the date of repurchase. If we experience a Change of Control Repurchase Event, there can be no assurance that we would have sufficient financial resources available to satisfy our obligations to repurchase the notes and any other indebtedness that may be required to be repaid or repurchased as a result of such event. A failure to repurchase the notes as required under the indenture would result in a default under the indenture, which could have material adverse consequences for us and the holders of the notes. See “Description of the Notes — Certain Covenants — Offer to Repurchase upon a Change of Control Repurchase Event” herein.
There is no public market for the notes, and we cannot assure you that an active trading market will develop for the notes.
Prior to this offering, there has been no trading market for the notes. We intend to apply to list the notes on the NYSE and expect trading of the notes to commence thereon within 30 days after the original issue date. The notes are expected to trade “flat,” which means that purchasers will not pay, and sellers will not receive, any accrued and unpaid interest on the notes that is not reflected in the trading price. Although we intend to list the notes on the NYSE within 30 days of the closing of this offering, currently, there is no public market for the notes and it is not expected that a market for the notes will develop unless and until the notes are listed on the NYSE.
We have been informed by the underwriters that they intend to make a market in the notes after this offering is completed. However, the underwriters may cease their market making at any time without notice. In addition, the liquidity of the trading market in the notes, and the market prices quoted for the notes, may be materially and adversely affected by changes in the overall market for this type of security and by changes in our financial condition, liquidity, operating results and prospects or in the prospects for companies in our industry generally. Further, such market making activities will be subject to limits imposed by federal securities laws. As a result, we cannot assure you that an active trading market will develop for the notes. If any of the notes are traded after their initial issuance, they may trade at a discount from their initial offering price and you will be unable to resell your notes or may be able to sell them only at a substantial discount. Future trading prices of the notes will depend on many factors, including prevailing interest rates, the market for similar securities, general economic conditions and our financial condition, liquidity, operating results and prospects.
Certain provisions in the notes and the indenture could delay or prevent an otherwise beneficial takeover or takeover attempt of us and, therefore, the ability of holders to exercise their rights associated with a Change of Control Repurchase Event.
Certain provisions in the notes and the indenture could make it more difficult or more expensive for a third party to acquire us. For example, if an acquisition event constitutes a Change of Control Repurchase Event, holders of the notes will have the right to require us to repurchase their notes in cash. Our obligations under the notes and the indenture could increase the cost of acquiring us or otherwise discourage a third party from acquiring us or removing incumbent management.
An increase in interest rates could result in a decrease in the relative value of the notes.
In general, as market interest rates rise, notes bearing interest at a fixed rate generally decline in value. Consequently, if you purchase these notes and market interest rates increase, the market value of your notes will likely decline. We cannot predict the future level of market interest rates.
Risks Related to the Merger
Failure to consummate the Merger as currently contemplated or at all could adversely affect our future business and financial results.
The completion of the Merger is subject to the satisfaction or waiver of a number of conditions including, without limitation, the respective required approvals of our stockholders and the stockholders of Anworth, and there can be no assurance that the conditions to closing will be satisfied in a timely manner or at all. The Merger may be also be consummated on terms different than those contemplated by the Merger Agreement. If the Merger is not completed, or is completed on different terms than as contemplated by the Merger Agreement, we could be adversely affected and subject to a variety of risks associated with the failure to consummate the Merger, or to consummate the Merger as contemplated by the Merger Agreement, including the following:
•
we may be prevented from realizing the anticipated benefits of the Merger, including an increased capital base and equity capitalization and improved scale, liquidity and capital alternatives;

•
reputational harm due to the adverse perception of any failure to successfully consummate the Merger;

•
we may be required, under certain circumstances, to pay to the other party a termination fee or expense amount;

•
incurrence of substantial costs relating to the proposed Merger, such as legal, accounting, financial advisor, filing, printing and mailing fees; and

•
the attention of our management and employees may be diverted from their day-to-day business and operational matters as a result of efforts relating to attempting to consummate the Merger.

Following the Merger, we may be unable to integrate Anworth’s business with our business successfully and realize the anticipated synergies and other expected benefits of the Merger on the anticipated timeframe or at all.
We will be required to devote significant management attention and resources to the integration of Anworth’s business with our business. The potential difficulties we may encounter in the integration process include, but are not limited to, the following:
•
the inability to successfully combine our and Anworth’s businesses in a manner that permits us to achieve the cost savings anticipated to result from the Merger, which would result in the anticipated benefits of the Merger not being realized in the timeframe currently anticipated or at all;

•
the complexities of combining two companies with different histories and portfolio assets;

•
the difficulties or delays in redeploying the capital acquired in connection with the Merger into our target assets;

•
potential unknown liabilities and unforeseen increased expenses, delays or conditions associated with the Merger; and

•
performance shortfalls as a result of the diversion of management’s attention caused by completing the Merger and integrating the companies’ operations.

For all these reasons, it is possible that the integration process could result in the distraction of our management team, the disruption of our ongoing business or inconsistencies in our operations, services, standards, controls, policies and procedures, any of which could adversely affect our ability to generate attractive risk-adjusted returns, to maintain relationships with our key stakeholders and employees, to achieve the anticipated benefits of the Merger, or could otherwise materially and adversely affect our business and financial results.
Following the completion of the Merger, we will have a significant amount of indebtedness and will be exposed to risks associated with a decline in the market value of the portfolio of mortgage-backed securities and residential mortgage loans we will acquire from Anworth, which could harm our ability to execute our business strategy.
We will acquire Anworth’s leveraged portfolio of residential mortgage-backed securities and residential mortgage loans in connection with the Merger and, as a result, our leverage will increase relative to current levels. We will have substantial indebtedness following completion of the Merger. As part of our business strategy following the completion of the Merger, we currently intend to manage the liquidation and runoff of certain assets within the Anworth portfolio and repay certain indebtedness on the Anworth portfolio, and to redeploy the capital into opportunities in our core SBC strategies and other assets that we expect will generate attractive risk-adjusted returns and long-term earnings accretion. Possible market developments, including a sharp rise in interest rates, a change in prepayment rates, or increasing market concern about the value or liquidity of the portfolio of residential mortgage-backed securities and residential mortgage loans that we will own upon completion of the Merger, may reduce the market value of this portfolio. If this were to occur, we may not be able to liquidate the Anworth portfolio on our anticipated timeline, on attractive terms or at all, which may harm our ability to redeploy the capital into opportunities in our core SBC strategies and other assets that we expect will generate attractive risk-adjusted returns and long-term earnings accretion. Further, lenders may require us to pledge additional collateral to secure the borrowings on the Anworth portfolio, which could limit our ability to incur additional indebtedness and adversely impact our ability to comply with covenants under our existing and future borrowings.

USE OF PROCEEDS
The net proceeds from this offering will be approximately $      (or approximately $      if the underwriters exercise their over-allotment option to purchase additional notes in full).
We intend to contribute the net proceeds from this offering to our Operating Partnership in exchange for the issuance by the Operating Partnership of the Mirror Note with terms that are substantially equivalent to the terms of the notes offered by this prospectus supplement. Our Operating Partnership intends to use the net proceeds to redeem the outstanding aggregate principal amount of our 2021 notes.
As of September 30, 2020, $50.0 million aggregate principal amount of our 2021 notes was outstanding. Our 2021 notes bear interest rate at a rate of 6.50% per annum and mature on April 30, 2021, unless earlier redeemed or repurchased.
We may use the remainder of the net proceeds, if any, for general business purposes, which may include the possible redemption, in whole or in part, of preferred stock issuable by us to holders of Anworth preferred stock upon completion of the Merger and the repayment of borrowings outstanding under our loan repurchase agreements or credit facilities. Prior to these anticipated uses, we may invest the net proceeds of this offering in interest-bearing, short-term investments, including money market accounts, in each case that are consistent with our intention to continue to qualify as a REIT.
Borrowings under our loan repurchase agreements and credit facilities generally bear interest at rates that vary from period to period. As of September 30, 2020, the annual weighted average interest rate payable on the loan repurchase agreements and credit facilities that may be repaid with the net proceeds of this offering was approximately 3.2% and the aggregate borrowings outstanding thereunder were $1.2 billion, and the weighted average maturity of these loan repurchase agreements and credit facilities was 17 months.

CAPITALIZATION
The following table sets forth our cash and cash equivalents and our capitalization as of September 30, 2020 (1) on an actual basis and (2) on an as adjusted basis to reflect the issuance of the $      principal amount of notes in this offering, after deducting the underwriting discount and our estimated offering expenses, and the application of the net proceeds as described above under “Use of Proceeds” in this prospectus supplement, assuming the Operating Partnership uses such net proceeds to redeem the outstanding aggregate principal amount of our 2021 notes. You should read this table in conjunction with our historical and pro forma financial statements and related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference into this prospectus supplement and the accompanying prospectus.
	As of September 30, 2020
	Actual	As adjusted(1)
	(In thousands, except share and per share data)
Cash and cash equivalents	$149,847
Debt:
% senior notes due 2026 offered hereby(1)	$—	$—
Secured borrowings	1,176,621
Securitized debt obligations of consolidated variable interest entities, net	2,059,114
Convertible notes, net	111,855
Senior secured notes, net	179,572
Corporate debt, net	150,658
Guaranteed loan financing	421,183
Liabilities for loans eligible for repurchase from Ginnie Mae	237,542
Derivative instruments	7,774
Dividends payable	16,934
Accounts payable and other accrued liabilities	132,087
Total Debt	4,493,340
Stockholders’ Equity:
Common stock, par value $0.0001 per share; 500,000,000 shares authorized; 54,175,648 shares issued and outstanding	5	5
Additional paid-in capital	846,960	846,960
Retained earnings	(31,779)	(31,779)
Accumulated other comprehensive loss	(9,916)	(9,916)
Total Common Stockholders’ Equity	805,270	805,270
Non-controlling interests	18,900	18,900
Total Stockholders’ Equity	824,170	824,170
Total Capitalization	$5,317,510

(1)
Assumes no exercise of the underwriters’ over-allotment option to purchase additional notes. Does not reflect the contemplated Merger with Anworth and related transactions, including the assets and indebtedness we will acquire and the shares of common and preferred stock we will issue in connection with the Merger. As part of our business strategy following the completion of the Merger, we currently intend to manage the liquidation and runoff of certain assets within the Anworth portfolio and repay certain indebtedness on the Anworth portfolio, and to redeploy the capital into opportunities in our core SBC strategies and other assets that we expect will generate attractive risk-adjusted returns and long-term earnings accretion.

DESCRIPTION OF THE NOTES
We will issue the notes under an indenture, which we refer to as the base indenture, dated as of August 9, 2017, between us and U.S. Bank National Association, as trustee, which we refer to as the trustee, as supplemented by a supplemental indenture establishing the terms of the notes, which we refer to as the supplemental indenture. We refer to the base indenture and the supplemental indenture, collectively, as the indenture. The terms of the notes include those expressly set forth in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended, which we refer to as the Trust Indenture Act.
You may request a copy of the indenture from us as described below under “Where You Can Find More Information and Incorporation by Reference.”
The following description is a summary of the material provisions of the notes and (solely as it applies to the notes) the indenture and does not purport to be complete. This summary is subject to, and is qualified by reference to, all the provisions of the notes and the indenture, including the definitions of certain terms used in the indenture. We urge you to read these documents because they, and not this description, define your rights as a holder of the notes.
This description of the notes supplements and, to the extent it is inconsistent with, replaces the description of the general provisions of the debt securities and the base indenture in the accompanying prospectus. For purposes of this description, references to “Ready Capital Corporation,” “we,” “our” and “us” refer solely to Ready Capital Corporation and not to its subsidiaries.
General
The notes will be a single series under the indenture, initially in the aggregate principal amount of $      million ($      million if the underwriters’ over-allotment option to purchase additional notes is exercised in full). The notes will be issued only in fully registered form without coupons, in minimum denominations of $25 and integral multiples of $25 in excess thereof. The notes will be evidenced by one or more global notes in book-entry only form, except under the limited circumstances described under “— Certificated Notes.” Currently there is no public market for the notes.
The notes will not be convertible into, or exchangeable for, shares of our common stock or any other securities.
Ranking
The notes:
•
will be senior unsecured obligations of Ready Capital Corporation;

•
will not be guaranteed by any of our subsidiaries, except to the extent described herein under “— Limitation on Unsecured Borrowings or Guarantees of Unsecured Borrowings by Subsidiaries”;

•
will rank equal in right of payment with all of our other existing and future unsecured and unsubordinated indebtedness;

•
will be effectively subordinated to any of our existing and future secured indebtedness to the extent of the value of our assets securing such indebtedness; and

•
will be structurally subordinated to all existing and future indebtedness and other liabilities (including trade payables) and preferred stock of our subsidiaries.

As of September 30, 2020, we had total consolidated indebtedness to third parties (excluding trade payables and other liabilities) of $3.7 billion, all of which consisted of secured indebtedness of our subsidiaries, other than $115.0 million aggregate principal amount of our convertible notes, which are unsecured, $50.0 million aggregate principal amount of our 2021 notes and $104.25 million of our 2026 notes, which are also unsecured.
Unless our subsidiaries are required to guarantee the notes as described herein under “Description of Notes — Limitation on Unsecured Borrowings or Guarantees of Unsecured Borrowings by Subsidiaries,”

our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due on the notes or to make any funds available to us for payment on the notes, whether by dividends, loans or other payments, except that we intend to contribute the net proceeds from this offering to our Operating Partnership in exchange for the issuance by the Operating Partnership of a senior unsecured note (or the Mirror Note) with terms that are substantially equivalent to the terms of the notes offered by this prospectus supplement. As a result, the Operating Partnership will be obligated to pay us amounts due and payable under the Mirror Note, which will rank equal in right of payment with all of the future unsecured and unsubordinated indebtedness of the Operating Partnership. In addition, the payment of dividends and the making of loans and advances to us by our subsidiaries may be subject to statutory, contractual or other restrictions, may depend on their earnings, cash flows and financial condition and are subject to various business considerations. As a result, we may be unable to gain access to the cash flow or assets of our subsidiaries.
Additional Notes
The series of debt securities of which the notes are a part may be reopened and we may, from time to time, issue additional debt securities of the same series ranking equally and ratably with the notes and with terms identical to the notes except with respect to issue date, issue price and, if applicable, the date from which interest will accrue, without notice to, or the consent of, any of the holders of the notes, provided that if any such additional debt securities are not fungible with the notes for U.S. federal income tax purposes, such additional debt securities will have separate CUSIP and ISIN numbers from the notes. The additional debt securities will carry the same right to receive accrued and unpaid interest on the notes, and such additional debt securities will form a single series of debt securities with the notes.
Interest
The notes will bear interest at the rate per annum set forth on the cover page of this prospectus supplement from, and including,           , 2021, and the subsequent interest periods will be the periods from, and including, an interest payment date to, but excluding, the next interest payment date or the stated maturity date or earlier redemption or repurchase date, as the case may be. Interest is payable quarterly in arrears on           ,           ,           and           of each year, commencing           , 2021, to the persons in whose names the notes are registered at the close of business on           ,           ,           ,      or           ,           ,           ,      as the case may be, immediately before the relevant interest payment date. All payments will be made in U.S. dollars.
Interest payments will be made only on a Business Day (as defined below). If any interest payment is due on a non-Business Day, we will make the payment on the next day that is a Business Day. Payments made on the next Business Day in this situation will be treated under the indenture as if they were made on the original due date. Such payment will not result in a Default (as defined below) under the notes or the indenture, and no interest will accrue on the payment amount from the original due date to the next day that is a Business Day.
Interest on the notes will be computed on the basis of a 360-day year consisting of twelve 30 day months.
“Business Day” means a day other than a Saturday, Sunday or any other day on which banking institutions in New York City or the location of the corporate trust office of the trustee are authorized or required by law, regulation or executive order to close.
“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default (as defined below).
Maturity
The notes will mature on                 , 2026 and will be paid against presentation and surrender thereof at the corporate trust office of the trustee, unless earlier redeemed by us at our option as described herein under “— Optional Redemption of the Notes” or repurchased by us as described herein under “— Certain Covenants — Offer to Repurchase Upon a Change of Control Repurchase Event.” The notes will not be entitled to the benefits of, or be subject to, any sinking fund.

Optional Redemption of the Notes
We may not redeem the notes prior to                 , 2023. On or after,                 , 2023, we may redeem for cash all or any portion of the notes, at our option, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.
Notwithstanding the foregoing, interest due on an interest payment date falling on or prior to a redemption date will be payable to holders at the close of business on the record date for such interest payment date.
We are required to give notice of such redemption not less than 30 days nor more than 60 days prior to the redemption date to each holder at its address appearing in the securities register maintained by the trustee. In the event we elect to redeem less than all of the notes, the particular notes to be redeemed will be selected by the trustee by such method as the trustee shall deem fair and appropriate.
Certain Covenants
In addition to certain covenants contained in the indenture, including, among others, the covenants described under “— Reports” and “— Consolidation, Merger and Sale of Assets” below, the indenture will contain the following covenants.
Limitation on Liens to Secure Payment of Ready Capital Corporation Borrowings
We will not, and will not permit any of our subsidiaries to, directly or indirectly, create, incur or suffer to exist any lien that secures obligations under any indebtedness of Ready Capital Corporation (other than guarantees of indebtedness of its subsidiaries) on any of our or our subsidiaries’ assets or property, unless the notes are equally and ratably secured with the obligations secured by such other lien.
Any lien created for the benefit of the holders pursuant to the preceding paragraph may provide by its terms that such lien shall be automatically and unconditionally released and discharged upon the release and discharge of the lien that gave rise to the obligation to so secure the notes.
Limitation on Unsecured Borrowings or Guarantees of Unsecured Borrowings by Subsidiaries
We will not permit any of our subsidiaries to incur any unsecured indebtedness or guarantee the payment of, assume or in any other manner become liable with respect to any unsecured indebtedness of Ready Capital Corporation or of any of our subsidiaries (other than (1) a mirror note issued by our Operating Partnership to Ready Capital Corporation in connection with the incurrence by Ready Capital Corporation of an unsecured borrowing, (2) other debt issued by our Operating Partnership that ranks equal in right of payment with the mirror note that will be issued to Ready Capital Corporation in connection with this offering, (3) other indebtedness in an aggregate outstanding principal amount which when taken together with the principal amount of all other indebtedness incurred, guaranteed, assumed or for which a subsidiary has become liable for pursuant to this clause (3) and then outstanding will not exceed the greater of (a) $25 million and (b) 5% of our total stockholders’ equity or (4) intercompany loans or other indebtedness where the borrower and lender are both our subsidiaries, provided that if a future subsidiary guarantor of the notes is the obligor on any such intercompany indebtedness which is owed to a subsidiary which is not a guarantor of the notes, the intercompany indebtedness will be expressly subordinated in right of payment to the note guarantee, unless prior to incurring, guaranteeing, assuming or becoming liable with respect to such indebtedness), such subsidiary executes and delivers a supplemental indenture providing for a guarantee of the obligations under notes and the indenture in the same or higher ranking as, and otherwise be on terms comparable or better than, such unsecured indebtedness or guarantee provided by such subsidiary of such other unsecured indebtedness.
We may elect, in our sole discretion, to cause any subsidiary that is not otherwise required to be a guarantor to become a guarantor. The guarantee will be limited as necessary to prevent such guarantee from constituting a fraudulent conveyance under applicable law.

A guarantor will be released from its obligations under its guarantee of the notes upon the release or discharge of any other indebtedness or guarantee in respect of other indebtedness that resulted in the issuance of the guarantee of the notes.
Offer to Repurchase Upon a Change of Control Repurchase Event
If a Change of Control Repurchase Event (as defined below) occurs, unless we have exercised our option to redeem the notes as described under “— Optional Redemption of the Notes,” each holder of notes will have the right to require that we repurchase all or any part (in a minimum principal amount of $25 and integral multiples of $25 in excess thereof) of that holder’s notes at a repurchase price in cash equal to 101% of the aggregate principal amount of notes to be repurchased, plus accrued and unpaid interest to, but excluding, the date of repurchase, pursuant to the offer described below. Within 30 days following any Change of Control Repurchase Event or, at our option, prior to any Change of Control Repurchase Event, but after the public announcement of the Change of Control Repurchase Event, we will give notice to each holder with copies to the trustee and the paying agent (if other than the trustee) describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase notes on the payment date specified in the notice, which will be no earlier than 30 days and no later than 60 days from the date such notice is given. The notice shall, if given prior to the date of consummation of the Change of Control Repurchase Event, state that the offer to purchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice.
Notwithstanding the foregoing, interest due on an interest payment date falling on or prior to a repurchase date will be payable to holders at the close of business on the record date for such interest payment date.
We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the notes, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Repurchase Event provisions of the indenture by virtue of such conflict.
On the Change of Control Repurchase Event payment date, we will, to the extent lawful:
•
Accept for payment all notes or portions of notes properly tendered pursuant to our offer;

•
Deposit with the paying agent an amount equal to the aggregate repurchase price in respect of all notes or portions of notes properly tendered; and

•
Deliver or cause to be delivered to the trustee the notes properly accepted, together with an officers’ certificate stating the aggregate principal amount of notes being repurchased by us and requesting that such notes be cancelled.

The paying agent will promptly send to each holder of notes properly tendered the purchase price for the notes, and the trustee will promptly authenticate and send (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unrepurchased portion of any notes surrendered; provided that each new note will be in a minimum principal amount of $25 and integral multiples of $25 in excess thereof.
We will not be required to make an offer to repurchase the notes upon a Change of Control Repurchase Event if: (1) we or our successor delivered a notice to redeem the notes in the manner, at the times and otherwise in compliance with the optional redemption provision described above prior to the occurrence of the Change of Control Repurchase Event; or (2) a third party makes an offer in respect of the notes in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third-party purchases all notes properly tendered and not withdrawn under its offer.
There can be no assurance that sufficient funds will be available at the time of any Change of Control Repurchase Event to make required repurchases of notes tendered. Our failure to repurchase the notes upon a Change of Control Repurchase Event would result in an Event of Default under the indenture.

“Capital Stock” means, with respect to any entity, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting), including partnership or limited liability company interests, whether general or limited, in the equity of such entity (including without limitation all warrants, options, derivative instruments, or rights of subscription or conversion relating to or affecting Capital Stock), whether outstanding on the issue date of the notes or issued thereafter.
“Change of Control Repurchase Event” means: (1) the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions, of the Capital Stock entitling that person to exercise more than 50% of the total voting power of all the Capital Stock entitled to vote generally in the election of the Company’s directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and (2) following the closing of any transaction referred to in subsection (1), neither the Company nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the NYSE, the NYSE Amex Equities, or the NYSE Amex, or the Nasdaq Stock Market, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE Amex or the Nasdaq Stock Market.
Consolidation, Merger and Sale of Assets
The following description replaces the description set forth under “Description of Debt Securities — Mergers and Other Transactions” in the accompanying prospectus in its entirety.
The indenture provides that we shall not amalgamate or consolidate with, merge with or into, or convey, transfer or lease our properties and assets substantially as an entirety to another person, unless: (i) we are the surviving person or the resulting, surviving or transferee person (if not us) is a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such person (if not us) shall expressly assume, by supplemental indenture, executed and delivered to the trustee, in form satisfactory to the trustee, all of our obligations under the notes and the indenture; and (ii) immediately after giving effect to such transaction, no Default or Event of Default has occurred and is continuing under the indenture with respect to the notes. Upon any such amalgamation, consolidation, merger, conveyance, transfer or lease, the resulting, surviving or transferee person (if not us) shall succeed to, and may exercise every right and power of ours under the indenture, and we shall be released and discharged from our obligations under the notes and the indenture except in the case of any such lease.
Reports
The indenture requires us to file with the trustee, within 15 days after we file the same with the SEC, copies of the quarterly and annual reports and of the information, documents and other reports, if any, that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, and to otherwise comply with Section 314(a) of the Trust Indenture Act. Any such report, information or document that we file with the SEC through the EDGAR system (or any successor thereto) will be deemed to be delivered to the trustee for the purposes of this covenant at the time of such filing through the EDGAR system (or such successor thereto), provided, however, that the trustee shall have no obligation whatsoever to determine whether or not such filing has occurred.
Delivery of any such reports, information and documents to the trustee shall be for informational purposes only, and the trustee’s receipt of such reports, information and documents shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including our compliance with any of our covenants hereunder.

Events of Default
The following description replaces the description set forth under “Description of Debt Securities — Events of Default and Remedies” in the accompanying prospectus in its entirety.
The following will be “Events of Default” under the indenture with respect to the notes:
•
default in the payment of any principal of or premium, if any, on or redemption price with respect to the notes when due;

•
default in the payment of any interest on the notes when due and payable, which continues for 30 days;

•
our failure to comply with our obligations under the covenant described above under “— Consolidation, Merger and Sale of Assets”;

•
default in tendering payment for the notes upon a Change of Control Repurchase Event, when such payment remains unpaid 60 days after issuance of the requisite notice;

•
default in the performance of any other obligation of the Company contained in the indenture or the notes (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this section specifically provided for), which continues for 90 days after written notice from the trustee or the holders of more than 25% of the aggregate outstanding principal amount of the notes;

•
an event of default, as defined in any bond, note, debenture or other evidence of debt of us or any Significant Subsidiary in excess of $35,000,000 singly or in aggregate principal amount of such issues of such persons, whether such debt exists now or is subsequently created, which becomes accelerated so as to be due and payable prior to the date on which the same would otherwise become due and payable and such acceleration(s) shall not have been annulled or rescinded within 30 days of such acceleration or the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default; provided, however, that if such event of default, acceleration(s) or payment default(s) are contested by us, a final and non-appealable judgment or order confirming the existence of the default(s) and/or the lawfulness of the acceleration(s), as the case may be, shall have been entered;

•
any final and non-appealable judgment or order for the payment of money in excess of $35,000,000 (excluding any amounts covered by insurance) singly or in the aggregate for all such final judgments or orders against all such persons (1) shall be rendered against us or any Significant Subsidiary and shall not be paid or discharged and (2) there shall be any period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such persons to exceed $35,000,000 during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; and

•
specified events in bankruptcy, insolvency or reorganization of us or any Significant Subsidiary (as defined below), or, each, a Bankruptcy Event.

“Significant Subsidiary” means each of our significant subsidiaries, if any, as defined in Rule 1-02(w) of Regulation S-X under the Securities Act.
Remedies if an Event of Default Occurs
If an Event of Default with respect to the outstanding notes occurs and is continuing (other than an Event of Default involving a Bankruptcy Event), the trustee or the holders of not less than 25% in aggregate principal amount of the notes may declare the principal thereof, premium, if any, and accrued and unpaid interest, if any, thereon to be due and payable immediately. If an Event of Default involving a Bankruptcy Event shall occur, the principal of, and accrued and unpaid interest, if any, on, all outstanding notes will automatically become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding notes.

At any time after the trustee or the holders of the notes have accelerated the repayment of the principal, premium, if any, and accrued and unpaid interest, if any, on the outstanding notes, but before the trustee has obtained a judgment or decree for payment of money due, the holders of a majority in aggregate principal amount of outstanding notes may rescind and annul that acceleration and its consequences, provided that all payments and/or deliveries due, other than those due as a result of acceleration, have been made and all Events of Default have been remedied or waived.
The holders of a majority in principal amount of the outstanding notes may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes, provided that (1) such direction is not in conflict with any rule of law or the indenture, (2) the trustee may take any other action deemed proper by the trustee that is not inconsistent with such direction and (3) the trustee need not take any action that might involve it in personal liability or be unduly prejudicial to the holders not joining therein. Before proceeding to exercise any right or power under the indenture at the direction of the holders, the trustee is entitled to receive from those holders security or indemnity satisfactory to the trustee against the costs, expenses and liabilities which it might incur in complying with any direction.
A holder of the notes will have the right to institute a proceeding with respect to the indenture or for any remedy under the indenture, if:
•
that holder or holders of not less than 25% in aggregate principal amount of the outstanding notes have given to the trustee written notice of a continuing Event of Default with respect to the notes;

•
such holder or holders have offered the trustee indemnification or security reasonably satisfactory to the trustee against the costs, expenses and liabilities incurred in connection with such request;

•
the trustee has not received from the holders of a majority in principal amount of the outstanding notes a written direction inconsistent with the request within 60 days; and

•
the trustee fails to institute the proceeding within 60 days.

However, the holder of a note has the right, which is absolute and unconditional, to receive payment of the principal of and interest on such note on the respective due dates (or, in the case of redemption or repurchase, on the redemption or repurchase date) and to institute suit for the enforcement of any such payment and such rights shall not be impaired without the consent of such holder.
Modification and Amendment
The following description replaces the description set forth under “Description of Debt Securities — Modification of the Indenture” in the accompanying prospectus in its entirety.
Subject to certain exceptions, we and the trustee may amend the indenture or the notes, and compliance with any provisions of the indenture may be waived, with the consent of the holders of a majority in aggregate principal amount of the notes then outstanding (including, in each case, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, notes). However, without the consent of each holder of a then outstanding note, no amendment may, among other things:
•
reduce the percentage in aggregate principal amount of notes outstanding necessary to waive any past Default or Event of Default;

•
reduce the rate of interest on any note or change the time for payment of interest on any note;

•
reduce the principal of any note or the amount payable upon redemption of any note or change the maturity date of any note;

•
change the place or currency of payment on any note;

•
reduce the Change of Control Repurchase Event repurchase price of any note or amend or modify in any manner adverse to the rights of the holders of the notes our obligation to pay the Change of Control Repurchase Event repurchase price, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

•
impair the right of any holder to receive payment of principal of and interest, if any, on, its notes, or to institute suit for the enforcement of any such payment or delivery, as the case may be, with respect to such holder’s notes;

•
modify the ranking of the notes in a manner that is adverse to the rights of the holders of the notes; or

•
make any change in the provisions described in this “Modification and Amendment” section that requires each holder’s consent or in the waiver provisions of the indenture if such change is adverse to the rights of the holders of the notes.

Without the consent of any holder of the notes, we and the trustee may amend the indenture or the notes:
•
to conform the terms of the indenture or the notes to the description thereof in this prospectus supplement, the accompanying prospectus or any terms sheet relating to the notes;

•
to evidence the succession by a successor corporation and to provide for the assumption by a successor corporation of our obligations under the indenture;

•
to add guarantees with respect to the notes and to remove guarantees in accordance with the terms of the indenture and the notes;

•
to secure the notes;

•
to add to our covenants such further covenants, restrictions or conditions for the benefit of the holders or to surrender any right or power conferred upon us under the indenture or the notes;

•
to cure any ambiguity, omission, defect or inconsistency in the indenture or the notes, including to eliminate any conflict with the provisions of the Trust Indenture Act, so long as such action will not materially adversely affect the interests of holders of the notes;

•
to make any change that does not adversely affect the rights of any holder of the notes;

•
to provide for a successor trustee;

•
to comply with the applicable procedures of the depositary; or

•
to comply with any requirements of the SEC in connection with the qualification of the indenture under the Trust Indenture Act.

Holders do not need to approve the particular form of any proposed amendment. It will be sufficient if such holders approve the substance of the proposed amendment. After an amendment under the indenture becomes effective, we are required to mail to the holders a notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the amendment.
Satisfaction and Discharge
We may satisfy and discharge our obligations under the indenture (i) by delivering to the trustee for cancellation all outstanding notes or (ii) by irrevocably depositing with the trustee, after the notes have become due and payable by giving of a notice of redemption, upon stated maturity or otherwise, or if the notes are due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee for giving the notice of redemption, cash in U.S. dollars in such amount as will be sufficient, Government Obligations (as defined below under “— Defeasance and Covenant Defeasance”) the scheduled payments of principal of and interest on which will be sufficient (without any reinvestment of such interest), or a combination thereof in such amounts as will be sufficient, to pay principal of, premium, if any, and interest on the notes to their stated maturity date or any earlier redemption or maturity date and, in either case, paying all other sums payable under the indenture by us. Such satisfaction and discharge is subject to terms contained in the indenture and certain provisions of the indenture will survive such satisfaction and discharge.

Defeasance and Covenant Defeasance
The indenture also provides that we may elect either:
•
to defease and be discharged from any and all obligations with respect to the notes other than the obligations to register the transfer or exchange of the notes, to replace temporary or mutilated, destroyed, lost or stolen notes, to maintain an office or agency in respect of the notes and to hold moneys for payment in trust (“defeasance”); or

•
to be released from our obligations under the covenants described above under “— Certain Covenants,” “— Reports” and “— Consolidation, Merger and Sale of Assets” and certain other covenants in the indenture, and any omission to comply with these obligations shall not constitute an Event of Default with respect to such notes (“covenant defeasance”);

in either case upon the irrevocable deposit by us with the trustee, cash in U.S. dollars in such amount as will be sufficient, Government Obligations the scheduled payments of principal of and interest on which will be sufficient (without any reinvestment of such interest), or a combination thereof in such amounts as will be sufficient, as confirmed, certified or attested by an Independent Financial Advisor in writing to the trustee, to pay the principal of, premium, if any, and interest on the notes to their stated maturity date or any earlier redemption date.
In connection with any defeasance or covenant defeasance, we will be required to deliver to the trustee an opinion of counsel, as specified in the indenture, to the effect that the holders of the notes will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred, and the opinion of counsel, in the case of defeasance, will be required to refer to and be based upon a ruling of the Internal Revenue Service (“IRS”) or a change in applicable United States federal income tax law occurring after the date of the indenture.
“Government Obligations” means securities that are:
(1)
direct obligations of the United States of America for the payment of which its full faith and credit is pledged; or

(2)
obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America;

which, in either case, are not callable or redeemable at the option of the issuer thereof, and will also include a depositary receipt issued by a bank or trust company as custodian with respect to any Government Obligation or a specific payment of interest on or principal of any Government Obligation held by the custodian for the account of the holder of a depositary receipt; provided that, except as required by law, the custodian is not authorized to make any deduction from the amount payable to the holder of the depositary receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by the depositary receipt.
“Independent Financial Advisor” means any accounting firm, investment advisory firm, valuation firm, consulting firm, appraisal firm, investment bank, bank, trust company or similar entity of recognized standing selected by us from time to time.
The Registrar and Paying Agent
We will initially designate the trustee as the registrar and paying agent for the notes. Payments of interest and principal will be made, and the notes will be transferable, at the office of the paying agent, or at such other place or places as may be designated pursuant to the indenture. For notes which we issue in book-entry only form evidenced by a global note, payments will be made to a nominee of the depository.
No Personal Liability
The indenture will provide that no recourse for the payment of the principal of, premium, if any, or interest on any of the notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of ours in the indenture, or in any of the notes or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, director, employee or controlling person of the Company or the Manager or of any successor person thereto. Each holder, by accepting the notes, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes.
Governing Law
The indenture and the notes will be governed by the laws of the State of New York.
Listing
We intend to apply to list the notes on the NYSE under the symbol “RCC.” If approved, we expect trading in the notes to begin within 30 days after the original issue date of the notes.
Book Entry, Delivery and Form
We have obtained the information in this section concerning The Depository Trust Company, or DTC, and its book-entry system and procedures from sources that we believe to be reliable. We take no responsibility for the accuracy or completeness of this information. In addition, the description of the clearing system in this section reflects our understanding of the rules and procedures of DTC as they are currently in effect. DTC could change its rules and procedures at any time.
The notes will initially be represented by one or more fully registered global notes. Each such global note will be deposited with, or on behalf of, DTC or any successor thereto and registered in the name of Cede & Co. (DTC’s nominee).
So long as DTC or its nominee is the registered owner of the global notes representing the notes, DTC or such nominee will be considered the sole owner and holder of the notes for all purposes of the notes and the indenture. Except as provided below, owners of beneficial interests in the notes will not be entitled to have the notes registered in their names, will not receive or be entitled to receive physical delivery of the notes in certificated form and will not be considered the owners or holders under the indenture, including for purposes of receiving any reports delivered by us or the trustee pursuant to the indenture. Accordingly, each person owning a beneficial interest in a note must rely on the procedures of DTC or its nominee and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, in order to exercise any rights of a holder.
Unless and until we issue the notes in fully certificated, registered form under the limited circumstances described under the heading “Certificated Notes”:
•
you will not be entitled to receive a certificate representing your interest in the notes;

•
all references in this prospectus supplement or accompanying prospectus to actions by holders will refer to actions taken by DTC upon instructions from its direct participants; and

•
all references in this prospectus supplement or accompanying prospectus to payments and notices to holders will refer to payments and notices to DTC or Cede & Co., as the holder of the notes, for distribution to you in accordance with DTC procedures.

The Depository Trust Company
DTC will act as securities depositary for the notes. The notes will be issued as fully registered notes registered in the name of Cede & Co. DTC is:
•
a limited purpose trust company organized under the New York Banking Law;

•
a “banking organization” under the New York Banking Law;

•
a member of the Federal Reserve System;

•
a “clearing corporation” under the New York Uniform Commercial Code; and

•
a “clearing agency” registered under the provisions of Section 17A of the Exchange Act.

DTC holds securities that its direct participants deposit with DTC. DTC facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in direct participants’ accounts, thereby eliminating the need for physical movement of securities certificates.
Direct participants of DTC include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants. Indirect participants of DTC, such as securities brokers and dealers, banks and trust companies, can also access the DTC system if they maintain a custodial relationship with a direct participant.
Purchases of notes under DTC’s system must be made by or through direct participants, which will receive a credit for the notes on DTC’s records. The ownership interest of each beneficial owner is in turn to be recorded on the records of direct participants and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participants or indirect participants through which such beneficial owners entered into the transaction. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the notes, except as provided under “— Certificated Notes.”
To facilitate subsequent transfers, all notes deposited with DTC are registered in the name of DTC’s nominee, Cede & Co. The deposit of notes with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the notes. DTC’s records reflect only the identity of the direct participants to whose accounts such notes are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
Book-Entry Only Form
Under the book-entry only form, the paying agent will make all required payments to Cede & Co., as nominee of DTC. DTC will forward the payment to the direct participants, who will then forward the payment to the indirect participants or to you as the beneficial owner. You may experience some delay in receiving your payments under this system. Neither we, the trustee, nor any paying agent has any direct responsibility or liability for making any payment to owners of beneficial interests in the notes.
DTC is required to make book-entry transfers on behalf of its direct participants and is required to receive and transmit payments of principal, premium, if any, and interest on the notes. Any direct participant or indirect participant with which you have an account is similarly required to make book-entry transfers and to receive and transmit payments with respect to the notes on your behalf. We and the trustee under the indenture have no responsibility for any aspect of the actions of DTC or any of its direct or indirect participants. In addition, we and the trustee under the indenture have no responsibility or liability for any aspect of the records kept by DTC or any of its direct or indirect participants relating to or payments made on account of beneficial ownership interests in the notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. We also do not supervise these systems in any way.
The trustee will not recognize you as a holder under the indenture, and you can only exercise the rights of a holder indirectly through DTC and its direct participants. DTC has advised us that it will only take action regarding a note if one or more of the direct participants to whom the note is credited directs DTC to take such action and only in respect of the portion of the aggregate principal amount of the notes as to which that participant or participants has or have given that direction. DTC can only act on behalf of its direct participants. Your ability to pledge notes to non-direct participants, and to take other actions, may be limited because you will not possess a physical certificate that represents your notes.

Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the notes unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the notes are credited on the record date (identified in a listing attached to the omnibus proxy).
If less than all of the notes are being redeemed, DTC’s current practice is to determine by lot the amount of the interest of each participant in such notes to be redeemed.
A beneficial owner of notes shall give notice to elect to have its notes repurchased or tendered, through its participant, to the trustee and shall effect delivery of such notes by causing the direct participant to transfer the participant’s interest in such notes, on DTC’s records, to the trustee. The requirement for physical delivery of notes in connection with a repurchase or tender will be deemed satisfied when the ownership rights in such notes are transferred by direct participants on DTC’s records and followed by a book-entry credit of such notes to the trustee’s DTC account.
Certificated Notes
Unless and until they are exchanged, in whole or in part, for notes in certificated registered form (“certificated notes”) in accordance with the terms of the notes, global notes representing the notes may not be transferred except (1) as a whole by DTC to a nominee of DTC or (2) by a nominee of DTC to DTC or another nominee of DTC or (3) by DTC or any such nominee to a successor of DTC or a nominee of such successor.
We will issue certificated notes in exchange for global notes representing the notes, only if:
•
DTC notifies us in writing that it is unwilling or unable to continue as depositary for the global notes or ceases to be a clearing agency registered under the under the Exchange Act, and we are unable to locate a qualified successor within 90 days of receiving such notice or becoming aware that DTC has ceased to be so registered, as the case may be;

•
an Event of Default has occurred and is continuing under the indenture and a request for such exchange has been made; or

•
we, at our option, elect to exchange all or part of a global note for certificated notes.

If any of the three above events occurs, DTC is required to notify all direct participants that certificated notes are available through DTC. DTC will then surrender the global notes representing the notes along with instructions for re-registration. The trustee will re-issue the notes in fully certificated registered form and will recognize the holders of the certificated notes as holders under the indenture.
Unless and until we issue certificated notes, (1) you will not be entitled to receive a certificate representing your interest in the notes, (2) all references in this prospectus supplement and accompanying prospectus to actions by holders will refer to actions taken by the depositary upon instructions from their direct participants, and (3) all references in this prospectus supplement and accompanying prospectus to payments and notices to holders will refer to payments and notices to the depositary, as the holder of the notes, for distribution to you in accordance with its policies and procedures.

UNDERWRITING
Keefe, Bruyette & Woods, Inc., Morgan Stanley & Co. LLC and Piper Sandler & Co. are acting as representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement, each underwriter named below has severally agreed to purchase from us, and we have agreed to sell to that underwriter, the principal amount of notes set forth opposite that underwriter’s name at the public offering price less the underwriting discounts set forth on the cover page of this prospectus supplement:
Underwriters	Principal Amount of Notes
Keefe, Bruyette & Woods, Inc.	$
Morgan Stanley & Co. LLC	$
Piper Sandler & Co.	$
Total	$
The underwriting agreement provides that the obligations of the underwriters to purchase the notes included in this offering are subject to approval of certain legal matters by counsel and to certain other conditions. The underwriters are obligated to purchase all of the notes if they purchase any of the notes. The underwriters’ obligations to purchase the notes from us are several and not joint.
The underwriters propose to offer the notes directly to the public initially at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at the public offering price minus a concession not to exceed    % of the principal amount of the notes. The underwriters may allow, and dealers may reallow, a concession not to exceed    % of the principal amount of the notes on sales to other dealers. After the initial offering of the notes to the public, the public offering price and other selling terms may be changed by the underwriters.
The notes consist of a new issue of securities with no established trading market. We intend to apply to list the notes on the NYSE under the symbol “RCC.” If the listing is approved, we expect trading of the notes to begin within the 30-day period after the initial delivery of the notes. Even if the notes are listed, there may be little or no secondary market for the notes. The representatives of the underwriters have advised us that, following completion of this offering, one or more underwriters intend to make a market in the notes after the initial offering, although they are under no obligation to do so. The underwriters may discontinue any market making activities at any time without notice. We can give no assurance as to development, maintenance or liquidity of any trading market for the notes.
The underwriters hold an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to an additional $      aggregate principal amount of the notes at the public offering price less the underwriting discount. The underwriters may exercise the option solely for the purpose of covering over-allotments, if any, in connection with this offering. To the extent such option is exercised, each underwriter must purchase a number of additional notes approximately proportionate to that underwriter’s initial purchase commitment.
The following table shows the total underwriting discounts that we will pay to the underwriters in connection with this offering. The information assumes either no exercise or full exercise by the underwriters of their over-allotment option to purchase additional notes.
Underwriters	Per Note	Without Option	With Option
Public Offering Price	$	$	$
Underwriting Discount	$	$	$
Proceeds to Us, Before Expenses	$	$	$
Certain expenses associated with the offer and the sale of the notes, exclusive of the underwriting discount, are estimated to be approximately $      and will be paid by us. We will pay all of our expenses and costs in connection with this offering, including the underwriting discounts payable to the underwriters.

In connection with this offering, the representatives of the underwriters may purchase and sell notes in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves sales of notes in excess of the principal amount of notes to be purchased by the underwriters in the offering, which creates a short position. Covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions consist of certain bids or purchases of notes made for the purpose of preventing or retarding a decline in the market price of the notes while this offering is in progress.
The underwriters may also impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the underwriters, in covering short positions or making stabilizing purchases, repurchase notes originally sold by the syndicate member.
Any of these activities may cause the price of the notes to be higher than the price that otherwise would exist in the absence of such activities. These activities, if commenced, may be discontinued at any time.
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of any of those liabilities.
We have agreed that, for a period beginning on the date of the underwriting agreement and until the day that is 30 days thereafter, we will not, directly or indirectly, offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise), including the filing (or participation in the filing) of a registration statement with the SEC in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act) any senior unsecured notes of our company (other than the notes sold pursuant to this prospectus supplement) or publicly announce an intention to effect any such transaction. The representatives of the underwriters, in their sole discretion, may release us from this restriction at any time without notice.
Conflicts of Interest
Certain of the underwriters have performed and may continue to perform investment banking, commercial banking and advisory services for us from time to time for which they receive customary fees. The underwriters may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they will receive customary fees.

ADDITIONAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following section is a summary of certain material U.S. federal income tax considerations relating to the ownership and disposition of the notes and the U.S. federal income taxation of the company. This section supplements and, where applicable, supersedes the discussion under “U.S. Federal Income Tax Considerations” in the accompanying prospectus, and should be read together with such discussion. This summary does not provide a complete analysis of all potential tax considerations. This section is based upon the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, the regulations promulgated by the U.S. Treasury Department under the Internal Revenue Code, or the Treasury Regulations, current administrative interpretations and practices of the Internal Revenue Service, or the IRS (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings) and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. No advance ruling has been or is expected to be sought from the IRS regarding any matter discussed in this summary. The summary generally applies only to beneficial owners of the notes that purchase their notes in this offering for an amount equal to the issue price of the notes, which is the first price at which a substantial amount of the notes is sold for money to the public (not including sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, initial purchasers, placement agents or wholesalers), and that hold the notes as “capital assets” (generally, for investment). This discussion does not purport to deal with all aspects of U.S. federal income taxation that may be relevant to a particular beneficial owner in light of the beneficial owner’s circumstances or to a beneficial owner subject to special tax rules, such as:
•
U.S. expatriates;

•
dealers in securities or traders in securities who elect to use a mark to market method of accounting;

•
subchapter S corporations;

•
U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•
financial institutions;

•
insurance companies;

•
broker dealers;

•
REITs;

•
regulated investment companies;

•
trusts and estates;

•
persons who hold the notes on behalf of another person as nominees;

•
persons holding the notes as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•
persons required for U.S. federal income tax purposes to accelerate the recognition of any item of gross income with respect to the notes as a result of such income being recognized on an applicable financial statement;

•
persons subject to the alternative minimum tax provisions of the Internal Revenue Code;

•
persons holding the notes through a partnership or similar pass through entity;

•
persons holding a 10% or more (by vote or value) beneficial interest in our company;

•
tax exempt organizations;

•
persons subject to the base erosion and anti-abuse tax;

•
non-U.S. holders (as defined below), except to the extent discussed below under “— Non-U.S. Holders”; and

•
persons deemed to sell notes under the constructive sale provisions of the Internal Revenue Code.

Finally, the summary does not address the potential application of the Medicare contribution tax, the effects of the U.S. federal estate and gift tax laws or the effects of any applicable foreign, state or local laws.
As used herein, the term “U.S. holder” means a beneficial owner of the notes that, for U.S. federal income tax purposes, is:
•
a citizen or resident of the United States;

•
a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state of the United States (including the District of Columbia);

•
an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•
any trust if (1) a U.S. court can exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) it has a valid election to be treated as a U.S. person.

If a partnership (including an entity or arrangement, domestic or foreign, treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of a note, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partner and the partnership. A beneficial owner of a note that is a partnership, and partners in such a partnership, should consult their own tax advisors about the U.S. federal income tax consequences of owning and disposing of the notes.
THE U.S. FEDERAL INCOME TAX TREATMENT OF HOLDERS OF THE NOTES DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE TAX CONSEQUENCES OF HOLDING THE NOTES TO ANY PARTICULAR HOLDER WILL DEPEND ON THE HOLDER’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF THE NOTES.
U.S. Holders
The following discussion is limited to the U.S. federal income tax consequences relevant to a U.S. holder (as defined above).
Taxation of Interest
U.S. holders will be required to recognize as ordinary income the stated interest paid or accrued on the notes, in accordance with their regular method of tax accounting. In general, if the stated principal amount of a debt instrument exceeds its issue price by at least a statutorily defined de minimis amount (generally 0.25% of the stated redemption price at maturity multiplied by the number of complete years from the issue date to maturity), the U.S. holder will be required to include such excess in income as original issue discount, or OID, over the term of the instrument on a constant yield basis, irrespective of its regular method of tax accounting. We anticipate that the notes will not be issued with original issue discount for U.S. federal income tax purposes.
In general, a payment of stated interest on a note will be taxable to a U.S. holder as ordinary interest income at the time it is accrued or is paid in accordance with the U.S. holder’s method of accounting for U.S. federal income tax purposes. In addition, interest on the notes generally will constitute “passive category” income for most U.S. holders.
As described under the heading “Description of the Notes — Offer to Repurchase Upon a Change of Control Repurchase Event,” in the event of certain change of control events, we may be required to repurchase the notes at a repurchase price equal to 101% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. According to the applicable Treasury regulations, the possibility of a premium on the notes will not affect the amount or timing of interest income recognized by a holder of a note if the likelihood of the additional payment, as of the date the notes are issued, is remote. We intend to take the position that the likelihood of the payment of this additional amount with respect to the notes is remote and do not intend to treat the possibility of such payment as affecting the yield to maturity of the notes. Accordingly, any premium payable to holders of the notes should be includible in gross income by a U.S. holder at the time the payment is paid or accrues in accordance with the U.S. holder’s regular method of tax accounting. Our determination that such possibility is a remote contingency is binding on you, unless you explicitly disclose to the IRS on your tax return for such year during which you acquire the notes that you are taking a different position. However, the IRS may take a contrary position from that described above, which could affect the timing and character of both your income on the notes and our deduction with respect to the payments of additional interest. If you receive a premium on the notes, you should consult your tax advisor concerning the appropriate tax treatment of such payment.
Sale, Exchange, Redemption or Other Taxable Disposition of Notes
A U.S. holder generally will recognize capital gain or loss if the U.S. holder disposes of a note in a sale, exchange, redemption or other taxable disposition. The U.S. holder’s gain or loss generally will equal the difference between the proceeds received by the U.S. holder (other than amounts attributable to accrued but unpaid interest) and the U.S. holder’s tax basis in the note. The U.S. holder’s tax basis in the note generally will equal the amount the U.S. holder paid for the note increased by OID included in income by the U.S. holder with respect to the note, if any. The portion of any proceeds that is attributable to accrued interest will not be taken into account in computing the U.S. holder’s capital gain or loss. Instead, that portion will be recognized as ordinary interest income to the extent that the U.S. holder has not previously included the accrued interest in income, as described under “— U.S. Holders — Taxation of Interest.” The gain or loss recognized by the U.S. holder on the disposition of the note will be long term capital gain or loss if the U.S. holder has held the note for more than one year, or short term capital gain or loss if the U.S. holder has held the note for one year or less, at the time of the disposition. Long term capital gains of non-corporate taxpayers currently are taxed at reduced rates. Short term capital gains are taxed at ordinary income rates. The deductibility of capital losses is subject to significant limitations.
Non-U.S. Holders
A “non-U.S. holder” is a beneficial owner of the notes (other than a partnership or entity that is treated as a partnership for U.S. federal income tax purposes or a tax exempt entity) that is not a U.S. holder. Special rules may apply to certain non-U.S. holders such as “controlled foreign corporations,” “passive foreign investment companies,” corporations that accumulate earnings to avoid U.S. federal income tax and investors in pass through entities that are subject to special treatment under the Internal Revenue Code.
NON-U.S. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS TO DETERMINE THE U.S. FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES THAT MAY BE RELEVANT TO THEM.
The following discussion is limited to the U.S. federal income tax consequences relevant to a non-U.S. holder (as defined above).
Taxation of Interest
Under current U.S. federal income tax law, and subject to the discussion below, U.S. federal withholding tax generally will not apply to payments by us or our paying agent (in its capacity as such) of principal of and interest on a non-U.S. holder’s notes under the “portfolio interest” exception of the Internal Revenue Code, provided that in the case of interest:
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the non-U.S. holder does not, directly or indirectly, actually or constructively, own 10% or more of our outstanding voting stock within the meaning of section 871(h)(3) of the Internal Revenue Code and the related Treasury Regulations;

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the non-U.S. holder is not a controlled foreign corporation for U.S. federal income tax purposes that is related, directly or indirectly, to us through sufficient stock ownership (as provided in the Internal Revenue Code);

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the non-U.S. holder is not a bank receiving interest described in section 881(c)(3)(A) of the Internal Revenue Code;

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such interest is not effectively connected with the non-U.S. holder’s conduct of a United States trade or business; and

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the non-U.S. holder provides a properly executed IRS Form W-8BEN, W-8BEN-E, or other applicable form.

The applicable Treasury Regulations provide alternative methods for satisfying the certification requirement described in this section. In addition, under these Treasury Regulations, special rules apply to pass through entities and this certification requirement may also apply to beneficial owners of pass through entities.
If a non-U.S. holder cannot satisfy the requirements described above, payments of interest will generally be subject to the 30% U.S. federal withholding tax, unless the non-U.S. holder provides the applicable withholding agent with a properly executed (1) IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form) claiming an exemption from or reduction in withholding under an applicable income tax treaty or (2) IRS Form W-8ECI (or other applicable form) stating that interest paid on the notes is not subject to U.S. federal withholding tax because it is effectively connected with the conduct by such non-U.S. holder of a trade or business in the United States (as discussed below under “— Income or Gains Effectively Connected with a U.S. Trade or Business”).
Sale, Exchange, Certain Redemptions or Other Disposition of Notes
Subject to the discussion below under “— Backup Withholding and Information Reporting,” “— Foreign Accounts,” and “— Income or Gains Effectively Connected with a U.S. Trade or Business,” non-U.S. holders generally will not be subject to U.S. federal income or withholding tax on any gain realized on the sale, exchange, certain redemptions or other disposition of notes (other than with respect to payments attributable to accrued interest, which will be taxed as described under “Non-U.S. Holders — Taxation of Interest” above). This general rule, however, is subject to several exceptions. For example, the gain will be subject to U.S. federal income tax if:
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the gain is effectively connected with the conduct by the non-U.S. holder of a U.S. trade or business (and, generally, if an income tax treaty applies, the gain is attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. holder), in which case the gain will be subject to tax as described below under “Non-U.S. Holders — Income or Gains Effectively Connected with a U.S. Trade or Business”; or

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the non-U.S. holder is an individual who is present in the United States for 183 days or more in the year of disposition and certain other conditions apply, in which case, except as otherwise provided by an applicable income tax treaty, the gain, which may be offset by certain U.S. source capital losses, will be subject to a flat 30% tax, even though the individual is not considered a resident of the United States.

Income or Gains Effectively Connected with a U.S. Trade or Business
The preceding discussion of the U.S. federal income and withholding tax considerations of the ownership or disposition of notes by a non-U.S. holder assumes that the non-U.S. holder is not engaged in a U.S. trade or business, which interest on a note or gain recognized from the sale, exchange, redemption or other taxable disposition of a note is effectively connected with. If any interest on the notes, or gain from the sale, exchange, redemption or other disposition of the notes is effectively connected with a U.S. trade or business conducted by the non-U.S. holder, then the income or gain will be subject to U.S. federal income tax on a net income basis at the regular graduated rates and generally in the same manner applicable to U.S. holders (but not the 30% U.S. federal withholding tax if the non-U.S. holder provides an IRS Form

W-8ECI with respect to interest, as described above). If the non-U.S. holder is eligible for the benefits of a tax treaty between the United States and the non-U.S. holder’s country of residence, any “effectively connected” income or gain generally will be subject to U.S. federal income tax on a net income basis only if it is also attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States. Payments of interest that are effectively connected with a U.S. trade or business (and, if a tax treaty applies, attributable to a permanent establishment or fixed base), and therefore included in the gross income of a non-U.S. holder, will not be subject to 30% withholding, provided that the non-U.S. holder claims exemption from withholding by timely filing a properly completed and executed IRS Form W-8ECI or properly completed and executed IRS Form W-8BEN or W-8BEN-E (in the case of a treaty), or any successor form as the IRS designates, as applicable, prior to payment. If the non-U.S. holder is a corporation (including for this purpose any entity treated as a corporation for U.S. federal income tax purposes), that portion of its earnings and profits that is effectively connected with its U.S. trade or business generally also would be subject to a “branch profits tax.” The branch profits tax rate is generally 30%, although an applicable income tax treaty might provide for a lower rate.
Backup Withholding and Information Reporting
In general, information reporting requirements and backup withholding at the applicable rate will apply to payments on a note (including stated interest payments and payments of the proceeds from the sale, exchange, redemption, repurchase, retirement or other disposition of a note) to a U.S. holder, unless the holder of the note (1) is a corporation or comes within certain exempt categories and, when required, demonstrates that fact or (2) provides a correct taxpayer identification number, certifies as to its exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. Certain penalties may be imposed by the IRS on a holder that is required to supply information but does not do so in the proper manner.
Backup withholding generally will not apply to payments on a note to a non-U.S. holder if the statement described herein under “— Non-U.S. Holders — Taxation of Interest,” or “— Non-U.S. Holders — Income or Gains Effectively Connected with a U.S. Trade or Business” is duly provided by such holder, provided that the withholding agent does not have actual knowledge that the holder is a United States person. However, information returns may be required to be filed with the IRS in connection with any interest paid to the non-U.S. holder, regardless of whether any tax was actually withheld. Information reporting requirements and backup withholding will not apply to any payment of the proceeds of the sale of a note effected outside the United States by a foreign office of a “broker” (as defined in applicable Treasury Regulations), unless such broker has certain relationships with the United States, although information reporting requirements may apply unless such broker has documentary evidence in its records that the beneficial owner is a non-U.S. holder and certain other conditions are met, or the beneficial owner otherwise establishes an exemption. Payment of the proceeds of any such sale to or through the United States office of a broker is subject to information reporting and backup withholding requirements, unless the beneficial owner of the note provides the statement described herein under “— Non-U.S. Holders — Taxation of Interest” or “— Non-U.S. Holders — Income or Gains Effectively Connected with a U.S. Trade or Business” or otherwise establishes an exemption. Backup withholding is not an additional tax. Any amount withheld from a payment to a holder of a note under the backup withholding rules is allowable as a credit against such holder’s U.S. federal income tax liability (which might entitle such holder to a refund from the IRS), provided that such holder furnishes the required information to the IRS.
Foreign Accounts
Legislation enacted in 2010 (commonly known as foreign account tax compliance act, or FATCA) and existing guidance issued thereunder generally imposes a 30% withholding tax on U.S. source payments, including interest and OID in respect of notes held by or through (1) a foreign financial institution (as that term is defined in Section 1471(d)(4) of the Internal Revenue Code) unless that foreign financial institution enters into an agreement with the U.S. Treasury Department to collect and disclose information regarding U.S. account holders of that foreign financial institution (including certain account holders that are foreign entities that have U.S. owners) and satisfies other requirements, and (2) specified other non-U.S. entities unless such an entity provides the payor with a certification identifying the direct and indirect U.S. owners of the entity and complies with other requirements. Accordingly, the entity through which our common stock or notes is held will affect the determination of whether withholding is required. The U.S. Treasury Department has proposed regulations eliminating provisions under FATCA that had required withholding on gross proceeds from the sale, exchange, settlement at maturity, or other disposition of the notes. The U.S. Treasury Department has indicated that taxpayers may rely on these proposed regulations pending their finalization. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury Regulations or other guidance, may modify the FATCA withholding requirements described above. Holders of our notes are encouraged to consult with their own tax advisor regarding the possible implications of this legislation on their particular circumstances.

LEGAL MATTERS
Certain legal matters will be passed upon for us by Clifford Chance US LLP. In addition, the description of U.S. federal income tax consequences contained in the section of the accompanying prospectus entitled “U.S. Federal Income Tax Considerations” as supplemented by the section in this prospectus supplement entitled “Additional U.S. Federal Income Tax Considerations,” is based on the opinion of Clifford Chance US LLP. Certain legal matters relating to this offering will be passed upon for the underwriters by Mayer Brown LLP. Mayer Brown LLP has in the past provided, and may continue to provide, legal services to us and our subsidiaries.

EXPERTS
The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus supplement by reference from Ready Capital Corporation’s Annual Report on Form 10-K for the year ended December 31, 2019, and the effectiveness of Ready Capital Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE
We have filed a registration statement on Form S-3 with the SEC in connection with this offering. In addition, we file annual, quarterly, current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at http://www.sec.gov. Our reference to the SEC’s website is intended to be an inactive textual reference only.
This prospectus supplement and the accompanying prospectus do not contain all of the information included in the registration statement. If a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts or other documents filed or incorporated by reference as an exhibit to the registration statement, the reference may not be complete and you should refer to the filed copy of the contract or document.
The SEC allows us to “incorporate by reference” into this prospectus supplement the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is part of this prospectus supplement. Later information filed with the SEC prior to the completion of this offering will update and supersede this information.
This prospectus supplement incorporates by reference the documents listed below, all of which have been previously filed with the SEC:
Document	Period
Annual Report on Form 10-K (File No. 001-35808)	Year ended December 31, 2019
Annual Report on Form 10-K/A (File No. 001-35808)	Year ended December 31, 2019
Quarterly Report on Form 10-Q (File No. 001-35808)	Quarter ended March 31, 2020
Quarterly Report on Form 10-Q (File No. 001-35808)	Quarter ended June 30, 2020
Quarterly Report on Form 10-Q (File No. 001-35808)	Quarter ended September 30, 2020
Current Report on Form 8-K (File No. 001-35808)	January 7, 2020
Form 12b-25 (File No. 001-35808)	April 30, 2020
Current Report on Form 8-K (File No. 001-35808)	June 24, 2020
Current Report on Form 8-K (File No. 001-35808)	July 20, 2020
Current Report on Form 8-K (File No. 001-35808)	December 7, 2020
Current Report on Form 8-K (File No. 001-35808)	December 8, 2020
Current Report on Form 8-K (File No. 001-35808)	December 10, 2020
Definitive Proxy Statement on Schedule 14A (File No. 001-35808)	May 14, 2020
Description of our common stock contained in our Registration Statement on Form 8-A (“Form 8-A”) as updated by Exhibit 4.11 to the Annual Report on Form 10-K for the year ended December 31, 2019 (“Exhibit 4.11”) (File No. 001-35808)	February 6, 2013 (Form 8-A)
March 12, 2020 (Exhibit 4.11)
We also incorporate by reference into this prospectus supplement additional documents that we may file (but not furnish) with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until the completion of this offering. Any statement in this prospectus supplement, the accompanying prospectus or a filing we made or make with the SEC that adds to, updates or changes information contained in an earlier document shall be deemed to modify and supersede such information in the earlier document.

You may obtain copies of any of these filings by contacting us as described below, or through contacting the SEC or accessing its website as described above. Documents incorporated by reference are available without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into those documents, by requesting them in writing, by telephone or via the Internet at:
Ready Capital Corporation
1251 Avenue of the Americas, 50th Floor
New York, New York 10020
Attention: Investor Relations
Telephone: (212) 257-4600
Website: http://www.readycapital.com
The information contained on our website is not a part of this prospectus supplement or the accompanying prospectus.

PROSPECTUS
$1,000,000,000
READY CAPITAL CORPORATION
Common Stock, Preferred Stock, Depositary Shares, Debt Securities,
Warrants and Rights

We may from time to time offer, in one or more series or classes, separately or together, and in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus, the following securities:
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shares of our common stock, par value $0.0001 per share;

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shares of our preferred stock, par value $0.0001 per share;

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depositary shares representing entitlement to all rights and preferences of fractions of shares of preferred stock of a specified series and represented by depositary receipts;

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debt securities

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warrants to purchase shares of common stock, preferred stock, debt securities, or depositary shares; or

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rights to purchase common stock.

We refer to the common stock, preferred stock, depositary shares, warrants and rights, collectively, as the “securities” in this prospectus. The securities will have an aggregate initial offering price of up to $1,000,000,000, or its equivalent in a foreign currency based on the exchange rate at the time of sale, in amounts, at initial prices and on terms determined at the time of the offering.
The specific terms of the securities will be set forth in the applicable prospectus supplement and will include, as applicable: (i) in the case of our common stock, any public offering price; (ii) in the case of our preferred stock, the specific designation and any dividend, liquidation, redemption, conversion, voting and other rights, and any public offering price; (iii) in the case of depositary shares, the fractional share of preferred stock represented by each such depositary share; (iv) in the case of warrants, the duration, offering price, exercise price and detachability; and (v) in the case of rights, the number being issued, the exercise price and the expiration date.
The applicable prospectus supplement will also contain information, where applicable, about certain U.S. federal income tax consequences relating to, and any listing on a securities exchange of, the securities covered by such prospectus supplement. It is important that you read both this prospectus and the applicable prospectus supplement before you invest.
We may offer the securities directly, through agents, or to or through underwriters. The prospectus supplement will describe the terms of the plan of distribution and set forth the names of any underwriters involved in the sale of the securities. See “Plan of Distribution” beginning on page 8 for more information on this topic. No securities may be sold without delivery of a prospectus supplement describing the method and terms of the offering of those securities.
Our common stock is listed on the New York Stock Exchange under the symbol “RC.”
Investing in shares of our common stock involves risks. You should carefully read the risk factors described in our Securities and Exchange Commission filings, including those described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, before investing in our shares.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated August 4, 2020

i

ABOUT THIS PROSPECTUS
This prospectus is part of a shelf registration statement. Under this shelf registration statement, we may sell any combination of common stock, preferred stock, depositary shares, debt securities, warrants, and rights. You should rely only on the information provided or incorporated by reference in this prospectus or any applicable prospectus supplement. We have not authorized anyone to provide you with different or additional information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should not assume that the information appearing in this prospectus or any applicable prospectus supplement or the documents incorporated by reference herein or therein is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read carefully the entirety of this prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference in this prospectus and any applicable prospectus supplement, before making an investment decision.
In this prospectus, unless otherwise specified or the context requires otherwise, we use the terms “Company,” “we,” “us” and “our” to refer to Ready Capital Corporation, a Maryland corporation, together with its consolidated subsidiaries; references in this prospectus to “Operating Partnership” refer to Sutherland Partners, LP, a Delaware limited partnership and a subsidiary of Ready Capital Corporation; and references in this prospectus to “our Manager” refer to Waterfall Asset Management, LLC, a Delaware limited liability company.

SUMMARY INFORMATION
Our Company
We are a multi-strategy real estate finance company that originates, acquires, finances, and services small balance commercial loans, or SBC loans, loans guaranteed by the SBA, residential mortgage loans, and to a lesser extent, MBS, collateralized primarily by SBC loans, or other real estate-related investments. Our loans generally range in original principal amounts up to $35 million and are used by businesses to purchase real estate used in their operations or by investors seeking to acquire small multi-family, office, retail, mixed use or warehouse properties. Our origination and acquisition platforms consist of the following four operating segments:
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Acquisitions.   We acquire performing and non-performing SBC loans as part of our business strategy. We hold performing SBC loans to term, and we seek to maximize the value of the non-performing SBC loans acquired by us through borrower-based resolution strategies. We typically acquire non-performing loans at a discount to their unpaid principal balance, or UPB, when we believe that resolution of the loans will provide attractive risk-adjusted returns. We also acquire purchased future receivables through our Knight Capital platform.

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SBC Originations.   We originate SBC loans secured by stabilized or transitional investor properties using multiple loan origination channels through our wholly-owned subsidiary, ReadyCap Commercial, LLC, a wholly-owned subsidiary of ReadyCap Holdings, LLC. These originated loans are generally held-for-investment or placed into securitization structures. Additionally, as part of this segment, we originate and service multi-family loan products under the Federal Home Loan Mortgage Corporation’s Small Balance Loan Program, or the Freddie Mac program. These originated loans are held for sale, then sold to Freddie Mac.

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SBA Originations, Acquisitions and Servicing.   We acquire, originate and service owner-occupied loans guaranteed by the SBA under its Section 7(a) loan program through our wholly-owned subsidiary, ReadyCap Lending, LLC. We hold an SBA license as one of only 14 non-bank Small Business Lending Companies and have been granted preferred lender status by the SBA. These originated loans are either held-for-investment, placed into securitization structures, or sold.

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Residential Mortgage Banking.   We operate our residential mortgage loan origination segment through our wholly-owned subsidiary, GMFS, LLC, or GMFS. GMFS originates residential mortgage loans eligible to be purchased, guaranteed or insured by Fannie Mae, Freddie Mac, FHA, USDA and VA through retail, correspondent and broker channels. These originated loans are then sold to third parties, primarily agency lending programs.

We are externally managed and advised by our Manager. Pursuant to the terms of the management agreement between us and our Manager, our Manager is responsible for our investment strategies and decisions and our day-to-day operations.
We have elected to be taxed as a REIT for U.S. federal income tax purposes commencing with our taxable year ended December 31, 2011. We also intend to continue to operate our business in a manner that will permit us to maintain our exclusion from qualification as an investment company under the Investment Company Act.
Our common stock is traded on the NYSE under the symbol “RC.”
Our Corporate Information
Our principal executive offices are located at 1251 Avenue of the Americas, 50th Floor, New York, NY 10020. Our telephone number is (212) 257-4600. Our website is www.readycapital.com. The information on our website is not considered part of this prospectus.

RISK FACTORS
Investment in our securities involves a high degree of risk. You should carefully consider the risks described in the section “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, which have been filed with the Securities and Exchange Commission (or SEC), as well as other information in this prospectus, any accompanying prospectus supplement and other documents that are incorporated by reference herein or therein, before purchasing any securities offered hereby. Each of the risks described could materially adversely affect our business, financial condition, results of operations, or ability to make distributions to our stockholders. In such case, you could lose all or a portion of your original investment. See “Where You Can Find More Information” beginning on page 68 of this prospectus.

FORWARD-LOOKING STATEMENTS
This prospectus contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (or the Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (or the Exchange Act) and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond our control. These forward-looking statements include information about possible or assumed future results of our operations, financial condition, liquidity, plans, and objectives. When we use the words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “could,” “would,” “may,” “potential” or the negative of these terms or other comparable terminology, we intend to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking:
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our investment objectives and business strategy;

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our ability to obtain future financing arrangements;

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our expected leverage;

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our expected investments;

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estimates or statements relating to, and our ability to make, future distributions;

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our ability to compete in the marketplace;

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the availability of attractive risk-adjusted investment opportunities in small to medium balance commercial loans (or SBC loans), loans guaranteed by the U.S. Small Business Administration (or the SBA) under its Section 7(a) loan program (or the SBA Section 7(a) Program), mortgage backed securities (or MBS), residential mortgage loans and other real estate-related investments that satisfy our investment objectives and strategies;

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our ability to borrow funds at favorable rates;

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market, industry and economic trends;

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recent market developments and actions taken and to be taken by the U.S. Government, the U.S. Department of the Treasury and the Board of Governors of the Federal Reserve System, the Federal Depositary Insurance Corporation (or FDIC), the Federal National Mortgage Association (or Fannie Mae), the Federal Home Loan Mortgage Corporation (or Freddie Mac), the Government National Mortgage Association (or Ginnie Mae), Federal Housing Administration Mortgagee, U.S. Department of Agriculture, U.S. Department of Veterans Affairs, and the SEC;

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mortgage loan modification programs and future legislative actions;

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our ability to maintain our qualification as a REIT;

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our ability to maintain our exclusion from qualification under the Investment Company Act of 1940, as amended (or 1940 Act);

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projected capital and operating expenditures;

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availability of qualified personnel;

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prepayment rates; and

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projected default rates.

Our beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us or are within our control, including:
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the factors described in our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, including those set forth under the captions “Risk Factors” and “Business” in such report;

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applicable regulatory changes;

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risks associated with acquisitions, including the acquisition of Owens Realty Mortgage, Inc. (or ORM) and Knight Capital LLC (or Knight Capital);

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risks associated with achieving expected revenue synergies, cost savings and other benefits from acquisitions, including the acquisition of ORM and Knight Capital, and the increased scale of our Company;

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the severity and duration of the novel coronavirus (“COVID-19”) pandemic;

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the impact of COVID-19 on our business and operations, financial condition, results of operations, liquidity and capital resources;

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the impact of the COVID-19 pandemic on our borrowers, the real estate industry, and the United States and global economies;

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actions taken by governmental authorities to contain the COVID-19 pandemic or treat its impact;

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general volatility of the capital markets;

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changes in our investment objectives and business strategy;

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the availability, terms and deployment of capital;

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the availability of suitable investment opportunities;

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our dependence on our Manager and its personnel and our ability to find a suitable replacement if we or our Manager were to terminate the management agreement we have entered into with our Manager;

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changes in our assets, interest rates or the general economy;

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increased rates of default and/or decreased recovery rates on our investments;

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changes in interest rates, interest rate spreads, the yield curve or prepayment rates;

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changes in prepayments of our assets;

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limitations on our business as a result of our qualification as a REIT; and

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the degree and nature of our competition, including competition for SBC loans, MBS, residential mortgage loans and other real estate-related investments that satisfy our investment objectives and strategies.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. You should not rely on these forward-looking statements, which apply only as of the date of this prospectus. We are not obligated, and do not intend, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS
Unless otherwise specified in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities to originate or acquire target assets, repay indebtedness or for general corporate purposes. Further details relating to the use of the net proceeds will be set forth in the applicable prospectus supplement.

SELLING SECURITYHOLDERS
If the registration statement of which this prospectus forms a part is used by selling securityholders for the resale of any securities registered thereunder pursuant to a registration rights agreement to be entered into by the company with such selling securityholders or otherwise, information about such selling securityholders, their beneficial ownership of the securities and their relationship with the company will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference into such registration statement.

PLAN OF DISTRIBUTION
We may sell the securities to one or more underwriters for public offering and sale by them or may sell the securities to investors directly or through agents. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. Underwriters and agents in any distribution contemplated hereby may from time to time be designated on terms to be set forth in the applicable prospectus supplement.
Underwriters or agents could make sales in privately negotiated transactions and any other method permitted by law. Securities may be sold in one or more of the following transactions: (a) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of the securities as agent but may position and resell all or a portion of the block as principal to facilitate the transaction; (b) purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement; (c) a special offering, an exchange distribution or a secondary distribution in accordance with applicable NYSE or other stock exchange rules; (d) ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers; (e) “at the market” offerings or sales “at the market,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise; (f) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers; or (g) through a combination of any of these methods. Broker-dealers may also receive compensation from purchasers of these securities which is not expected to exceed those customary in the types of transactions involved.
Underwriters or agents may offer and sell the securities at a fixed price or prices, which may be changed in relation to the prevailing market prices at the time of sale or at negotiated prices. We also may, from time to time, authorize underwriters acting as our agents to offer and sell the securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters or agents may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or the agents and/or commissions from the purchasers for whom they may act as agent.
Any underwriting compensation paid by us to underwriters or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters or agents to participating dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with us or our Manager to indemnification against and contribution toward civil liabilities, including liabilities under the Securities Act.
We may have agreements with the underwriters, dealers, agents and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers, agents or remarketing firms may be required to make. Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.
In compliance with the guidelines of the Financial Industry Regulatory Authority (or FINRA) the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement or pricing supplement, as the case may be; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be less than this amount.
Any securities issued hereunder (other than common stock) will be new issues of securities with no established trading market. Any underwriters or agents to or through whom such securities are sold by us for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you as to the liquidity of the trading market for any such securities.
The underwriters and the agents and their respective affiliates may be customers of, engage in transactions with and perform services for us or our Manager in the ordinary course of business.

DESCRIPTION OF SECURITIES
This prospectus contains summary descriptions of the material terms of the common stock, preferred stock, depositary shares, debt securities, warrants and rights that we may offer and sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the applicable prospectus supplement and are subject to and qualified in their entirety by reference to Maryland law and our charter (or charter) and bylaws. See “Where You Can Find More Information.”
Our charter provides that we may issue up to 500,000,000 shares of common stock, $0.0001 par value per share, and up to 50,000,000 shares of preferred stock, $0.0001 par value per share, of which 140 shares are classified and designated as shares of 12.5% Series A Cumulative Non-Voting Preferred Stock. Our charter authorizes our board of directors (or our Board) to amend our charter to increase or decrease the aggregate number of authorized shares of stock or the number of shares of stock of any class or series without stockholder approval. As of July 23, 2020, we had 54,872,789 shares of common stock outstanding and 1,175,205 Operating Partnership units (or OP units) held by outside limited partners, which are exchangeable, on a one for-one basis, into cash or, at our option, for shares of our common stock. Under Maryland law, our stockholders are not generally liable for our debts or obligations.

DESCRIPTION OF COMMON STOCK
The following summary description of our common stock does not purport to be complete and is subject to and qualified in its entirety by reference to the Maryland General Corporation Law (or MGCL) and to our charter and bylaws. For a more complete understanding of our common stock, we encourage you to read carefully this entire prospectus, as well as our charter and our bylaws, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.
Shares of Common Stock
All of the shares of our common stock offered by this prospectus are duly authorized, validly issued, fully paid and nonassessable. Subject to the preferential rights, if any, of holders of any other class or series of our stock and to the provisions of our charter regarding the restrictions on the ownership and transfer of our stock, holders of outstanding shares of our common stock are entitled to receive dividends on such shares of common stock out of assets legally available therefor if, as and when authorized by our Board and declared by us, and the holders of outstanding shares of our common stock are entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all of our known debts and liabilities.
The shares of common stock offered by this prospectus were issued by us and do not represent any interest in or obligation of our Manager or any of its affiliates.
Holders of shares of our common stock have no preference, conversion, exchange, redemption or sinking fund rights, have no preemptive rights to subscribe for any securities of our Company and have no appraisal rights unless our Board determines that appraisal rights apply, with respect to all or any classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which stockholders would otherwise be entitled to exercise appraisal rights. Subject to the provisions of our charter regarding the restrictions relating to the ownership and transfer of our stock, and to the rights of any outstanding shares of our preferred stock, shares of our common stock will have equal dividend, liquidation and other rights.
Subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock and except as may otherwise be specified in the terms of any class or series of our stock, each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors and, except as provided with respect to any other class or series of stock, the holders of shares of common stock will possess the exclusive voting power. A plurality of the votes cast in the election of directors is sufficient to elect a director and there is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of common stock can elect all of the directors then standing for election, and the holders of the remaining shares will not be able to elect any directors.
Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge or consolidate with, or convert into, another entity, sell all or substantially all of its assets or engage in a statutory share exchange unless the action is advised by its board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter, unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is specified in the corporation’s charter. Our charter provides that these actions (other than amendments to the provisions of our charter related to the vote required to remove a director and the restrictions relating to the ownership and transfer of our stock and the vote required to amend these provisions, which must be declared advisable by our Board and approved by at least two-thirds of all of the votes entitled to be cast on the amendment) must be approved by a majority of all of the votes entitled to be cast on the matter.
Power to Reclassify Our Unissued Shares of Stock
Our charter authorizes our Board to classify and reclassify any unissued shares of our common or preferred stock into other classes or series of stock, including one or more classes or series of stock that have priority with respect to voting rights or dividends or upon liquidation over our common stock, and authorizes us to issue the newly-classified shares.

Prior to issuance of shares of each class or series, our Board is required by Maryland law and by our charter to set, subject to the express terms of any class or series of our stock outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Our Board may take these actions without stockholder approval unless stockholder approval is required by the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Therefore, our Board could authorize the issuance of shares of common or preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for shares of our common stock or otherwise be in the best interest of our stockholders.
Power to Increase or Decrease Authorized Shares of Stock and Issue Additional Shares of Common and Preferred Stock
We believe that the power of our Board to approve amendments to our charter to increase or decrease the number of authorized shares of stock, to authorize and to issue additional authorized but unissued shares of common or preferred stock and to classify or reclassify unissued shares of common or preferred stock and thereafter to authorize the issuance of such classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. The additional classes or series, as well as the additional shares of common stock, will be available for issuance without further action by our stockholders, unless such approval is required by the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our Board does not intend to do so, it could authorize us to issue a class or series of stock that could, depending upon the terms of the particular class or series, delay, defer or prevent a change in control or other transaction that might involve a premium price for shares of our common stock or otherwise be in the best interest of our stockholders.
Restrictions on Ownership and Transfer
In order for us to qualify as a REIT under the Internal Revenue Code of 1986, as amended (or the Internal Revenue Code) shares of our stock must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which we made an election to be taxed as a REIT) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of our stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) during the last half of a taxable year (other than the first year for which we make an election to be taxed as a REIT).
To assist us in complying with such limitations on the concentration of ownership, among other purposes, our charter provides that, subject to the exceptions described below, no person or entity may own, or be deemed to own, by virtue of the applicable constructive ownership provisions of the Internal Revenue Code, more than 9.8% in value or in number, whichever is more restrictive, of the outstanding shares of our common stock (or the common share ownership limit), or 9.8% in value or in number, whichever is more restrictive, of the outstanding shares of all classes and series of our capital stock (or the aggregate share ownership limit). We refer to the common share ownership limit and the aggregate share ownership limit collectively as the “ownership limit.” A person or entity that becomes subject to the ownership limit by virtue of a violative transfer that results in a transfer to a trust, as described below, is referred to as a “purported transferee” if, had the violative transfer been effective, the person or entity would have been a record owner and beneficial owner or solely a beneficial owner of shares of our stock.
The constructive ownership rules under the Internal Revenue Code are complex and may cause shares of stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% in value or in number, whichever is more restrictive, of the outstanding shares of our common stock, or 9.8% in value or in number, whichever is more restrictive, of the outstanding shares of all classes and series of our capital stock (or the acquisition of an interest in an entity that owns, actually or constructively, shares of our stock by an individual or entity), could, nevertheless, cause that individual or entity, or another individual or entity, to own constructively in excess of the ownership limit.

Our Board may, in its sole discretion, subject to such conditions as it may determine and the receipt of certain representations and undertakings, prospectively or retroactively, waive the ownership limit or establish a different limit on ownership, or excepted holder limit, for a particular stockholder if the stockholder’s ownership in excess of the ownership limit would not result in our Company being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise would result in us failing to qualify as a REIT. As a condition of its waiver, our Board may, but is not required to, require an opinion of counsel or the Internal Revenue Service (or IRS) ruling satisfactory to the Board with respect to its qualification as a REIT.
In connection with granting a waiver of the ownership limit or creating an excepted holder limit or at any other time, our Board may from time to time increase the ownership limit for one or more persons or entities and decrease the ownership limit for all other persons and entities unless, after giving effect to such increase, five or fewer individuals could beneficially own in the aggregate, more than 49.9% in value of the shares then outstanding or our Company would be “closely held” within the meaning of Section 856(h) of the Internal Revenue Code (without regard to whether the ownership interest is held during the last half of a taxable year) or we would otherwise fail to qualify as a REIT. A reduced ownership limit will not apply to any person or entity whose percentage ownership of our common stock or stock of all classes and series, as applicable, is in excess of such decreased ownership limit until such time as such person’s or entity’s percentage ownership of our common stock or stock of all classes and series, as applicable, equals or falls below the decreased ownership limit, but any further acquisition of shares of our common stock or stock of any other class or series, as applicable, in excess of such percentage ownership of our common stock or stock of all classes and series will be in violation of the ownership limit.
Our charter further prohibits:
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any person from beneficially or constructively owning, applying certain attribution rules of the Internal Revenue Code, shares of our stock that would result in our Company being “closely held” under Section 856(h) of the Internal Revenue Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise cause our Company to fail to qualify as a REIT; and

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any person from transferring shares of our stock if such transfer would result in shares of our stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution).

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our stock that will or may violate the ownership limit or any of the foregoing restrictions relating to transferability and ownership must immediately give written notice to our Company or, in the case of a proposed or attempted transaction, give at least 15 days’ prior written notice and provide our Company with such other information as our Company may request in order to determine the effect of such transfer on our qualification as a REIT. The foregoing provisions on transferability and ownership will not apply if our Board determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.
If any transfer of shares of our stock would result in shares of our stock being beneficially owned by fewer than 100 persons, such transfer will be null and void and the intended transferee will acquire no rights in such shares. In addition, if any purported transfer of shares of our stock or any other event would otherwise result in any person violating the ownership limit or an excepted holder limit established by our Board or in our Company being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise failing to qualify as a REIT, then that number of shares (rounded up to the nearest whole share) that would cause our Company to violate such restrictions will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by our Company and the intended transferee will acquire no rights in such shares. The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in a transfer to the trust. Any dividend or other distribution paid to the purported transferee, prior to our discovery that the shares had been automatically transferred to a trust as described above, must be repaid to the trustee upon demand for distribution to the beneficiary by the trust. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable ownership limit or excepted holder limit or our Company being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise failing to qualify as a REIT, then our charter provides that the transfer of the shares will be null and void and the purported transferee will acquire no rights in such shares.
Shares of stock transferred to the trustee of the charitable trust are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price paid by the purported transferee for the shares (or, in the case of a devise or gift, the market price at the time of such devise or gift) and (2) the market price on the date we, or our designee, accepts such offer. We may reduce the amount payable to the purported transferee by the amount of dividends and other distributions which have been paid to the purported transferee and are owed by the purported transferee to the trustee. We have the right to accept such offer until the trustee of the charitable trust has sold the shares of our stock held in the trust pursuant to the clauses discussed below. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates, the trustee of the charitable trust must distribute the net proceeds of the sale to the purported transferee and any dividends or other distributions held by the trustee with respect to such shares of stock will be paid to the charitable beneficiary.
If we do not buy the shares, the trustee must, within 20 days of receiving notice from us of the transfer of shares to the trust, sell the shares to a person or entity designated by the trustee who could own the shares without violating the ownership limit or the other restrictions relating to the ownership and transfer of our stock. After the sale of the shares, the interest of the charitable beneficiary in the shares transferred to the trust will terminate and the trustee must distribute to the purported transferee an amount equal to the lesser of (1) the price paid by the purported transferee for the shares (or, if the purported transferee did not give value for the shares in connection with the event causing the shares to be held in the trust, the market price of the shares on the day of the event which resulted in the transfer of such shares of stock to the trust) and (2) the sales proceeds (net of commissions and other expenses of sale) received by the trust for the shares. Any net sales proceeds in excess of the amount payable to the purported transferee will be immediately paid to the beneficiary of the trust, together with any dividends or other distributions thereon. In addition, if, prior to discovery by our Company that shares of stock have been transferred to a trust, such shares of stock are sold by a purported transferee, then such shares will be deemed to have been sold on behalf of the trust and to the extent that the purported transferee received an amount for such shares that exceeds the amount that such purported transferee was entitled to receive, such excess amount will be paid to the trustee upon demand. The purported transferee has no rights in the shares held by the trustee.
The trustee of the charitable trust will be designated by our Company and will be unaffiliated with our Company and with any purported transferee. Prior to the sale of any shares by the trust, the trustee will receive, in trust for the beneficiary of the trust, all dividends and other distributions paid by our Company with respect to the shares held in trust and may also exercise all voting rights with respect to the shares held in trust. These rights will be exercised for the exclusive benefit of the beneficiary of the trust. Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee.
Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee will have the authority, at the trustee’s sole discretion:
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to rescind as void any vote cast by a purported transferee prior to our discovery that the shares have been transferred to the trust; and

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to recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the trust.

However, if our Company has already taken irreversible corporate action, then the trustee may not rescind and recast the vote.
In addition, if our Board determines in good faith that a proposed transfer or other event has taken place that would violate the restrictions relating to the ownership and transfer of our stock or that a person intends or has attempted to acquire beneficial or constructive ownership of stock in violation of such restrictions (whether or not such violation is intended), our Board will take such action as it deems advisable to refuse to give effect to or to prevent such transfer, including causing our Company to redeem the shares of stock, refusing to give effect to the transfer on its books or instituting proceedings to enjoin the transfer.
Every owner of 5% or more (or such lower percentage as required by the Internal Revenue Code or the regulations promulgated thereunder) of our stock, within 30 days after the end of each taxable year, must give our Company written notice, stating the stockholder’s name and address, the number of shares of each class and series of our stock that the stockholder beneficially owns and a description of the manner in which the shares are held. Each such owner must provide our Company with such additional information as our Company may request in order to determine the effect, if any, of the stockholder’s beneficial ownership on our qualification as a REIT and to ensure compliance with the ownership limit. In addition, each stockholder must provide our Company with such information as our Company may request in good faith in order to determine its qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.
Any certificates representing shares of our stock will bear a legend referring to the restrictions described above.
These restrictions relating to ownership and transfer will not apply if our Board determines that it is no longer in our best interests to continue to qualify as a REIT.
These ownership limits could delay, defer or prevent a transaction or a change in control that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders.
Transfer Agent and Registrar
American Stock Transfer & Trust Company, LLC acts as our transfer agent and registrar for our shares of common stock and OP units.

DESCRIPTION OF PREFERRED STOCK
General
Our charter provides that we may issue up to 50,000,000 shares of preferred stock, $0.0001 par value per share, of which 140 shares are classified and designated as shares of 12.5% Series A Cumulative Non-Voting Preferred Stock. As of the date of this prospectus, we had no outstanding shares of preferred stock.
We may issue preferred stock. Preferred stock may be issued independently or together with any other securities and may be attached to or separate from the securities. The following description of the preferred stock sets forth general terms and provisions of the preferred stock to which any prospectus supplement may relate. The statements below describing the preferred stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our charter and bylaws and any applicable designation designating terms of a series of preferred stock. The issuance of preferred stock could adversely affect the voting power, dividend rights and other rights of holders of common stock. Although our Board does not have this intention at the present time, it or a duly authorized committee could establish another series of preferred stock, that could, depending on the terms of the series, delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for the common stock or otherwise be in the best interest of the holders thereof.
Terms
Subject to the limitations prescribed by our charter, our Board is authorized to classify any unissued shares of preferred stock and to reclassify any previously classified but unissued shares of preferred stock. Prior to issuance of shares of each class or series of preferred stock, our Board is required by the MGCL and our charter to fix the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption for each class or series.
Reference is made to the prospectus supplement relating to the series of preferred stock offered thereby for the specific terms thereof, including:
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the designation of the class and/or series of preferred stock;

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the number of shares of the preferred stock, the liquidation preference per share of the preferred stock and the offering price of the preferred stock;

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the dividend rate(s), period(s) and/or payment day(s) or method(s) of calculation thereof applicable to the preferred stock;

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the date from which dividends on the preferred stock shall accumulate, if applicable;

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the procedures for any auction and remarketing, if any, for the preferred stock;

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the provision for a sinking fund, if any, for the preferred stock;

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the provision for redemption, if applicable, of the preferred stock;

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any listing of the preferred stock on any securities exchange;

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the terms and conditions, if applicable, upon which the preferred stock may or will be convertible into our common stock, including the conversion price or manner of calculation thereof;

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the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

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whether interests in the shares of preferred stock will be represented by depositary shares;

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any limitations on ownership and restrictions on transfer;

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any limitations on the issuance of any class or series of preferred stock ranking senior or equal to the series of preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

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a discussion of U.S. federal income tax considerations applicable to the preferred stock; and

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any other specific terms, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the preferred stock.

The terms of each class or series of preferred stock will be described in any prospectus supplement related to such class or series of preferred stock and will contain a discussion of any material Maryland law and may describe certain material U.S. federal income tax considerations applicable to the preferred stock.
Restrictions on Ownership
In order for us to qualify as a REIT under the Internal Revenue Code, our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities such as qualified pension plans) during the last half of a taxable year (other than the first year for which an election to be taxed as a REIT has been made). Our charter contains restrictions on the ownership and transfer of shares of our stock, including preferred stock. See “Description of Common Stock — Restrictions on Ownership and Transfer” for more detail regarding the restrictions on the ownership and transfer of shares of our stock. The amended or supplementary articles for each series of preferred stock may contain additional provisions restricting the ownership and transfer of the preferred stock. The applicable prospectus supplement will specify any additional ownership limitation relating to a series of preferred stock.
Registrar and Transfer Agent
We will name the registrar and transfer agent for the preferred stock in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES
We may, at our option, elect to offer depositary shares rather than full shares of preferred stock. In the event such option is exercised, each of the depositary shares will represent ownership of and entitlement to all rights and preferences of a fraction of a share of preferred stock of a specified class or series (including dividend, voting, redemption and liquidation rights). The applicable fraction will be specified in a prospectus supplement. The shares of preferred stock represented by the depositary shares will be deposited with a depositary named in the applicable prospectus supplement, under a deposit agreement, among our company, the depositary and the holders of the certificates evidencing depositary shares, or depositary receipts. Depositary receipts will be delivered to those persons purchasing depositary shares in the offering. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges. The form of the deposit agreement and the form of the depositary receipt will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.
The summary of terms of the depositary shares contained in this prospectus does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the deposit agreement and the form of designation for the applicable class or series of preferred stock. While the deposit agreement relating to a particular class or series of preferred stock may have provisions applicable solely to that class or series of preferred stock, all deposit agreements relating to preferred stock we issue will include the following provisions:
Dividends and Other Distributions
Each time we pay a cash dividend or make any other type of cash distribution with regard to preferred stock of a class or series, the depositary will distribute to the holder of record of each depositary share relating to that class or series of preferred stock an amount equal to the dividend or other distribution per depositary share that the depositary receives. If there is a distribution of property other than cash, the depositary either will distribute the property to the holders of depositary shares in proportion to the depositary shares held by each of them, or the depositary will, if we approve, sell the property and distribute the net proceeds to the holders of the depositary shares in proportion to the depositary shares held by them.
Withdrawal of Preferred Stock
A holder of depositary shares will be entitled to receive, upon surrender of depositary receipts representing depositary shares, the number of whole or fractional shares of the applicable class or series of preferred stock and any money or other property to which the depositary shares relate.
Redemption of Depositary Shares
Whenever we redeem shares of preferred stock held by a depositary, the depositary will be required to redeem, on the same redemption date, depositary shares constituting, in total, the number of shares of preferred stock held by the depositary which we redeem, subject to the depositary’s receiving the redemption price of those shares of preferred stock. If fewer than all the depositary shares relating to a class or series of preferred stock are to be redeemed, the depositary shares to be redeemed will be selected by lot or by another method we determine to be equitable.
Voting
Any time we send a notice of meeting or other materials relating to a meeting to the holders of a class or series of preferred stock to which depositary shares relate, we will provide the depositary with sufficient copies of those materials so they can be sent to all holders of record of the applicable depositary shares, and the depositary will send those materials to the holders of record of the depositary shares on the record date for the meeting. The depositary will solicit voting instructions from holders of depositary shares and will vote or not vote the preferred stock to which the depositary shares relate in accordance with those instructions.

Liquidation Preference
Upon our liquidation, dissolution or winding up, the holder of each depositary share will be entitled to what the holder of the depositary share would have received if the holder had owned the number of shares (or fraction of a share) of preferred stock which is represented by the depositary share.
Conversion
If shares of a class or series of preferred stock are convertible into common stock or other of our securities or property, holders of depositary shares relating to that class or series of preferred stock will, if they surrender depositary receipts representing depositary shares and appropriate instructions to convert them, receive the shares of common stock or other securities or property into which the number of shares (or fractions of shares) of preferred stock to which the depositary shares relate could at the time be converted.
Amendment and Termination of a Deposit Agreement
We and the depositary may amend a deposit agreement, except that an amendment which materially and adversely affects the rights of holders of depositary shares, or would be materially and adversely inconsistent with the rights granted to the holders of the preferred stock to which they relate, must be approved by holders of at least two-thirds of the outstanding depositary shares. No amendment will impair the right of a holder of depositary shares to surrender the depositary receipts evidencing those depositary shares and receive the preferred stock to which they relate, except as required to comply with law. We may terminate a deposit agreement with the consent of holders of a majority of the depositary shares to which it relates. Upon termination of a deposit agreement, the depositary will make the whole or fractional shares of preferred stock to which the depositary shares issued under the deposit agreement relate available to the holders of those depositary shares. A deposit agreement will automatically terminate if:
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all outstanding depositary shares to which it relates have been redeemed or converted; or

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the depositary has made a final distribution to the holders of the depositary shares issued under the deposit agreement upon our liquidation, dissolution or winding up.

Miscellaneous
There will be provisions: (1) requiring the depositary to forward to holders of record of depositary shares any reports or communications from us which the depositary receives with respect to the preferred stock to which the depositary shares relate; (2) regarding compensation of the depositary; (3) regarding resignation of the depositary; (4) limiting our liability and the liability of the depositary under the deposit agreement (generally limited to failure to act in good faith, gross negligence or willful misconduct); and (5) indemnifying the depositary against certain possible liabilities.

DESCRIPTION OF DEBT SECURITIES
We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. The debt securities will be issued under an indenture between us and U.S. Bank, National Association, as trustee, which we may amend or supplement from time to time, or the indenture. The following description is a summary of the material provisions of the indenture including references to the applicable section of the indenture. It does not state the indenture in its entirety. We urge you to read the indenture because it, and not this description, defines the rights of holders of debt securities. Except as otherwise defined herein, terms used in this description but not otherwise defined herein are used as defined in the indenture. When we refer to “we,” “our,” and “us,” in this section, we are referring to Ready Capital Corporation excluding its subsidiaries, unless the context otherwise requires or as otherwise expressly stated herein. The form of the indenture has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part and you may inspect it at the office of the trustee at 60 Livingston Avenue, St. Paul MN 55107. The indenture is subject to, and is governed by, the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. If we issue the debt securities under a different indenture, we will file it and incorporate it by reference into the registration statement and describe it in a prospectus supplement.
General
The debt securities will be our direct obligations and may be either senior debt securities or subordinated debt securities and may be either secured or unsecured. The indenture does not limit the principal amount of debt securities that we may issue. We may issue debt securities in one or more series. A supplemental indenture will set forth specific terms of each series of debt securities. There will be a prospectus supplement relating to each particular series of debt securities. Reference is made to the prospectus supplement relating to each particular series of debt securities, offered thereby for the specific terms thereof, including:
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the title of the debt securities and whether the debt securities are senior or subordinated debt securities;

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any limit upon the aggregate principal amount of a series of debt securities which we may issue;

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the date or dates on which principal of the debt securities will be payable and the amount of principal which will be payable;

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the rate or rates (which may be fixed or variable) at which the debt securities will bear interest, if any, as well as the dates from which interest will accrue, the dates on which interest will be payable, the persons to whom interest will be payable, if other than the registered holders on the record date, and the record date for the interest payable on any payment date;

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the currency or currencies in which principal, premium, if any, and interest, if any, will be paid.

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the place or places where principal, premium, if any, and interest, if any, on the debt securities will be payable and where debt securities which are in registered form can be presented for registration of transfer or exchange;

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any provisions regarding our right to prepay debt securities or of holders to require us to prepay debt securities;

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the right, if any, of holders of the debt securities to convert them into common stock or other securities, including any provisions intended to prevent dilution as a result of the conversion rights;

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any provisions requiring or permitting us to make payments to a sinking fund which will be used to redeem debt securities or a purchase fund which will be used to purchase debt securities;

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any index or formula used to determine the required payments of principal, premium, if any, or interest, if any;

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the percentage of the principal amount of the debt securities which is payable if maturity of the debt securities is accelerated because of a default;

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any special or modified events of default or covenants with respect to the debt securities;

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any security or collateral provisions; and

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any other material terms of the debt securities.

The indenture does not contain any restrictions on the payment of dividends or the repurchase of our securities or any financial covenants. However, supplemental indentures relating to a particular series of debt securities may contain provisions of that type.
We may issue debt securities at a discount from their stated principal amount. A prospectus supplement may describe certain material U.S. federal income tax considerations and other special considerations applicable to a debt security issued with original issue discount.
If the principal of, premium, if any, or interest with regard to any series of debt securities is payable in a foreign currency, we will describe in the prospectus supplement relating to those debt securities any restrictions on currency conversions, tax considerations or other material restrictions with respect to that issue of debt securities.
Form of Debt Securities
We may issue debt securities in certificated or uncertificated form, in registered form with or without coupons or in bearer form with coupons, if applicable.
We may issue debt securities of a series in the form of one or more global certificates evidencing all or a portion of the aggregate principal amount of the debt securities of that series. We may deposit the global certificates with depositaries, and the certificates may be subject to restrictions upon transfer or upon exchange for debt securities in individually certificated form.
Events of Default and Remedies
An event of default with respect to each series of debt securities will include:
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our default in payment of the principal of or premium, if any, on any debt securities of any series beyond any applicable grace period;

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our default for 30 days or a period specified in a supplemental indenture, which may be no period, in payment of any installment of interest due with regard to debt securities of any series;

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our default for 60 days or a period specified in a supplemental indenture, which may be no period after notice in the observance or performance of any other covenants in the indenture; and

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certain events involving our bankruptcy, insolvency or reorganization.

The indenture provides that the trustee may withhold notice to the holders of any series of debt securities of any default (except a default in payment of principal, premium, if any, or interest, if any) if the trustee considers it in the interest of the holders of the series to do so.
The indenture provides that if any event of default has occurred and is continuing, the trustee or the holders of not less than 25% in principal amount of a series of debt securities then outstanding may declare the principal of and accrued interest, if any, on that series of debt securities to be due and payable immediately by written notice to us. However, if we cure all defaults (except the failure to pay principal, premium or interest which became due solely because of the acceleration) and certain other conditions are met, that declaration may be annulled and past defaults may be waived by the holders of a majority in principal amount of the applicable series of debt securities.
The holders of a majority of the outstanding principal amount of a series of debt securities will have the right to direct the time, method and place of conducting proceedings for any remedy available to the trustee, subject to certain limitations specified in the indenture.
A supplemental indenture relating to a particular series of debt securities may modify these events of default or include other events of default.

A prospectus supplement will describe any additional or different events of default which apply to any series of debt securities.
Modification of the Indenture
We and the trustee may:
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without the consent of holders of debt securities, modify the indenture to cure errors or clarify ambiguities as evidenced in an officers’ certificate;

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with the consent of the holders of not less than a majority in principal amount of the debt securities which are outstanding under the indenture, modify the indenture or the rights of the holders of the debt securities generally; and

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with the consent of the holders of not less than a majority in outstanding principal amount of any series of debt securities, modify any supplemental indenture relating solely to that series of debt securities or the rights of the holders of that series of debt securities.

However, we may not:
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extend the fixed maturity of any debt securities, reduce the rate or extend the time for payment of interest, if any, on any debt securities, reduce the principal amount of any debt securities or the premium, if any, on any debt securities, impair or affect the right of a holder to institute suit for the payment of principal, premium, if any, or interest, if any, with regard to any debt securities, change the currency in which any debt securities are payable or impair the right, if any, to convert any debt securities into common stock or any of our other securities, without the consent of each holder of debt securities who will be affected; or

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reduce the percentage of holders of debt securities required to consent to an amendment, supplement or waiver, without the consent of the holders of all the then outstanding debt securities or outstanding debt securities of the series which will be affected.

Mergers and Other Transactions
We may not consolidate with or merge into any other entity, or transfer or lease our properties and assets substantially as an entirety to another person, unless: (1) the entity formed by the consolidation or into which we are merged, or which acquires or leases our properties and assets substantially as an entirety, assumes by a supplemental indenture all our obligations with regard to outstanding debt securities and our other covenants under the indenture; (2) with regard to each series of debt securities, immediately after giving effect to the transaction, no event of default, with respect to that series of debt securities, and no event which would become an event of default, will have occurred and be continuing and (3) we deliver to the trustee an officers’ certificate and opinion of counsel, in each case stating that all conditions precedent provided for in the indenture with respect to the merger or consolidation have been complied with.
Governing Law
The indenture, each supplemental indenture, and the debt securities issued under them is or will be governed by, and construed in accordance with, the laws of New York.

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of common stock, preferred stock or depositary shares and may issue warrants independently or together with common stock, preferred stock or depositary shares or attached to, or separate from, such securities. We will issue each series of warrants under a separate warrant agreement between us and a bank or trust company as warrant agent, as specified in the applicable prospectus supplement. The form of warrant agreement and the form of the warrant certificate will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.
The warrant agent will act solely as our agent in connection with the warrants and will not act for or on behalf of warrant holders. The following sets forth certain general terms and provisions of the warrants that may be offered under this registration statement. Further terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement.
The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following:
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the title of such warrants;

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the aggregate number of such warrants;

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the price or prices at which such warrants will be issued;

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the type and number of securities purchasable upon exercise of such warrants;

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the designation and terms of the other securities, if any, with which such warrants are issued and the number of such warrants issued with each such offered security;

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the date, if any, on and after which such warrants and the related securities will be separately transferable;

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the price at which each security purchasable upon exercise of such warrants may be purchased;

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the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

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the minimum or maximum amount of such warrants that may be exercised at any one time;

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information with respect to book-entry procedures, if any;

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any anti-dilution protection;

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a discussion of certain material U.S. federal income tax considerations; and

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any other terms of such warrants, including terms, procedures and limitations relating to the transferability, exercise and exchange of such warrants.

Warrant certificates will be exchangeable for new warrant certificates of different denominations and warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise or to any dividend payments or voting rights as to which holders of the shares of common stock or preferred stock purchasable upon such exercise may be entitled.
Each warrant will entitle the holder to purchase for cash such number of shares of common stock or preferred stock, at such exercise price as shall, in each case, be set forth in, or be determinable as set forth in, the applicable prospectus supplement relating to the warrants offered thereby. After the expiration date set forth in applicable prospectus supplement, unexercised warrants will be void.
Warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants are presented for exercise with respect to a warrant certificate, a new warrant certificate will be issued for the remaining amount of warrants.

DESCRIPTION OF RIGHTS
We may issue rights to our stockholders for the purchase of shares of common stock or preferred stock. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent, all as set forth in the prospectus supplement relating to the particular issue of rights. The rights agent will act solely as our agent in connection with the certificates relating to the rights of such series and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The form of rights agreement and the rights certificates relating to each series of rights will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.
The applicable prospectus supplement will describe the terms of the rights to be issued, including the following, where applicable:
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the date for determining the stockholders entitled to the rights distribution;

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the aggregate number of shares of common stock purchasable upon exercise of such rights and the exercise price;

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the aggregate number of rights being issued;

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the date, if any, on and after which such rights may be transferable separately;

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the date on which the right to exercise such rights shall commence and the date on which such right shall expire;

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any special U.S. federal income tax consequences; and

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any other terms of such rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of such rights.

CERTAIN PROVISIONS OF THE MARYLAND GENERAL CORPORATION LAW AND
OUR CHARTER AND BYLAWS
The following description of certain provisions of Maryland law is only a summary. For a complete description, we refer you to the MGCL and to our charter and bylaws. For a more complete understanding of our capital stock, we encourage you to read carefully this entire prospectus, as well as our charter and our bylaws, copies of which incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.
Our Board of Directors
Our charter and bylaws provide that the number of directors we have may be established only by our Board but may not be less than the minimum number required by the MGCL (which is one) and not more than 15. Pursuant to our charter, we have elected to be subject to the provision of Subtitle 8 of Title 3 of the MGCL regarding the filling of vacancies on our Board. Accordingly, except as may be provided by the Board in setting the terms of any class or series of preferred stock, any vacancy on the Board may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which such vacancy occurred and until a successor is duly elected and qualifies.
Each of our directors will be elected by our stockholders to serve until the next annual meeting of our stockholders and until his or her successor is duly elected and qualifies. Holders of shares of our common stock will have no right to cumulative voting in the election of directors, and directors will be elected by a plurality of all the votes cast in the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the shares of our common stock entitled to vote will generally be able to elect all of our directors.
Removal of Directors
Our charter provides that, subject to any rights of holders of one or more classes or series of preferred stock to elect or remove one or more directors, a director may be removed with or without cause but only by the affirmative vote of stockholders entitled to cast at least two-thirds of all the votes entitled to be cast generally in the election of directors. This provision, when coupled with the exclusive power of our Board to fill vacancies on our Board, precludes stockholders from (i) removing incumbent directors except upon a substantial affirmative vote and (ii) filling the vacancies created by such removal with their own nominees.
Business Combinations
Under the MGCL, certain “business combinations” (including a merger, consolidation, statutory share exchange or, in certain circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an interested stockholder (defined generally as any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock or an affiliate or associate of the corporation who, at any time within the two-year period immediately prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation) or an affiliate of such an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Thereafter, any such business combination must generally be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (b) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. Our Board may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by it.

These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a board of directors prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our Board has by resolution exempted business combinations (i) between us and our affiliates and (ii) between us and any other person, provided that such business combination is first approved by our Board (including a majority of our directors who are not affiliates or associates of such person). Consequently, the five-year prohibition and the supermajority vote requirements will not apply to business combinations between us and any person described above. As a result, any person described above may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance by our Company with the supermajority vote requirements and other provisions of the statute.
If our Board opted back in to the business combination statute or failed to first approve a business combination, the business combination statute may discourage others from trying to acquire control of our Company and increase the difficulty of consummating any offer.
Control Share Acquisitions
The MGCL provides that holders of “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights with respect to such shares except to the extent approved by the affirmative vote of two-thirds of the votes entitled to be cast by holders entitled to vote generally in the election of directors, excluding shares of stock in a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of such shares in the election of directors: (i) a person who makes or proposes to make a control share acquisition, (ii) an officer of the corporation or (iii) an employee of the corporation who is also a director of the corporation. “Control shares” are voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer, or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: (A) one-tenth or more but less than one-third; (B) one- third or more but less than a majority; or (C) a majority or more of all voting power. Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. A “control share acquisition” means the acquisition directly or indirectly, of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares, subject to certain exceptions.
A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an “acquiring person statement” as described in the MGCL), may compel our Board to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.
If voting rights are not approved at the meeting or if the acquiring person does not deliver an “acquiring person statement” as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or, if a meeting of stockholders is held at which the voting rights of such shares are considered and not approved, as of the date of the meeting. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.
The control share acquisition statute does not apply to (a) shares acquired in a merger, consolidation or statutory share exchange if the corporation is a party to the transaction or (b) acquisitions approved or exempted by the charter or bylaws of the corporation.
Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our stock. There can be no assurance that such provision will not be amended or eliminated at any time in the future.

Subtitle 8
Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its Board and notwithstanding any contrary provision in the charter or bylaws, to any or all of the following five provisions:
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a classified board;

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a two-thirds vote requirement for removing a director;

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a requirement that the number of directors be fixed only by vote of the directors;

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a requirement that a vacancy on the board be filled only by the remaining directors in office and for the remainder of the full term of the class of directors in which the vacancy occurred; and

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a majority requirement for the calling of a stockholder requested special meeting of stockholders.

Pursuant to our charter and bylaws, we have elected to be subject to the provision of Subtitle 8 that requires that vacancies on our Board may be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (i) require the affirmative vote of holders of shares entitled to cast at least two-thirds of all of the votes entitled to be cast generally in the election of directors for the removal of any director from the Board, with or without cause, (ii) vest in the Board the exclusive power to fix the number of directorships and (iii) require, unless called by our chairman of the Board, our chief executive officer, our president or the Board, the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast at such a meeting to call a special meeting of stockholders. We currently do not have a classified board.
Meetings of Stockholders
Pursuant to our bylaws, a meeting of our stockholders for the election of directors and the transaction of any business will be held annually on a date and at the time and place set by our Board. The chairman of our Board, our chief executive officer and president or our Board may call a special meeting of our stockholders. Subject to the provisions of our bylaws, a special meeting of our stockholders to act on any matter that may properly be brought before a meeting of the stockholders will also be called by our secretary upon the written request of the stockholders entitled to cast at least a majority of all the votes entitled to be cast on such matter at the meeting and containing the information required by our bylaws. Our secretary will inform the requesting stockholders of the reasonably estimated cost of preparing and mailing or delivering the notice of meeting (including our proxy materials), and the requesting stockholder must pay such estimated cost before our secretary is required to prepare and deliver the notice of the special meeting.
Amendment to Our Charter and Bylaws
Except for amendments to the provisions of our charter relating to the vote required to remove a director and the restrictions relating to the ownership and transfer of our shares of stock and amendments to the vote required to amend such provisions (each of which requires the affirmative vote of stockholders entitled to cast at least two-thirds of all the votes entitled to be cast on the matter) and amendments requiring the approval only of our Board, our charter generally may be amended only if declared advisable by our Board and approved by the affirmative vote of the holders of a majority of all of the votes entitled to be cast on the matter.
Our Board has the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.
Dissolution of Our Company
The dissolution of our Company must be declared advisable by a majority of our entire Board and approved by the affirmative vote of stockholders entitled to cast not less than a majority of all of the votes entitled to be cast on the matter.

Advance Notice of Director Nominations and New Business
Our bylaws provide that, with respect to an annual meeting of stockholders, nominations of individuals for election to our Board and the proposal of other business to be considered by stockholders may be made only (i) pursuant to our notice of the meeting, (ii) by or at the direction of our Board or (iii) by a stockholder who is a stockholder of record both at the time of giving advance notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice provisions set forth in our bylaws.
With respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting. Nominations of individuals for election to our Board may be made only (i) by or at the direction of our Board or (ii) provided that the meeting has been called for the purpose of electing directors, by a stockholder who is a stockholder of record both at the time of giving advance notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of such nominee and who has complied with the advance notice provisions set forth in our bylaws.
Anti-takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws
Our charter and bylaws and Maryland law contain provisions that may delay, defer or prevent a change in control or other transaction that might involve a premium price for shares of our common stock or otherwise be in the best interests of our stockholders, including business combination provisions, supermajority vote requirements and advance notice requirements for director nominations and stockholder proposals. Likewise, if the provision in the bylaws opting out of the control share acquisition provisions of the MGCL were rescinded or if we were to opt in to the classified board or other provisions of Subtitle 8, these provisions of the MGCL could have similar anti-takeover effects.
Exclusive Forum
Unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of any duty owed by any of our directors or officers or other employees to our Company or to our stockholders, (iii) any action asserting a claim against us or any of our directors or officers or other employees arising pursuant to any provision of the MGCL or our charter or bylaws, or (iv) any action asserting a claim against us or any of our directors or officers or other employees that is governed by the internal affairs doctrine. This provision does not cover claims made by stockholders pursuant to the securities laws of the United States, or any rules or regulations promulgated thereunder.
Indemnification and Limitation of Directors’ and Officers’ Liability
Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. Our charter contains such a provision which eliminates the liability of our directors and officers to the maximum extent permitted by Maryland law.
We have entered into indemnification agreements with each of our directors and officers that provide for indemnification to the maximum extent permitted by Maryland law.
Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
REIT Qualification
Our charter provides that our Board may revoke or otherwise terminate our REIT election, without approval of our stockholders, if it determines that it is no longer in our best interests to continue to qualify as a REIT.

THE OPERATING PARTNERSHIP AGREEMENT
The following is a summary of material provisions in the partnership agreement of our Operating Partnership, including amendments thereto, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.
General
We conduct substantially all of our business through Sutherland Partners L.P., a Delaware limited partnership, which we refer to as our Operating Partnership. We are the general partner of our Operating Partnership and hold OP units that correspond to the number of shares of common stock we have outstanding from time to time.
Although all of our assets are currently held through the Operating Partnership, we may in the future elect for various reasons to hold certain of our assets directly rather than through our Operating Partnership.
Our Operating Partnership is structured to make distributions with respect to OP units that will be equivalent to the distributions made to our common stockholders. Finally, our Operating Partnership is structured to permit limited partners in the Operating Partnership, through the exercise of their redemption rights, to exchange their OP units for shares of our common stock on a one-for-one basis (in a taxable transaction) and achieve liquidity for their investment.
Management
We are the sole general partner of the Operating Partnership and are liable for its obligations. As the sole general partner, we have full, exclusive and complete responsibility and discretion in the management and control of our Operating Partnership, including the ability to cause our Operating Partnership to enter into certain major transactions, including a merger of our Operating Partnership or a sale of substantially all of its assets. The OP units will have no voting rights. Our Operating Partnership is under no obligation to give priority to the separate interests of the limited partners or our stockholders in deciding whether to cause our Operating Partnership to take or decline to take any actions. As the sole general partner of the Operating Partnership, our consent is required for any amendment to the partnership agreement of our Operating Partnership. Additionally, without the consent of the limited partners, we may amend the partnership agreement of our Operating Partnership in any respect, implement mergers involving our Operating Partnership or sales of all or substantially all of its assets. Through the exercise of these powers, we would be authorized, without the consent of limited partners, to implement a transaction such as a merger involving our Operating Partnership that could result in the conversion of outstanding OP units into cash, shares of our common stock or other securities. The partnership agreement of our Operating Partnership only requires that, in such circumstances, limited partners receive cash, shares of our common stock or other securities having a fair market or net asset value, as the case may be, equal to the net asset value of the OP units being converted as of the month end period immediately prior to such conversion. The limited partners have no power to remove the general partner without the general partner’s consent.
Capital Contributions
If our Operating Partnership requires additional funds at any time in excess of capital contributions made by us, we may borrow funds from a financial institution or other lender and lend such funds to our Operating Partnership on the same terms and conditions as are applicable to our borrowing of such funds. In addition, we are authorized to cause our Operating Partnership to issue partnership interests for less than fair market value if we conclude in good faith that such issuance is in the best interest of our Operating Partnership and our stockholders.
Operations
The partnership agreement of our Operating Partnership provides that our Operating Partnership is to be operated in a manner that will (1) enable us to satisfy the requirements for qualification as a REIT for U.S. federal income tax purposes, (2) avoid any U.S. federal income or excise tax liability and (3) ensure that our Operating Partnership will not be classified as a “publicly traded partnership” taxable as a corporation for purposes of Section 7704 of the Internal Revenue Code.
The partnership agreement of our Operating Partnership provides that our Operating Partnership will distribute cash flow from operations to the partners of our Operating Partnership in accordance with its relative percentage interests on at least a quarterly basis in amounts determined by us as the general partner such that a holder of one OP unit will receive the same amount of annual cash flow distributions from our Operating Partnership as the amount of annual distributions paid to the holder of one share of our common stock.
Similarly, the partnership agreement of our Operating Partnership provides that taxable income and loss is allocated to the partners of our Operating Partnership in accordance with their relative percentage interests, subject to compliance with the provisions of Sections 704(b) and 704(c) of the Internal Revenue Code and the corresponding regulations promulgated by the U.S. Treasury Department, or the Treasury Regulations.
Upon the liquidation of our Operating Partnership, after payment of debts and obligations, any remaining assets of our Operating Partnership will be distributed to partners with positive capital accounts in accordance with their respective positive capital account balances.
Reimbursement of Expenses
We will not receive any compensation for our services as general partner of our Operating Partnership. In addition to the administrative and operating costs and expenses incurred by our Operating Partnership in acquiring and holding our assets, our Operating Partnership will pay all of our administrative costs and expenses and such expenses will be treated as expenses of our Operating Partnership. Such expenses will include:
•
all expenses relating to our formation and continuity of existence;

•
all expenses relating to any offerings and registrations of securities;

•
all expenses associated with our preparation and filing of any periodic reports under federal, state or local laws or regulations;

•
all expenses associated with our compliance with applicable laws, rules and regulations; and

•
all other operating or administrative costs of ours incurred in the ordinary course of its business.

Redemption of OP Units
Subject to certain limitations and exceptions, holders of OP units, other than us or our subsidiaries, have the right to cause our Operating Partnership to redeem their OP units for cash in an amount equal to the fair market value of an equivalent number of shares of our common stock. The fair market value of the common stock for this purpose will be equal to the average of the closing trading price of a share of our common stock on a U.S. national securities exchange for the ten trading days before the day on which the redemption notice is given to our Operating Partnership. In addition, the partnership agreement of our Operating Partnership also provides that we have the right to exchange OP units offered for redemption, on a one-for-one basis, for shares of common stock. Redemption rights of OP unit holders may not be exercised, however, if and to the extent that the delivery of shares upon such exercise would (i) result in any person owning shares in excess of our ownership limits, (ii) result in shares being owned by fewer than 100 persons or (iii) result in us being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code.
Mandatory Redemption Rights
We (and our Operating Partnership) do not have a mandatory redemption policy. However, as the sole general partner of our Operating Partnership, we may, without the consent of the limited partners, amend the partnership agreement of our Operating Partnership in any respect, implement mergers involving our Operating Partnership or sales of all or substantially all of its assets. Through the exercise of these powers, we would be authorized, without the consent of limited partners, to implement a transaction such as a merger involving our Operating Partnership, that could result in the mandatory conversion of outstanding OP units into cash, shares of our common stock or other securities. The partnership agreement of our Operating Partnership only requires that, in such circumstances, limited partners receive cash, shares of our common stock or other securities having a fair market or net asset value, as the case may be, equal to the net asset value of the OP units being converted as of the month end period immediately prior to such conversion. See “— General.”
Distributions
Our current policy is to pay quarterly distributions which will allow us to satisfy the requirements to qualify as a REIT and generally not be subject to U.S. federal income tax on our undistributed income. Any distributions we and our Operating Partnership make will be at the discretion of our Board and will depend upon our earnings and financial condition, maintenance of our REIT qualification, restrictions on making distributions under Maryland law and such other factors as our Board deems relevant. Our earnings and financial condition will be affected by various factors, including the net interest and other income from our portfolio, our operating expenses and any other expenditures.
Allocations of Net Income and Net Loss
Net income and net loss of our Operating Partnership are determined and allocated with respect to each fiscal year of our Operating Partnership as of the end of the year. Except as otherwise provided in the partnership agreement of our Operating Partnership, an allocation of a share of net income or net loss is treated as an allocation of the same share of each item of income, gain, loss or deduction that is taken into account in computing net income or net loss. Except as otherwise provided in the partnership agreement of our Operating Partnership, net income and net loss are allocated to the holders of OP units holding the same class or series of OP units in accordance with their respective percentage interests in the class or series at the end of each fiscal year. The partnership agreement of our Operating Partnership contains provisions for special allocations intended to comply with certain regulatory requirements, including the requirements of Treasury Regulations Sections 1.704-1(b) and 1.704-2. Except as otherwise required by the partnership agreement of our Operating Partnership or Internal Revenue Code and the Treasury Regulations, each operating partnership item of income, gain, loss and deduction is allocated among the limited partners of our Operating Partnership for U.S. federal income tax purposes in the same manner as its correlative item of book income, gain, loss or deduction is allocated pursuant to the partnership agreement of our Operating Partnership. In addition, under Section 704(c) of Internal Revenue Code, items of income, gain, loss and deduction with respect to appreciated or depreciated property which is contributed to a partnership, such as our Operating Partnership, in a tax-free transaction must be specially allocated among the partners in such a manner so as to take into account such variation between tax basis and fair market value. Our Operating Partnership will allocate tax items to the holders of OP units taking into consideration the requirements of Section 704(c). See “U.S. Federal Income Tax Considerations.”
Transferability of Interests
We will not be able to (1) voluntarily withdraw as the general partner of our Operating Partnership, or (2) transfer our general partner interest in our Operating Partnership (except to a wholly-owned subsidiary), unless the transaction in which such withdrawal or transfer occurs results in the limited partners receiving or having the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their redemption rights immediately prior to such transaction. Any limited partners will not be able to transfer their OP units, in whole or in part, without our written consent as the general partner of the partnership except where the limited partner becomes incapacitated.
Fiduciary Responsibilities
Our directors and officers have duties under applicable Maryland law to manage us in a manner consistent with our best interests. At the same time, the general partner of our Operating Partnership has fiduciary duties under Delaware law to manage our Operating Partnership in a manner beneficial to our Operating Partnership and its OP unitholders. Our duties, as the general partner of our Operating Partnership, to our Operating Partnership and its OP unitholders, therefore, may come into conflict with the duties of our directors and officers to our stockholders. We will be under no fiduciary obligation to give priority to the OP unitholders of our Operating Partnership or to our stockholders in deciding whether to cause our Operating Partnership to take or decline to take any actions.
Indemnification and Limitation of Liability
The partnership agreement expressly limits our liability by providing that neither we, as the general partner of our Operating Partnership, nor any of our directors or officers, will be liable or accountable in damages to our Operating Partnership, the OP unitholders or assignees for errors in judgment, mistakes of fact or law or for any act or omission if we, or such director or officer, acted in good faith. In addition, our Operating Partnership is required to indemnify us, and our officers, directors, employees, agents and designees to the fullest extent permitted by applicable law from and against any and all claims arising from operations of our Operating Partnership, except (1) for willful misconduct or a knowing violation of the law, (2) for any transaction for which the indemnified party received an improper personal benefit in violation or breach of any provision of the partnership agreement, or (3) in the case of any criminal proceeding, the indemnified party had reasonable cause to believe that the act or omission was unlawful. Our Operating Partnership also must pay or reimburse the reasonable expenses of any such person upon its receipt of a written affirmation of the person’s good faith belief that the standard of conduct necessary for indemnification has been met and a written undertaking to repay any amounts paid or advanced if it is ultimately determined that the person did not meet the standard of conduct for indemnification.
Term
Our Operating Partnership will continue perpetually, unless earlier terminated in the following circumstances:
•
a final and non-appealable judgment is entered by a court of competent jurisdiction ruling that the general partner is bankrupt or insolvent, or a final and non-appealable order for relief is entered by a court with appropriate jurisdiction against the general partner, in each case under any federal or state bankruptcy or insolvency laws as now or hereafter in effect, unless prior to the entry of such order or judgment, a majority in interest of the remaining outside limited partners agree in writing, in their sole and absolute discretion, to continue the business of our Operating Partnership and to the appointment, effective as of a date prior to the date of such order or judgment, of a successor general partner;

•
an election to dissolve our Operating Partnership made by the general partner in its sole and absolute discretion;

•
entry of a decree of judicial dissolution of our Operating Partnership pursuant to the provisions of the Delaware Revised Uniform Limited Partnership Act;

•
the sale or other disposition of all or substantially all of the assets of our Operating Partnership or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of our Operating Partnership;

•
the redemption (or acquisition by the general partner) of all OP units other than OP units held by the general partner; or

•
the incapacity or withdrawal of the general partner, unless all of the remaining partners in their sole and absolute discretion agree in writing to continue the business of the partnership and to the appointment, effective as of a date prior to the date of such incapacity, of a substitute general partner.

Tax Matter
Our partnership agreement provides that we, as the sole general partner of our Operating Partnership, are the tax matters partner of the Operating Partnership and, as such, we have authority to handle tax audits and to make tax elections under Internal Revenue Code on behalf of our Operating Partnership.

U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of certain material U.S. federal income tax considerations relating to our qualification and taxation as a REIT and the acquisition, holding, and disposition of our common stock. This summary is based upon the Internal Revenue Code, the Treasury Regulations, current administrative interpretations and practices of the IRS (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings) and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this summary. The summary is also based upon the assumption that the operation of our company, and of our subsidiaries and other lower-tier and affiliated entities, including our operating partnership will, in each case, be in accordance with its applicable organizational documents. This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular stockholder in light of its investment or tax circumstances or to stockholders subject to special tax rules, such as:
•
U.S. expatriates;

•
persons who mark-to-market our common stock;

•
subchapter S corporations;

•
U.S. stockholders (as defined below) who are U.S. persons (as defined below) whose functional currency is not the U.S. dollar;

•
financial institutions;

•
insurance companies;

•
broker-dealers;

•
regulated investment companies;

•
trusts and estates;

•
persons who hold our common stock on behalf of another person as nominees;

•
holders who receive our common stock through the exercise of employee stock options or otherwise as compensation;

•
persons holding our common stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•
persons subject to the alternative minimum tax provisions of the Internal Revenue Code;

•
persons holding our common stock through a partnership or similar pass-through entity;

•
persons holding a 10% or more (by vote or value) beneficial interest in our company;

•
tax exempt organizations, except to the extent discussed below in “— Taxation of Our Company — Taxation of Tax Exempt U.S. Stockholder;” and

•
non-U.S. persons (as defined below), except to the extent discussed below in “— Taxation of Our Company — Taxation of Non-U.S. Stockholder.”

This summary assumes that stockholders will hold our common stock as capital assets, which generally means as property held for investment. For the purposes of this summary, a U.S. person is a beneficial owner of our common stock who for U.S. federal income tax purposes is:
•
a citizen or resident of the U.S.;

•
a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S. or of a political subdivision thereof (including the District of Columbia);

•
an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•
any trust if (i) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in place to be treated as a U.S. person.

The tax treatment of partners in a partnership (or other entity treated as a partnership for U.S. federal income tax purposes generally) is a function of the nature of the partner and the activities of the partnership. Partnerships investing in our common stock or persons investing in our common stock through a partnership should consult their own tax advisors regarding the taxation of such investment.
For the purposes of this summary, a U.S. stockholder is a beneficial owner of our common stock who is a U.S. person. A tax exempt organization is a U.S. person who is exempt from U.S. federal income tax under Section 401(a) or 501(a) of the Internal Revenue Code.
For the purposes of this summary, a non-U.S. person is a beneficial owner of our common stock who is neither a U.S. stockholder nor an entity that is treated as a partnership for U.S. federal income tax purposes, and a non-U.S. stockholder is a holder of our common stock who is a non-U.S. person.
THE U.S. FEDERAL INCOME TAX TREATMENT OF HOLDERS OF OUR COMMON STOCK DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE TAX CONSEQUENCES OF HOLDING OUR COMMON STOCK TO ANY PARTICULAR STOCKHOLDER WILL DEPEND ON THE STOCKHOLDER’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF OUR COMMON STOCK.
Taxation of Our Company
We have elected to be taxed as a REIT under the Internal Revenue Code, commencing with our taxable year ended December 31, 2011. We believe that we have been organized and have operated in a manner that has enabled us to qualify as a REIT, and we intend to continue to operate, in a manner that will allow us to qualify for taxation as a REIT under the Internal Revenue Code.
The law firm of Clifford Chance US LLP has acted as our counsel in connection with the filing of this prospectus. We will receive an opinion of Clifford Chance US LLP to the effect that, commencing with our taxable year ended December 31, 2011, we have been organized and operated in conformity with the requirements for qualification as a REIT under the Internal Revenue Code, and our proposed method of operation, as represented by our management and our Manager in their certificate of representations supporting the opinion, will enable us continue to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code. It must be emphasized that the opinion of Clifford Chance US LLP is based on various assumptions relating to our organization and operation, including that all factual representations and statements set forth in all relevant documents, records and instruments are true and correct and that we will at all times operate in accordance with the method of operation described in our organizational documents. Additionally, the opinion of Clifford Chance US LLP is conditioned upon factual representations and covenants made by us and our management in the certificate of representations referenced above and by ZAIS Financial Corp., or ZAIS Financial, and its management in a certificate of representations provided by ZAIS Financial, ZAIS Financial Partners, L.P. and ZAIS REIT Management, LLC, dated as of October 31, 2016, regarding our organization, assets, past, present and future conduct of our business operations and other items regarding our ability to meet the various requirements for qualification as a REIT, and assumes that such representations and covenants are accurate and complete and that we will take no action inconsistent with our qualification as a REIT. In addition, to the extent we make certain investments, such as investments in mortgage loan securitizations, the accuracy of such opinion will also depend on the accuracy of certain opinions rendered to us in connection with such transactions. While we believe that we are organized and have operated and intend to continue to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in our circumstances or applicable law, no assurance can be given by Clifford Chance US LLP or us that we will so qualify for any particular year. Clifford Chance US LLP will have no obligation to advise us or the holders of shares of our common stock of any subsequent change in the matters stated, represented or assumed or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the Internal Revenue Service, or the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions. Clifford Chance US LLP’s opinion does not foreclose the possibility that we may have to utilize one or more REIT savings provisions discussed below, which could require the payment of a deficiency dividend or an excise or penalty tax (which could be significant in amount) in order to maintain our REIT qualification.
Qualification and taxation as a REIT depends on our ability to meet, on a continuing basis, through actual results of operations, distribution levels, diversity of share ownership and various qualification requirements imposed upon REITs by the Internal Revenue Code, our compliance with which has not been reviewed by Clifford Chance US LLP. In addition, our ability to qualify as a REIT may depend in part upon the operating results, organizational structure and entity classification for U.S. federal income tax purposes of certain entities in which we invest, which entities have not been reviewed by Clifford Chance US LLP. Our ability to qualify as a REIT also requires that we satisfy certain asset and income tests, some of which depend upon the fair market values of assets directly or indirectly owned by us or which serve as security for loans made by us. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy the requirements for qualification and taxation as a REIT.
Taxation of REITs in General
As indicated above, qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Internal Revenue Code. The material qualification requirements are summarized below, under “— Requirements for Qualification as a REIT.” While we believe we have operated as and intend to continue to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification as a REIT or that we will be able to operate in accordance with the REIT requirements in the future. See “— Failure to Qualify.”
Provided that we qualify as a REIT, we will generally be entitled to a deduction for dividends that we pay and, therefore, will not be subject to U.S. federal corporate income tax on our net taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that results generally from investment in a corporation. Rather, income generated by a REIT generally is taxed only at the stockholder level, upon a distribution of dividends by the REIT.
U.S. stockholders (as defined above) who are individuals are generally taxed on corporate dividends at a maximum rate of 20% (the same as long term capital gains), thereby substantially reducing, though not completely eliminating, the double taxation that has historically applied to corporate dividends. With limited exceptions, however, dividends received by individual U.S. stockholders from our company or from other entities that are taxed as REITs are not eligible for the reduced qualified dividend rate. However, for taxable years beginning after December 31, 2017 and before January 1, 2026, non-corporate U.S. taxpayers may deduct up to 20% of certain qualified business income, including “qualified REIT dividends” (generally, dividends received by a REIT stockholder that are not designated as capital gain dividends or qualified dividend income), subject to certain limitations. Assuming relevant holding period requirements and other applicable requirements are satisfied, this results in an effective maximum U.S. federal income tax rate of 29.6% on such income for non-corporate U.S. taxpayers. U.S. individual and certain other non-corporate U.S. stockholders may also be subject to an additional Medicare tax at a rate of 3.8%.
Net operating losses, foreign tax credits and other tax attributes of a REIT generally do not pass through to the stockholders of the REIT, subject to special rules for certain items, such as capital gains, recognized by REITs. See “— Taxation of Taxable U.S. Stockholders.” Even if we qualify for taxation as a REIT, however, we will be subject to U.S. federal income taxation as follows:

•
We will be taxed at regular U.S. federal corporate rates (currently 21%) on any undistributed income, including undistributed net capital gains.

•
For taxable years prior to 2018, we may be subject to the “alternative minimum tax” on our items of tax preference, if any.

•
We and our taxable REIT subsidiaries, or TRSs, may not use net operating losses generated beginning in 2021 to offset more than 80% of our or our TRSs’ taxable income (prior to the application of the dividends paid deduction). Net operating losses generated beginning in 2021 can be carried forward indefinitely but can no longer be carried back.

If we have net income from prohibited transactions, which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “Requirements for Qualification as a REIT — Prohibited Transactions” and “Requirements for Qualification as a REIT — Foreclosure Property” below.
•
If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or from certain leasehold terminations as “foreclosure property,” we may thereby avoid the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the net income from the sale or operation of the property not qualifying for purposes of the REIT gross income tests discussed below would be subject to U.S. federal corporate income tax at the highest applicable rate (currently 21%).

•
If we derive “excess inclusion income” from an interest in certain mortgage loan securitization structures (i.e., from a taxable mortgage pool or a residual interest in a REMIC), we could be subject to U.S. federal income tax at a 21% rate to the extent that such income is allocable to specified types of tax-exempt stockholders known as “disqualified organizations” that are not subject to unrelated business taxable income, or UBTI. Similar rules may apply if we own an equity interest in a taxable mortgage pool through a subsidiary REIT of our operating partnership. To the extent that we own a REMIC residual interest or a taxable mortgage pool through a TRS, we will not be subject to this tax directly, but will indirectly bear such tax economically as the shareholder of such TRS. See “Requirements for Qualification as a REIT — Excess Inclusion Income” below.

•
If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on an amount equal to (i) the greater of (A) the amount by which we fail the 75% gross income test or (B) the amount by which we fail the 95% gross income test, as the case may be, multiplied by (ii) a fraction intended to reflect profitability.

•
If we fail to satisfy any of the REIT asset tests, as described below, other than a failure of the 5% or 10% REIT asset tests that do not exceed a statutory de minimis amount as described more fully below, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate (currently 21%) of the net income generated by the non-qualifying assets during the period in which we failed to satisfy the asset tests.

•
If we fail to satisfy any provision of the Internal Revenue Code that would result in our failure to qualify as a REIT (other than a gross income or asset test requirement) and the violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.

•
If we fail to distribute during each calendar year at least the sum of (i) 85% our REIT ordinary income for such year, (ii) 95% of our REIT capital gain net income for such year and (iii) any undistributed taxable income from prior periods (or the required distribution), we will be subject to a 4% excise tax on the excess of the required distribution over the sum of (A) the amounts actually distributed (taking into account excess distributions from prior years), plus (B) retained amounts on which income tax is paid at the corporate level.

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We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders, as described below in “— Requirements for Qualification as a REIT.”

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A 100% excise tax may be imposed on some items of income and expense that are directly or constructively paid between us and any TRS that we may own if and to the extent that the IRS successfully adjusts the reported amounts of these items.

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If we acquire appreciated assets from a C corporation that is not a REIT in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the C corporation, we will be subject to tax on such appreciation at the highest corporate income tax rate then applicable on any gain from the disposition of such assets to the extent of the excess of the fair market value of the assets on the date they were acquired by us over the basis of such assets on such date if we dispose of the assets during the five-year period following our acquisition of such assets from the C corporation. The results described in this paragraph assume that the C corporation will not elect, in lieu of this treatment, to be subject to an immediate tax when the asset is acquired by us.

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We may elect to retain and pay U.S. federal income tax on our net long-term capital gain. In that case, a stockholder would include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, and would be allowed a credit for its proportionate share of the tax that we paid, and an adjustment would be made to increase the stockholder’s basis in our common stock by the difference between (i) the amounts of capital gain that we designated and that the shareholder included in their taxable income, minus (ii) the tax that we paid with respect to that income.

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We will have subsidiaries or own interests in other lower-tier entities that are domestic subchapter C corporations treated as TRSs, including ReadyCap Holdings, LLC, or ReadyCap, Ready Capital TRS I, LLC, or RC TRS I, Girod REO, LLC, or Girod, Zalanta Resort at the Village, LLC, or Zalanta TRS, Loan Star Golf, Inc., or Lone Star TRS, and RC Knight Holdings, LLC, or Knight, the earnings of which will be subject to U.S. federal corporate income tax.

In addition, we may be subject to a variety of taxes other than U.S. federal income tax, including state, local, and foreign income, franchise property and other taxes. We could also be subject to tax in situations and on transactions not presently contemplated.
Requirements for Qualification as a REIT
The Internal Revenue Code defines a REIT as a corporation, trust or association:
(i)
that is managed by one or more trustees or directors;

(ii)
the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

(iii)
that would be taxable as a domestic corporation but for the special Internal Revenue Code provisions applicable to REITs;

(iv)
that is neither a financial institution nor an insurance company subject to specific provisions of the Internal Revenue Code;

(v)
the beneficial ownership of which is held by 100 or more persons;

(vi)
in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Internal Revenue Code to include specified entities);

(vii)
that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year that has not been terminated or revoked;

(viii)
that has no earnings and profits from any non-REIT taxable year at the close of any taxable year;

(ix)
that uses the calendar year for U.S. federal income tax purposes; and

(x)
that meets other tests described below, including with respect to the nature of its income and assets and the amount of its distributions.

The Internal Revenue Code provides that conditions (i) through (iv) must be met during the entire taxable year, and that condition (v) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (v) and (vi) do not need to be satisfied for the first taxable year for which an election to become a REIT has been made. We believe that we have outstanding common stock with sufficient diversity of ownership to satisfy the requirements described in conditions (v) and (vi). In addition, our charter provides restrictions regarding the ownership and transfer of our shares, which are intended to assist us in satisfying the share ownership requirements described in conditions (v) and (vi) above.
To monitor compliance with the share ownership requirements, we are generally required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our shares of stock, in which the record holders are to disclose the actual owners of the shares (that is, the persons required to include in gross income the dividends paid by our company). A list of those persons failing or refusing to comply with this demand must be maintained as part of our records. Failure by our company to comply with these record-keeping requirements could subject us to monetary penalties. If we satisfy these requirements and after exercising reasonable diligence would not have known that condition (vi) is not satisfied, we will be deemed to have satisfied such condition. A stockholder that fails or refuses to comply with the demand is required by Treasury Regulations to submit a statement with its tax return disclosing the actual ownership of the shares and other information.
With respect to condition (viii), we believe that we have not had any non-REIT earnings and profits. With respect to condition (ix), we have adopted December 31 as our taxable year end and thereby satisfy this requirement.
Effect of Subsidiary Entities
Ownership of Partnership Interests
In the case of a REIT that is a partner in an entity that is treated as a partnership for U.S. federal income tax purposes, such as our operating partnership, Treasury Regulations provide that the REIT is deemed to own its proportionate share of the partnership’s assets and to earn its proportionate share of the partnership’s gross income based on its pro rata share of capital interests in the partnership for purposes of the asset and gross income tests applicable to REITs, as described below. However, solely for purposes of the 10% value test, described below, the determination of a REIT’s interest in partnership assets will be based on the REIT’s proportionate interest in any securities issued by the partnership, excluding for these purposes, certain excluded securities as described in the Internal Revenue Code. In addition, the assets and gross income of the partnership generally are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share of the assets and items of income of partnerships in which we own an equity interest is treated as assets and items of income of our company for purposes of applying the REIT requirements described below. Consequently, to the extent that we directly or indirectly hold a preferred or other equity interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even though we may have no control or only limited influence over the partnership.
As discussed in greater detail in “— Tax Aspects of Investments in Partnerships” below, our investment in a partnership involves special tax considerations. For example, it is possible that the IRS could treat a subsidiary partnership of ours as a corporation for U.S. federal income tax purposes. In this case, the subsidiary partnership would be subject to entity-level tax and the character of our assets and items of gross income would change, possibly causing us to fail the requirements to qualify as a REIT. See “— Tax Aspects of Investments in Partnerships — Entity Classification” and “— Failure to Qualify” below. In addition, special rules apply in the case of appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership. In general terms, these rules require that certain items of income, gain, loss and deduction associated with the contributed property be allocated to the contributing partner for U.S. federal income tax purposes. In certain circumstances, these rules could adversely affect us. See “— Tax Aspects of Investments in Partnerships — Tax Allocations With Respect to Partnership Properties” below.

Disregarded Subsidiaries
If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is disregarded for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income and asset tests applicable to REITs, as summarized below. A qualified REIT subsidiary is any corporation, other than a TRS, that is wholly owned by a REIT, by other disregarded subsidiaries of a REIT or by a combination of the two. Limited liability companies that are wholly owned by a single member that have not elected to be taxed as corporations for U.S. federal income tax purposes are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT gross income and asset tests. Disregarded subsidiaries, along with partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.” In the event that a disregarded subsidiary ceases to be wholly owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of our company), the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income tests applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See “— Asset Tests” and “— Gross Income Tests.”
Taxable REIT Subsidiaries
A REIT, in general, may jointly elect with a subsidiary corporation, whether or not wholly owned, to treat the subsidiary corporation as a TRS. The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for U.S. federal income tax purposes. Accordingly, such an entity would generally be subject to corporate income tax on its earnings, which may reduce the cash flow generated by us and our subsidiaries in the aggregate and our ability to make distributions to our stockholders.
We have elected, together with each of ReadyCap, RC TRS I, Girod, Zalanta TRS, Lone Star TRS, and Knight, for each such entity to be treated as a TRS, and we may make TRS elections with respect to certain other entities we may form in the future. We hold a significant amount of our assets in our TRSs. For example, as a result of ReadyCap’s SBLC license, ReadyCap’s ability to distribute cash and other assets is subject to significant limitations, and as a result, ReadyCap is required to hold certain assets that would be qualifying real estate assets for purposes of the REIT asset tests, would generate qualifying income for purposes of the REIT 75% income tests, and would not be subject to corporate taxation if held by our operating partnership. In addition, we intend that loans that we originate or buy with an intention of selling in a manner that might expose us to the 100% tax on “prohibited transactions” will be originated or sold by a TRS. Furthermore, loans that are to be modified may be held by a TRS on the date of their modification and for a period of time thereafter. Finally, some or all of the real estate properties that we may from time to time acquire by foreclosure or other procedure will likely be held in one or more TRSs.
The Internal Revenue Code and the Treasury Regulations promulgated thereunder provide a specific exemption from U.S. federal income tax that applies to a non-U.S. corporation that restricts its activities in the U.S. to trading in stock and securities (or any activity closely related thereto) for its own account whether such trading (or such other activity) is conducted by such a non-U.S. corporation or its employees through a resident broker, commission agent, custodian or other agent. Certain U.S. stockholders of such a non-U.S. corporation are required to include in their income currently their proportionate share of the earnings of such a corporation, whether or not such earnings are distributed. We may invest in certain non-U.S. corporations with which we will jointly make a TRS election which will be organized as Cayman Islands companies and will either rely on such exemption or otherwise operate in a manner so that such non-U.S. corporations will not be subject to U.S. federal income tax on their net income. Therefore, despite such contemplated entities’ status as TRSs, such entities should generally not be subject to U.S. federal corporate income tax on their earnings. However, we will likely be required to include in our income, on a current basis, the earnings of any such TRSs. This could affect our ability to comply with the REIT income tests and distribution requirement. See “— Gross Income Tests” and “— Annual Distribution Requirements.”

A REIT is not treated as holding the assets of a TRS in which the REIT holds an interest or as receiving any income that the TRS earns. Rather, the stock issued by the TRS is an asset in the hands of the REIT, and the REIT generally recognizes as income the dividends, if any, that it receives from the TRS. This treatment can affect the gross income and asset test calculations that apply to the REIT, as described below. Because a parent REIT does not include the assets and income of any such TRS in determining the parent REIT’s compliance with the REIT requirements, such TRSs may be used by the parent REIT to indirectly undertake activities that the REIT rules might otherwise preclude the parent REIT from doing directly or through pass-through subsidiaries or render commercially unfeasible (for example, activities that give rise to certain categories of income such as non-qualifying fee or hedging income or inventory sales, or transactions subject to the penalty tax on “prohibited transactions” described below). If dividends are paid to us by a TRS, then a portion of the dividends that we distribute to stockholders who are taxed at individual rates generally will be eligible for taxation at preferential qualified dividend income tax rates rather than at ordinary income rates. See “— Taxation of Taxable U.S. Stockholders” and “— Annual Distribution Requirements.” Certain restrictions imposed on TRSs are intended to ensure that such entities will be subject to appropriate levels of U.S. federal income taxation. First, deductions for interest paid on any debt incurred by a TRS, including loans that are made by an affiliated REIT, may be limited to the sum of (i) the interest income of the TRS for the taxable year, and (ii) 30% (50% for taxable years beginning after December 31, 2018 and before January 1, 2021) of the adjusted taxable income of the TRS for that year (although the TRS may carry forward to, and deduct in, a succeeding year the disallowed interest amount). Since this limitation generally only applies to interest expense to the extent it exceeds a TRS’s interest income, the limitation may not have a significant impact on TRSs that primarily hold debt investments. In addition, if amounts are paid to a REIT or deducted by a TRS due to transactions between a REIT, its tenants and/or the TRS, that exceed the amount that would be paid to or deducted by a party in an arm’s-length transaction, the REIT generally will be subject to an excise tax equal to 100% of such excess. We intend to continue to scrutinize all of our transactions with any of our subsidiaries that are treated as TRSs in an effort to ensure that we will not become subject to this excise tax; however, we cannot assure you that we will be successful in avoiding this excise tax.
We intend to hold a significant amount of assets in our TRSs, subject to the limitation that securities in TRSs may not represent more than 20% (25% for taxable years beginning after December 31, 2008 and before January 1, 2018) of our assets. In general, we intend that SBC loans that we originate or buy with an intention of selling in a manner that might expose us to a 100% tax on certain “prohibited transactions” will be originated or sold by a TRS. The TRS through which any such sales are made may be treated as a dealer for U.S. federal income tax purposes. As a dealer, the TRS would in general mark all the loans it holds, other than loans that are not held by primarily for sale to customers in the ordinary course of the TRS’s trade or business, on the last day of each taxable year to their market value, and would recognize ordinary income or loss on such loans with respect to such taxable year as if they had been sold for that value on that day. In addition, such TRS may elect to be subject to the mark-to-market regime described above in the event that the TRS is properly classified as a “trader” as opposed to a “dealer” for U.S. federal income tax purposes.
Taxable Mortgage Pools
An entity, or a portion of an entity, is classified as a taxable mortgage pool under the Internal Revenue Code if:
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substantially all of its assets consist of debt obligations or interests in debt obligations;

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more than 50% of those debt obligations are real estate mortgage loans or interests in real estate mortgage loans as of specified testing dates;

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the entity has issued debt obligations that have two or more maturities; and

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the payments required to be made by the entity on its debt obligations “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets.

Under Treasury Regulations, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets, and therefore the entity would not be treated as a taxable mortgage pool. We have entered into transactions, and may enter into additional transactions in the future, that result in us, our operating partnership or a portion of our assets being treated as a “taxable mortgage pool” for U.S. federal income tax purposes, to the extent structured in a manner other than a REMIC. Specifically, we may securitize SBC loans, residential or commercial loans that we acquire and certain securitizations may result in us owning interests in a taxable mortgage pool. We would be precluded from holding equity interests in such a securitization through our operating partnership at any time that our operating partnership is treated as a partnership for U.S. federal income tax purposes. Accordingly, we have entered into these transactions through a qualified REIT subsidiary of our subsidiary REIT of our operating partnership, and we would likely enter into any similar future transactions through a subsidiary REIT. We are generally precluded from selling to outside investors equity interests in such a securitization or from selling any debt securities issued in connection with such a securitization that might be considered to be equity interests for U.S. federal income tax purposes.
A taxable mortgage pool generally is treated as a corporation for U.S. federal income tax purposes. However, special rules apply to a REIT, a portion of a REIT, or a qualified REIT subsidiary that is a taxable mortgage pool. If a REIT, including a subsidiary REIT formed by our operating partnership, owns directly, or indirectly through one or more qualified REIT subsidiaries or other entities that are disregarded as a separate entity for U.S. federal income tax purposes, 100% of the equity interests in the taxable mortgage pool, the taxable mortgage pool will be a qualified REIT subsidiary and, therefore, ignored as an entity separate from the REIT for U.S. federal income tax purposes and would not generally affect the tax qualification of the REIT. Rather, the consequences of the taxable mortgage pool classification would generally, except as described below, be limited to the REIT’s stockholders. See “— Annual Distribution Requirements — Excess Inclusion Income.” If our subsidiary REIT or any other subsidiary REIT of our operating partnership owns less than 100% of the ownership interests in a subsidiary that is a taxable mortgage pool, the foregoing rules would not apply. Rather, the subsidiary would be treated as a corporation for U.S. federal income tax purposes, and would be subject to corporate income tax. In addition, this characterization would alter the REIT income and asset test calculations of such a subsidiary REIT and could adversely affect such REIT’s compliance with those requirements, which, in turn, could affect our compliance with the REIT requirements. We believe that our subsidiary REIT has held and will continue to hold all of the equity interests in the securitizations described above that is treated as a taxable mortgage pool, and we do not expect that we, or any subsidiary REIT owned by our operating partnership, would form any subsidiary that would become a taxable mortgage pool, in which we own some, but less than all, of the ownership interests, and we intend to monitor the structure of any taxable mortgage pools in which we have an interest to ensure that they will not adversely affect our qualification as a REIT. However, no assurance can be provided that the IRS could not successfully challenge our ownership of 100% of the equity in such taxable mortgage pool, which would adversely impact the ability our subsidiary REIT to qualify as a REIT and would adversely impact our REIT qualification.
In addition, our operating partnership currently holds interests in certain existing securitizations that were structured so as to not be treated as taxable mortgage pools. If the IRS were to successfully assert that any such securitization is a taxable mortgage pool, the assets held in the securitization would be subject to U.S. federal corporate income tax, and we could fail to qualify as a REIT.
Subsidiary REITs
Our operating partnership holds certain assets through a subsidiary REIT, and may establish one or more additional subsidiary REITs to hold certain assets and conduct certain activities. EAch such subsidiary REIT is be treated as a separate entity for U.S. federal income tax purposes, and are not be treated as owning the assets of such subsidiary REIT or recognizing the income recognized by such subsidiary REIT. Each such subsidiary REIT is generally be subject to U.S. federal income tax in the same manner as us and will be subject to the same gross income tests, asset tests and other REIT qualification requirements and considerations as are applicable to us.
The stock of our subsidiary REIT is a qualifying asset to us for the purpose of the 75% asset test so long as the subsidiary REIT continues to qualify as a REIT for U.S. federal income tax purposes. See “— Asset Tests.” Dividends received by our operating partnership from a subsidiary REIT are qualifying income to us for purposes of both the 75% and 95% gross income tests. See “— Gross Income

Tests — Dividend Income.” We may capitalize a subsidiary REIT with debt in addition to equity. Such debt (which is issued by non-publicly offered REITs) will generally not be a qualifying asset for purposes of the 75% asset test. See “— Asset Tests.” Interest paid to us on such debt will generally be qualifying income for purposes of the 95% gross income test but not the 75% gross income test. See “— Gross Income Tests — Interest Income.”
Gross Income Tests
In order to maintain our qualification as a REIT, we annually must satisfy two gross income tests. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions” and certain hedging and foreign currency transactions, must be derived from investments relating to real property or mortgages on real property, including “rents from real property,” dividends received from and gains from the disposition of shares of other REITs, interest income derived from mortgage loans secured by real property (including certain types of MBS), and gains from the sale of real estate assets, (other than income or gains with respect to debt instruments issued by publicly offered REITs that are not otherwise secured by real property), as well as income from certain kinds of temporary investments. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging and foreign currency transactions, must be derived from some combination of income that qualifies under the 75% income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property. We intend to monitor the amount of our non-qualifying income and manage our portfolio of assets to comply with the gross income tests, but we cannot assure you that we will be successful in the effort.
For purposes of the 75% and 95% gross income tests, a REIT is deemed to have earned a proportionate share of the income earned by any entity or arrangement treated as a partnership for U.S. federal income tax purposes, in which it owns an interest, which share is determined by reference to its capital interest in such entity, and is deemed to have earned the income earned by any qualified REIT subsidiary or other disregarded subsidiary.
Interest Income
Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and personal property, the value of the personal property securing the mortgage exceeds 15% of the value of all property securing the mortgage and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired the mortgage loan, the interest income will be apportioned between the real property and the personal property, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. If a mortgage is secured by both real property and personal property and the value of the personal property does not exceed 15% of the aggregate value of the property securing the mortgage at the time we acquire or commit to acquire the mortgage, the mortgage is treated as secured solely by real property for this purpose. Thus, there is no apportionment for purposes of the asset tests or the gross income tests if the fair market value of personal property securing the loan does not exceed 15% of the fair market value of all property securing the loan. Even if a loan is not secured by real property or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.
To the extent that a REIT is required to apportion its annual interest income to the real property security, the apportionment is based on a fraction, the numerator of which is the value of the real property securing the loan, determined when the REIT commits to acquire the loan, and the denominator of which is the highest “principal amount” of the loan during the year. In IRS Revenue Procedure 2014-51 the IRS interpret the principal amount” of the loan to be the face amount of the loan, despite the Internal Revenue Code requiring taxpayers to treat gain attributable to any market discount, that is the difference between the purchase price of the loan and its face amount, for all purposes (other than certain withholding and information reporting purposes) as interest.

To the extent the face amount of any loan that we hold that is secured by both real property and other property exceeds the value of the real property securing such loan, the interest apportionment rules described above may apply to certain of our loan assets unless the loan is secured solely by real property and personal property and the value of the personal property does not exceed 15% of the value of the property securing the loan. Thus, depending upon the value of the real property securing our mortgage loans and their face amount, and the other sources of our gross income generally, we may fail to meet the 75% REIT gross income test. In addition, although we will endeavor to accurately determine the values of the real property securing our loans at the time we acquire or commit to acquire such loans, such values may not be susceptible to a precise determination and will be determined based on the information available to us at such time. If the IRS were to successfully challenge our valuations of such assets and such revaluations resulted in a higher portion of our interest income being apportioned to property other than real property, we could fail to meet the 75% REIT gross income test. If we do not meet this test, we could potentially lose our REIT qualification or be required to pay a penalty tax to the IRS. Furthermore, prior to 2016, the apportionment rules described above applied to any debt instrument that was secured by real and personal property if the principal amount of the loan exceeded the value of the real property securing the loan. As a result, prior to 2016, these apportionment rules applied to mortgage loans held by us even if the personal property securing the loan did not exceed 15% of the total property securing the loan. We, and our predecessor Sutherland Asset Management Corporation that merged into ZAIS Financial, which we refer to as Pre-Merger Sutherland, have held significant mortgage loans that are secured by both real property and personal property. If the IRS were to successfully challenge the application of these rules to either us or Pre-Merger Sutherland, such company could fail to meet the 75% REIT gross income test, which could cause us or Pre-Merger Sutherland to fail to qualify as a REIT. In addition, although we will endeavor to accurately determine the values of the real property securing our loans at the time we acquire or commit to acquire such loans, such values may not be susceptible to a precise determination and will be determined based on the information available to us at such time. If the IRS were to successfully challenge our valuations of such assets and such revaluations resulted in a higher portion of our interest income being apportioned to property other than real property, we could fail to meet the 75% REIT gross income test. If we do not meet this test, we could potentially lose our REIT qualification or be required to pay a penalty tax to the IRS.
In addition, if we modify a distressed debt investment of ours by an agreement with the borrower, and if the modification is treated as a “significant modification” under the applicable Treasury regulations, the modified debt will be considered to have been reissued to us in a debt-for-debt exchange with the borrower. In that event, we may generally be required to reapportion the interest income to the real property security based on the value of the real property at the time of the modification, which may have reduced considerably. In Revenue Procedure 2014-51, the IRS provided a safe harbor under which a REIT is not required to reapportion the interest income on a mortgage loan upon a modification of the loan if the modification was occasioned by a default or would present a substantially reduced risk of default, and certain other requirements are met. Revenue Procedure 2014-51 may therefore allow us to modify certain of our distressed debt investments without adversely affecting the qualification of interest income from such debt investments for purposes of the 75% gross income test. However, we may enter into modifications of distressed debt investments that do not qualify for the safe harbor provided in Revenue Procedure 2014-51, which could adversely affect our ability to satisfy the 75% gross income test.
We believe that substantially all of the interest, OID, and market discount income that we receive from debt instruments is qualifying income for purposes of the 95% gross income tests. However, a significant portion of the loans that we hold have a loan amount in excess of the value of the real property securing the loan. As a result, if the value of personal property equals or exceeds 15% of the total fair market value and the apportionment rules apply, income from such loans is qualifying income for purposes of the 75% gross income test only to the extent of the ratio of the fair market value of the real property over the highest unpaid balance of the loan in the taxable year. In addition, we hold certain assets, including unsecured loans, loans secured by assets other than real property, and loans issued by our TRSs, and we may acquire certain assets, including interests in MBS secured by assets other than real property, that do not generate qualifying income for purposes of the 75% gross income test. Accordingly, our ability to invest in such assets is limited. Furthermore, although we intend to monitor the income generated by these assets so as to satisfy the 75% gross income test, no assurance can be provided that we will be successful in this regard. Accordingly, our investment in such assets could cause us to fail to satisfy the REIT gross income tests, which could cause us to fail to qualify as a REIT.

Prior to Pre-Merger Sutherland’s formation transactions, the predecessor of our operating partnership had accounted for its interest in certain SBC securitizations as an interest in a single debt instrument for U.S. federal income tax purposes. In connection with Pre-Merger Sutherland’s formation transactions, the predecessor to our operating partnership was treated as terminating for U.S. federal income tax purposes, and our operating partnership was treated as a new partnership that acquired the assets of such predecessor for U.S. federal income tax purposes. Beginning with such transactions, our operating partnership has properly accounted for its interests in these securitizations as interests in the underlying loans for U.S. federal income tax purposes. Since we did not have complete information regarding the tax basis of each of the loans held by our operating partnership at the time of the REIT formation transactions, our computation of taxable income with respect to these interests could be subject to adjustment by the IRS. While we believe that any such adjustment would not be significant in amount, the resulting redetermination of our gross income for U.S. federal income tax purposes could cause us to fail to satisfy the REIT gross income tests, which could cause us to fail to qualify as a REIT. In addition, if any such adjustment resulted in an increase to our REIT taxable income, we could be required to pay a deficiency dividend in order to maintain our REIT qualification. See “— Annual Distribution Requirements.”
We have and may continue to invest in RMBS that are either pass-through certificates or CMOs. We expect that such RMBS are treated either as interests in a grantor trust or as regular interests in a REMIC for U.S. federal income tax purposes and that substantially all of the interest income, OID and market discount from our RMBS will be qualifying income for the 95% gross income test. In the case of RMBS treated as interests in grantor trusts, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. The interest, OID and market discount on such mortgage loans would be qualifying income for purposes of the 75% gross income test to the extent that the obligation is secured by real property, as discussed above. In the case of RMBS treated as interests in a REMIC, income derived from REMIC interests will generally be treated as qualifying income for purposes of the 75% and 95% gross income tests. If less than 95% of the assets of the REMIC are real estate assets, however, then only a proportionate part of its interest in the REMIC and income derived from the interest will qualify for purposes of the 75% gross income test. In addition, some REMIC securitizations include imbedded interest swap or cap contracts or other derivative instruments that potentially could produce non-qualifying income for the holder of the related REMIC securities. In connection with the expanded HARP program, the IRS issued guidance providing that, among other things, if a REIT holds a regular or residual interest in an “eligible REMIC” that informs the REIT that at least 80% of the REMIC’s assets constitute real estate assets, then the REIT may treat 80% of the gross income received with respect to the interest in the REMIC as interest on an obligation secured by a mortgage on real property for the purpose of the 75% REIT gross income test. For this purpose, a REMIC is an “eligible REMIC” if (i) the REMIC has received a guarantee from Fannie Mae or Freddie Mac that will allow the REMIC to make any principal and interest payments on its regular and residual interests and (ii) all of the REMIC’s mortgages and pass-through certificates are secured by interests in single-family dwellings. If we were to acquire an interest in an eligible REMIC less than 95% of the assets of which constitute real estate assets, the IRS guidance described above may generally allow us to treat 80% of the gross income derived from the interest as qualifying income for the purpose of the 75% REIT gross income test. However, the remaining portion of such income would not generally be qualifying income for the purpose of the 75% REIT gross income test, which could adversely affect our ability to qualify as a REIT. We expect that substantially all of our income from RMBS will be qualifying income for purposes of the REIT gross income tests.
We believe that the interest, OID, and market discount income that we receive from our RMBS generally will be qualifying income for purposes of both the 75% and 95% gross income tests. However, to the extent that we own non-REMIC CMO obligations or other debt instruments secured by mortgage loans (rather than by real property) or secured by non-real estate assets, or debt securities that are not secured by mortgages on real property or interests in real property, the interest income received with respect to such securities generally will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. In addition, the loan amount of a mortgage loan that we own may exceed the value of the real property securing the loan. In that case, income from the loan will be qualifying income for purposes of the 95% gross income test, but the interest attributable to the amount of the loan that exceeds the value of the real property securing the loan will not be qualifying income for purposes of the 75% gross income test.

We may purchase Agency RMBS through TBAs and we may recognize income or gains from the disposition of those TBAs, through dollar roll transactions or otherwise. There is no direct authority with respect to the qualification of income or gains from dispositions of TBAs as gains from the sale of real property (including interests in real property and interests in mortgages on real property) or other qualifying income for purposes of the 75% gross income test. Consequently, our ability to enter into dollar roll transactions and other dispositions of TBA could be limited. No assurance can be given that the IRS will treat such income as qualifying income. We do not expect such income to adversely affect our ability to meet the 75% gross income test. In the event that such income were determined not to be qualifying for the 75% gross income test, we could be subject to a penalty tax or we could fail to qualify as a REIT if such income when added to any other non-qualifying income exceeded 25% of our gross income.
We may also hold excess MSRs, which means the portion of an MSR that exceeds the arm’s length fee for services performed by the mortgage servicer. In certain private letter rulings, the IRS ruled that interest received by a REIT from excess MSRs meeting certain requirements will be considered interest on obligations secured by mortgages on real property for purposes of the 75% REIT gross income test. A private letter ruling may be relied upon only by the taxpayer to whom it is issued, and the IRS may revoke a private letter ruling. Consistent with the analysis adopted by the IRS in that private letter ruling and based on advice of counsel, we intend to treat income from any excess MSRs that meet the requirements provided in the private letter ruling as qualifying income for purposes of the 75% and 95% gross income tests. Notwithstanding the IRS’s determination in the private letter ruling described above, it is possible that the IRS could successfully assert that such income does not qualify for purposes of the 75% and/or 95% gross income tests, which, if such income together with other income we earn that does not qualify for the 75% or 95% gross income test, as applicable, exceeded 25% or 5% of our gross income, could cause us to be subject to a penalty tax and could impact our ability to qualify as a REIT. See “— Gross Income Tests — Failure to Satisfy the Gross Income Tests” and “Failure to Qualify as a REIT.” We hold MSRs other than excess MSRs in a TRS in order to avoid recognizing non-qualifying income for purposes of the REIT gross income tests.
Phantom Income
Due to the nature of the assets in which we will invest, we may be required to recognize taxable income from certain of our assets in advance of our receipt of cash flow on or proceeds from disposition of such assets, which we refer to as “phantom income,” and we may be required to report taxable income in early periods that exceeds the economic income ultimately realized on such assets.
We have and may continue to acquire debt instruments, including SBC Loans, mortgage loans, and MBS, in the secondary market for less than their face amount. The discount at which such debt instruments are acquired may reflect doubts about their ultimate collectability rather than current market interest rates. The amount of such discount will nevertheless generally be treated as “market discount” for U.S. federal income tax purposes. We expect to accrue market discount on a constant yield to maturity of the debt instrument, based generally on the assumption that all future payments on the debt instrument will be made. Accrued market discount is reported as income when, and to the extent that, any payment of principal on the debt instrument is received, unless we elect to include accrued market discount in incomes as it accrues. Principal payments on certain loans are made monthly, and consequently accrued market discount may have to be included in income each month as if the debt instrument would ultimately be collected in full. If we collect less on the debt instrument than our purchase price plus any market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions in subsequent years. In certain cases, we may be able to cease accruing interest income with respect to a debt instrument, to the extent there is reasonable doubt as to our ability to collect such interest income. However, if we recognize insufficient interest income, and the IRS were to successfully assert that we did not accrue the appropriate amount of income with respect to such a debt instrument in a given taxable year, we may be required to increase our taxable income with respect to such year, which could cause us to be required to pay a deficiency dividend or a tax on undistributed income, or fail to qualify as a REIT.
Some of the MBS and other debt instruments that we purchase will likely have been issued with OID. We will be required to accrue OID based on a constant yield method and income will accrue on the debt instruments based on the assumption that all future payments on such debt instruments will be made. If such debt instruments turn out not to be fully collectible, an offsetting loss will only become available in a later year when uncollectiblity is provable. Moreover, such loss will likely be treated as a capital loss in the hands of our operating partnership, and the utility of that deduction would therefore depend on our having capital gain in that later year or thereafter. In addition, we may also acquire distressed debt investments that are subsequently modified by agreement with the borrower. If the amendments to the outstanding debt are “significant modifications” under the applicable Treasury Regulations, the modified debt may be considered to have been reissued to us at a gain in a debt-for-debt exchange with the borrower, with gain recognized by us to the extent that the principal amount of the modified debt exceeds our cost of purchasing it prior to modification. To the extent that such modifications are made with respect to a debt instrument held by a TRS treated as a dealer for U.S. federal income tax purposes, such TRS would be required at the end of each taxable year, including the taxable year in which any such modification were made, to mark the modified debt obligation to its fair market value as if the debt obligation were sold. In that case, such TRS would recognize a loss at the end of the taxable year in which the modification were made to the extent the fair market value of such debt obligation were less than its principal amount after the modification. We may also be required under the terms of the indebtedness that we incur to use cash received from interest payments to make principal payment on that indebtedness, with the effect that we will recognize income but will not have a corresponding amount of cash available for distribution to our stockholders.
We also may hold excess MSRs. Based on IRS guidance concerning the classification of MSRs, we intend to treat such excess MSRs as ownership interests in the interest payments made on the underlying mortgage loans, akin to an “interest only” strip. Under this treatment, for purposes of determining the amount and timing of taxable income, each excess MSR is treated as a bond that was issued with OID on the date we acquired such excess MSR. In general, we are required to accrue OID based on the constant yield to maturity of each excess MSR, and to treat such OID as taxable income in accordance with the applicable U.S. federal income tax rules. The constant yield of an excess MSR is determined, and is taxed, based on a prepayment assumption regarding future payments due on the mortgage loans underlying the excess MSR. If the mortgage loans underlying an excess MSR prepay at a rate different than that under the prepayment assumption, our recognition of OID will be either increased or decreased depending on the circumstances. Thus, in a particular taxable year, we may be required to accrue an amount of income in respect of an excess MSR that exceeds the amount of cash collected in respect of that excess MSR. Furthermore, it is possible that, over the life of the investment in an excess MSR, the total amount we pay for, and accrue with respect to, the excess MSR may exceed the total amount we collect on such excess MSR. No assurance can be given that we will be entitled to a deduction for such excess, meaning that we may be required to recognize phantom income over the life of an excess MSR.
In addition to the rules described above, we are generally required to include certain amounts in income no later than the time that the amounts are reflected on our financial statements, subject to an exception for MSRs and certain other exceptions. This rule could cause us to be required to take income into account earlier than under the general tax principles otherwise discussed herein.
Due to each of these potential differences between income recognition or expense deduction and related cash receipts or disbursements, there is a significant risk that we may have substantial taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other actions to satisfy the REIT distribution requirements for the taxable year in which this “phantom income” is recognized. See “— Annual Distribution Requirements.”
Dividend Income
We may receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions are generally classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions generally constitute qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. Any dividends received by us from a REIT is qualifying income in our hands for purposes of both the 95% and 75% gross income tests.
Income inclusions under Code rules relating to “controlled foreign corporations” and “passive foreign investment companies” with respect to certain equity investments in a foreign TRS or other non-U.S. corporation in which we may hold an equity interest are technically neither dividends nor any of the other enumerated categories of income specified in the 95% gross income test for U.S. federal income tax purposes. In Revenue Procedure 2018-48, the IRS stated that such income inclusions will be treated as qualifying income for purposes of the 95% gross income test and that certain foreign currency gains related thereto would be disregarded in applying the 95% gross income test.
Hedging Transactions
We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swap agreements, interest rate cap agreements, swaptions, financial futures, and options. Under the Internal Revenue Code, any income that we generate from transactions intended to hedge its interest rate risks will generally be excluded from gross income for purposes of the 75% and 95% gross income tests if (i) the instrument (A) hedges interest rate risk or foreign currency exposure on liabilities used to carry or acquire real estate assets or (B) hedges risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income tests, or (C) hedges an instrument described in clause (A) or (B) for a period following the extinguishment of the liability or the disposition of the asset that was previously hedged by the hedged instrument, and (ii) such instrument is properly identified under applicable Treasury Regulations. Any income from other hedges would generally constitute non-qualifying income for purposes of both the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT, but there can be no assurance that we will be successful in this regard.
Rents from Real Property
Rents we receive from leasing real property or interests therein qualify as “rents from real property” in satisfying the gross income tests described above, only if several conditions are met, including the following. If rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under any particular lease, then the portion of the rent attributable to such personal property will not qualify as rents from real property. The determination of whether an item of personal property constitutes real or personal property under the REIT provisions of the Internal Revenue Code is subject to both legal and factual considerations and is therefore subject to different interpretations.
In addition, in order for rents received by us to qualify as “rents from real property,” the rent must not be based in whole or in part on the income or profits of any person. However, an amount will not be excluded from rents from real property solely by reason of being based on a fixed percentage or percentages of sales or if it is based on the net income of a tenant which derives substantially all of its income with respect to such property from subleasing of substantially all of such property, to the extent that the rents paid by the subtenants would qualify as rents from real property, if earned directly by our company. Moreover, for rents received to qualify as “rents from real property,” we generally must not operate or manage the property or furnish or render certain services to the tenants of such property, other than through an “independent contractor” who is adequately compensated and from which we derive no income or through a TRS. We are permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. In addition, we may directly or indirectly provide non-customary services to tenants of our properties without disqualifying all of the rent from the property if the payment for such services does not exceed 1% of the total gross income from the property. In such a case, only the amounts for non-customary services are not treated as rents from real property and the provision of the services does not disqualify the related rent.
Rental income will qualify as rents from real property only to the extent that we do not directly or constructively own, (i) in the case of any tenant which is a corporation, stock possessing 10% or more of the total combined voting power of all classes of stock entitled to vote, or 10% or more of the total value of shares of all classes of stock of such tenant, or (ii) in the case of any tenant which is not a corporation, an interest of 10% or more in the assets or net profits of such tenant. We monitor the income we receive from the rental of real property to determine if the rent is treated as paid by an entity that is treated as related to us for purposes of these rules. However, the attribution rules that apply for purposes of the above rules are complex. In order to determine whether we are deemed to hold an interest in the tenant under these attribution rules, we may be required to rely on information that we obtain from our shareholders and other third parties regarding potential relationships that could cause us to be treated as owning an interest in such tenants. No assurance can be provided that we will have access to all information necessary to make this determination, and as a result no assurance can be provided that the rental income we receive will not be treated as received from related parties under these rules, which could adversely impact our ability to qualify as a REIT.
Failure to Satisfy the Gross Income Tests
We intend to monitor our sources of income, including any non-qualifying income received by us, and manage our assets so as to ensure our compliance with the gross income tests. We cannot assure you, however, that we will be able to satisfy the gross income tests. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for the year if we are entitled to relief under applicable provisions of the Internal Revenue Code. These relief provisions will generally be available if our failure to meet these tests was due to reasonable cause and not due to willful neglect and, following the identification of such failure, we set forth a description of each item of our gross income that satisfies the gross income tests in a schedule for the taxable year filed in accordance with the Treasury Regulations. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances, we will not qualify as a REIT. As discussed above under “— Taxation of REITs in General,” even where these relief provisions apply, a tax would be imposed upon the profit attributable to the amount by which we fail to satisfy the particular gross income test.
Asset Tests
We, at the close of each calendar quarter, must also satisfy multiple tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. Government securities and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property (such as land, buildings, leasehold interests in real property), personal property leased with real property if rents attributable to the personal property do not exceed 15% of total rents, stock of other corporations that qualify as REITs, interests in mortgages in real property or on interests in real property, debt instruments issued by publicly offered REITs, interests in obligations secured by both real property and personal property if the fair market value of the personal property does not exceed 15% of the total fair market value of all property securing such mortgage, and certain kinds of MBS and mortgage loans. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below. Second, the value of any one issuer’s securities owned by us may not exceed 5% of the value of our gross assets. Third, we may not own more than 10% of any one issuer’s outstanding securities, as measured by either (a) voting power (the “10% voting test”) or (b) value (the “10% value test”). Fourth, the aggregate value of all securities of TRSs held by us may not exceed 20% (25% for taxable years beginning after December 31, 2008 and before January 1, 2018) of the value of our gross assets. Fifth, not more than 25% of the value of our gross assets is represented by nonqualified publicly offered REIT debt instruments.
The 5% and 10% asset tests do not apply to stock and securities of TRSs and qualified REIT subsidiaries. The 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Internal Revenue Code, including any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, (i) a REIT’s interest as a partner in a partnership is not considered a security for purposes of applying the 10% value test; (ii) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% REIT gross income test; and (iii) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership to the extent of the REIT’s interest as a partner in the partnership.
For purposes of the 10% value test, “straight debt” means a written unconditional promise to pay on demand on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into stock, (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors other than certain contingencies relating to the timing and amount of principal and interest payments, as described in the Internal Revenue Code and (iii) in the case of an issuer which is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our “controlled taxable REIT subsidiaries” as defined in the Internal Revenue Code, hold any securities of the corporate or partnership issuer which (A) are not straight debt or other excluded securities (prior to the application of this rule), and (B) have an aggregate value greater than 1% of the issuer’s outstanding securities (including, for the purposes of a partnership issuer, our interest as a partner in the partnership).
After initially meeting the asset tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy the asset tests because we acquire assets during a quarter, we can cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. If we fail the 5% asset test, the 10% vote test or 10% value test at the end of any quarter and such failure is not cured within 30 days thereafter, we may dispose of sufficient assets (generally within six months after the last day of the quarter in which the identification of the failure to satisfy these asset tests occurred) to cure such a violation that does not exceed the lesser of 1% of our assets at the end of the relevant quarter or $10,000,000. If we fail any of the other asset tests or our failure of the 5% and 10% asset tests is in excess of the de minimis amount described above, as long as such failure was due to reasonable cause and not willful neglect, it is permitted to avoid disqualification as a REIT, after the 30 day cure period, by taking steps, including the disposition of sufficient assets to meet the asset test (generally within six months after the last day of the quarter in which the identification of the failure to satisfy the REIT asset test occurred) and paying a tax equal to the greater of $50,000 or the highest corporate income tax rate (currently 21%) of the net income generated by the non-qualifying assets during the period in which we failed to satisfy the asset test.
We believe that the majority of the SBC loans and MBS that we intend to own generally are qualifying assets for purposes of the 75% asset test. However, certain of the assets that we hold or intend to hold, including debt instruments secured by non-real estate assets, unsecured debt, debt securities issued by C corporations or other fixed-income securities that are not secured by mortgages on real property or on interests in real property, or non-real estate ABS or other debt instruments secured by mortgage loans (rather than by real property), will generally not be qualifying assets for purposes of the 75% asset test.
A real estate mortgage loan that we own generally will be treated as a real estate asset for purposes of the 75% REIT asset test if, on the date that we acquire or originate the mortgage loan, the value of the real property securing the loan (which, beginning in 2016, includes for these purposes personal property securing the loan if such personal property does not exceed 15% of the total fair market value of all of the property securing such loan) is equal to or greater than the principal amount of the loan or the loan either is secured only by real property or in the case of a loan secured by real and personal property, the value of the personal property securing the loan does not exceed 15% of the value of all property securing the loan. In the event that we invest in a mortgage loan that is secured by both real property and personal property the value of which is more than 15% of the value of all property securing the loan (and, beginning in 2016, the fair market value of the other property securing the loan exceeds 15% of the total fair market value of all of the property securing such loan), Revenue Procedure 2014-51, may apply to determine what portion of the mortgage loan will be treated as a real estate asset for purposes of the 75% asset test. Pursuant to Revenue Procedure 2014-51, the IRS has announced that it will not challenge a REIT’s treatment of a loan as a real estate asset if the REIT treats the loan as a real estate asset in an amount equal to the lesser of (1) the value of the loan or (2) the greater of (i) the current value of the real property securing the loan or (ii) the value of the real property securing the loan at the relevant testing date (generally, the date the REIT commits to make the loan or to purchase the loan, as the case may be). This safe harbor, if it applied to us, would help us comply with the REIT asset tests following the acquisition of distressed debt if the value of the real property securing the loan were to subsequently decline.
In addition, if we modify a distressed debt investment of ours by an agreement with the borrower, and if the modification is treated as a “significant modification” under the applicable Treasury regulations, the modified debt may be considered to have been reissued to us in a debt-for-debt exchange with the borrower. In that event, we may generally be required to redetermine the portion of the loan that is treated as a real estate asset for purposes of the REIT asset tests. In Revenue Procedure 2014-51, the IRS has provided a safe harbor under which a REIT is not required to redetermine the value of real property securing a mortgage loan for purposes of the REIT asset tests in the event of a significant modification of the loan if the modification meets certain requirements. See “— Income Tests — Interest Income.” However, we may enter into modifications of distressed debt investments that do not qualify for the safe harbor provided in Revenue Procedure 2014-51, which could adversely affect our ability to satisfy the REIT asset tests. Accordingly, there can be no assurance that the IRS will not contend that our interests in mortgage loans cause a violation of the REIT asset tests.
A significant portion of our assets may be held from time to time in TRSs. While we intend to manage our affairs so as to satisfy the 20% (25% for taxable years beginning after December 31, 2008 and before January 1, 2018) TRS limitation described above, there can be no assurance that we will be able to do so in all market circumstances. In order to satisfy this TRS limitation, we have been required to and may in the future be required to acquire assets that we otherwise would not acquire, liquidate or restructure assets that we hold through ReadyCap or any of our TRSs, or otherwise engage in transactions that we would not otherwise undertake absent the requirements for REIT qualifications. Each of these actions could reduce the distributions available to our stockholders. In addition, we and our subsidiary REIT have made loans to our TRSs that meet the requirements to be treated as qualifying investments of new capital, which is generally treated as a real estate asset under the Code. Because such loans are treated as real estate assets for purposes of the REIT requirements, we do not treat these loans as TRS securities for purposes of the TRS asset limitation, which is consistent with private rulings issues by the IRS. However, no assurance can be provided that the IRS may not successfully assert that such loans should be treated as securities of our or our subsidiary REIT’s TRSs, which could adversely impact our qualification as a REIT. In addition, ReadyCap has issued notes with respect to which we have provided certain financial guarantees and other credit support. We believe that, notwithstanding the credit support that we have provided with respect to these note issuances, these note issuances should be treated as borrowings of ReadyCap for U.S. federal income tax purposes. However, if the IRS were to successfully assert that these note issuances should be characterized as note issuances by us, rather than ReadyCap we could fail to satisfy the 20% TRS limitation (25% for taxable years beginning after December 31, 2008 and before January 1, 2018). Moreover, no assurance can be provided that we will be able to successfully manage our asset composition in a manner that causes us to satisfy this TRS limitation each quarter, and our failure to satisfy this limitation could result in our failure to qualify as a REIT.
Our TRSs may need to make dividend distributions to us at times when it may not be preferable to do so in order to satisfy the requirement that securities issued by TRSs do not exceed 20% (25% for taxable years beginning after December 31, 2008 and before January 1, 2018) of the value of our assets. We may, in turn, distribute all or a portion of such dividends to our stockholders at times when we might not otherwise wish to declare and pay such dividends. See “— Annual Distribution Requirements.” Distributions from a TRS will generally not constitute qualifying income for purposes of the 75% gross income test. As a result, it is possible that we may wish to cause a TRS to distribute a dividend in order to reduce the value of our TRS securities below 20% of our assets, but be unable to do so without violating the 75% gross income test. In addition, because the 75% gross income test in an annual test and the amount of distributions of a TRS that are treated as dividends for U.S. federal income tax purposes depends on the earnings and profit of such TRS throughout the taxable year, it is not always possible for us to precisely determine how a distribution from a TRS will impact our compliance with the 75% gross income test for the year. Although there are other measures we can take in such circumstances in order to remain in compliance with the requirements for qualification as a REIT, there can be no assurance that we will be able to comply with both of these tests in all market conditions.
We believe that our holdings of loans and other securities will be structured in a manner that will comply with the foregoing REIT asset requirements and we intend to monitor compliance on an ongoing basis. There can be no assurance, however, that we will be successful in this effort. In this regard, to determine compliance with these requirements, we will need to estimate the value of our assets. We may not obtain independent appraisals to support our conclusions concerning the values of our assets, and the values of some of our assets may not be susceptible to a precise determination and are subject to change in the future. Although we will be prudent in making estimates as to the value of our assets, there can be no assurance that the IRS will not disagree with the determinations and assert that a different value is applicable, in which case we might not satisfy the 75% asset test and the other asset tests and could fail to qualify as a REIT. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset tests.

Accordingly, there can be no assurance that the IRS will not contend that our interests in subsidiaries or in the securities of other issuers cause a violation of the REIT asset tests. Moreover, regulations may affect the debt characterizations of our intercompany obligations.
Treatment of Specific Investments and Transactions
REMICs
The Internal Revenue Code provides that a regular or a residual interest in a REMIC is generally treated as a real estate asset for the purposes of the REIT asset tests, and any amount includible in our gross income with respect to such an interest is generally treated as interest on an obligation secured by a mortgage on real property for the purposes of the REIT gross income tests. If, however, less than 95% of the assets of a REMIC in which we hold an interest consist of real estate assets (determined as if we held such assets), we will be treated as holding our proportionate share of the assets of the REMIC for the purpose of the REIT asset tests and receiving directly our proportionate share of the income of the REMIC for the purpose of determining the amount of income from the REMIC that is treated as interest on an obligation secured by a mortgage on real property. In connection with the expanded HARP program, the IRS issued guidance providing that, among other things, if a REIT holds a regular interest in an “eligible REMIC,” or a residual interest in an “eligible REMIC” that informs the REIT that at least 80% of the REMIC’s assets constitute real estate assets, then (i) the REIT may treat 80% of the value of the interest in the REMIC as a real estate asset for the purpose of the REIT asset tests and (ii) the REIT may treat 80% of the gross income received with respect to the interest in the REMIC as interest on an obligation secured by a mortgage on real property for the purpose of the 75% REIT gross income test. For this purpose, a REMIC is an “eligible REMIC” if (i) the REMIC has received a guarantee from Fannie Mae or Freddie Mac that will allow the REMIC to make any principal and interest payments on its regular and residual interests and (ii) all of the REMIC’s mortgages and pass-through certificates are secured by interests in single-family dwellings. If we were to acquire an interest in an eligible REMIC less than 95% of the assets of which constitute real estate assets, the IRS guidance described above may generally allow us to treat 80% of its interest in such a REMIC as a qualifying real estate asset for the purpose of the REIT asset tests and 80% of the gross income derived from the interest as qualifying income for the purpose of the 75% REIT gross income test. Although the portion of the income from such a REMIC interest that does not qualify for the 75% REIT gross income test would likely be qualifying income for the purpose of the 95% REIT gross income test, the remaining 20% of the REMIC interest generally would not qualify as a real estate asset, which could adversely affect our ability to satisfy the REIT asset tests. Accordingly, owning such a REMIC interest could adversely affect our ability to qualify as a REIT.
Repurchase Transactions
We may enter into repurchase agreements under which we will nominally sell certain of our assets to a counterparty and simultaneously enter into an agreement to repurchase the sold assets. We believe that we will be treated for U.S. federal income tax purposes as the owner of the assets that are the subject of any such repurchase agreement and the repurchase agreement will be treated as a secured lending transaction notwithstanding that we may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could successfully assert that we did not own the assets during the term of the repurchase agreement, in which case we could fail to qualify as a REIT.
TBAs
We may have exposure to Agency RMBS through TBAs. As with any forward purchase contract, the value of the underlying Agency RMBS may decrease between the contract date and the settlement date, which may result in the recognition of income, gain or loss. The law is unclear regarding whether TBAs are qualifying assets for the REIT 75% asset test and whether income or gains from the dispositions of TBAs, through “dollar roll” transactions or otherwise, constitute qualifying income for purposes of the REIT 75% gross income test. Accordingly, our ability to purchase Agency RMBS through TBAs or to dispose of TBAs through these transactions or otherwise, could be limited. We do not expect TBAs to adversely affect its ability to meet the REIT gross income and assets tests. No assurance can be given that the IRS would treat

TBAs as qualifying assets or treat income and gains from the disposition of TBAs as qualifying income for these purposes, and, therefore, our ability to invest in such assets could be limited.
Annual Distribution Requirements
In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to:
(a)
the sum of:

•
90% of our “REIT taxable income” (computed without regard to the deduction for dividends paid and our net capital gains); and

•
90% of our net income (after tax), if any, from foreclosure property (as described below);

minus
(b)
the sum of specified items of non-cash income that exceeds a specified percentage of our income.

These distributions must be paid in the taxable year to which they relate or in the following taxable year if such distributions are declared in October, November or December of the taxable year, are payable to stockholders of record on a specified date in any such month and are actually paid before the end of January of the following year. Such distributions are treated as both paid by us and received by each stockholder on December 31 of the year in which they are declared. In addition, at our election, a distribution for a taxable year may be declared before we timely file our tax return for the year and be paid with or before the first regular dividend payment after such declaration, provided that such payment is made during the 12-month period following the close of such taxable year. These distributions are taxable to our stockholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement.
To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at ordinary U.S. federal corporate tax rates on the retained portion. In addition, we may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect to have our stockholders include their proportionate share of such undistributed long-term capital gains in income and receive a corresponding credit or refund, as the case may be, for their proportionate share of the tax paid by us. Our stockholders would then increase the adjusted basis of their stock in us by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their proportionate shares.
If we fail to distribute during each calendar year at least the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain net income for such year and (iii) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed (taking into account excess distributions from prior periods) and (y) the amounts of income retained on which we have paid corporate income tax. We may be subject to the 4% excise tax for certain taxable years.
In addition, if we were to recognize “built-in gain” (as defined below) on the disposition of any assets acquired from a C corporation in a transaction in which our basis in the assets was determined by reference to the C corporation’s basis (for instance, if the assets were acquired in a tax-free reorganization or contribution), we would be required to distribute at least 90% of the built-in gain net of the tax we would pay on such gain. See “— Tax on Built-In Gains” below.
It is possible that we, from time to time, may not have sufficient cash to meet the distribution requirements due to timing differences between (i) the actual receipt of cash, including receipt of distributions from our subsidiaries and (ii) the inclusion of items in income by us for U.S. federal income tax purposes prior to receipt of such income in cash. For example, we may acquire debt instruments or notes whose face value may exceed its issue price as determined for U.S. federal income tax purposes, market discount bonds such that we will be required to include in our income a portion of income each year that such instrument is held before we receive any corresponding cash. Similarly, if we engage in modifications of distressed debt investments that are treated as “significant modifications,” the modified debt may be considered to have been reissued to us at a gain in a debt-for-debt exchange with the borrower for U.S. federal income tax purposes, which could cause us to recognize gain without any corresponding receipt of cash. In addition, subject to certain exceptions, we generally are required to include certain amounts in income no later than the time that the amounts are reflected on our financial statements, which could cause us to be required to take income into account earlier than under general tax principles. See “— Gross Income Tests — Phantom Income” above. In the event that such timing differences occur, to meet our distribution requirements it might be necessary to arrange for short-term, or possibly long-term, borrowings, use cash reserves, liquidate non-cash assets at rates or times that we regard as unfavorable or pay dividends in the form of taxable stock dividends. In the case of a taxable stock dividend, stockholders would be required to include the dividend as income and would be required to satisfy the tax liability associated with the distribution with cash from other sources, including sales of our common stock. Both a taxable stock distribution and sale of common stock resulting from such distribution could adversely affect the value of our common stock.
Under certain circumstances, it is possible that the IRS could assert that our net income for a taxable year was greater than we believed it to be. If the IRS were successful in asserting such an adjustment, the adjustment could cause us to fail to satisfy the distribution requirements for such taxable year if our distributions with respect to such taxable year were not sufficient after taking into account the increase in our net income. In such event, we may be able to rectify such failure to meet the distribution requirements by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for dividends paid for the year that was subject to the adjustment. In this case, we may be able to avoid losing our qualification as a REIT or being taxed on amounts distributed as deficiency dividends. However, we would be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.
Tax on Built-In Gains
If we acquire appreciated assets from a subchapter C corporation in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the C corporation, and if we subsequently dispose of any such assets during the five-year period following the acquisition of the assets from the C corporation, we will be subject to tax at the highest corporate tax rates on any gain from such assets to the extent of the excess of the fair market value of the assets on the date that they were acquired by us over the basis of such assets on such date, which we refer to as built-in gains. Similarly, to the extent that any C corporation holds an interest in an entity treated as a partnership for U.S. federal income tax purposes (either directly or through one or more other entities treated as partnerships for U.S. federal income tax purposes) and we acquire appreciated assets from such partnership in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the partnership, the underlying C corporation’s proportionate share of such assets will be treated as contributed by a C corporation and therefore will be subject to the tax on built-in gains. However, the built-in gains tax will not apply if the C corporation elects to be subject to an immediate tax when the asset is acquired by us.
As part of the formation of Pre-Merger Sutherland, certain persons who are treated as C corporations for U.S. federal income tax purposes may have contributed assets to Pre-Merger Sutherland in exchange for stock. We believe that any such contributors who were treated as a C corporation for U.S. federal income tax purposes (including any person treated as a partnership for U.S. federal income tax purposes with one or more direct or indirect C corporation partners) contributed assets with a de minimis amount of built-in gains. As a result, although it is possible that a portion of the assets contributed to Pre-Merger Sutherland in connection with its formation may be subject to the built-in gains tax, we expect that the built-in gains resulting from such assets should generally be de minimis.
Recordkeeping Requirements
We are required to maintain records and request on an annual basis information from specified stockholders. These requirements are designed to assist us in determining the actual ownership of our outstanding stock and maintaining our qualifications as a REIT.
Excess Inclusion Income
If we, our operating partnership or a subsidiary REIT owned by our operating partnership, acquire a residual interest in a REMIC, we may realize excess inclusion income. In addition, if we, our operating partnership or a subsidiary REIT owned by our operating partnership is deemed to have issued debt obligations having two or more maturities, the payments on which correspond to payments on mortgage loans owned by us, such arrangement will be treated as a taxable mortgage pool for U.S. federal income tax purposes. See “— Effect of Subsidiary Entities — Taxable Mortgage Pools.” We may securitize SBC loans that we acquire and certain securitizations may result in us owning interests in a taxable mortgage pool. We would be precluded from holding equity interests in such a securitization through our operating partnership. Accordingly, we would likely form such securitizations as qualified REIT subsidiaries of a subsidiary REIT of our operating partnership, and will be precluded from selling to outside investors equity interests in such securitizations or from selling any debt securities issued in connection with such securitizations that might be considered to be equity interests for U.S. federal income tax purposes. We are taxed at the highest corporate income tax rate on a portion of the income, referred to as “excess inclusion income,” arising from a taxable mortgage pool that is allocable to the percentage of our shares held in record name by “disqualified organizations,” which are generally certain cooperatives, governmental entities and tax-exempt organizations that are exempt from tax on UBTI. To the extent that common stock owned by “disqualified organizations” is held in record name by a broker/dealer or other nominee, the broker/ dealer or other nominee would be liable for the corporate level tax on the portion of our excess inclusion income allocable to the common stock held by the broker/dealer or other nominee on behalf of the “disqualified organizations.” Disqualified organizations may own our stock. Because this tax would be imposed on our company, all of our investors, including investors that are not disqualified organizations, will bear a portion of the tax cost associated with the classification of our company or a portion of our assets as a taxable mortgage pool. A RIC or other pass-through entity owning our common stock in record name will be subject to tax at the highest corporate tax rate on any excess inclusion income allocated to their owners that are disqualified organizations.
In addition, if we realize excess inclusion income and allocate it to stockholders, this income cannot be offset by net operating losses of our stockholders. If the stockholder is a tax-exempt entity and not a disqualified organization, then this income is fully taxable as UBTI under Section 512 of the Internal Revenue Code. If the stockholder is a foreign person, it would be subject to U.S. federal income tax withholding on this income without reduction or exemption pursuant to any otherwise applicable income tax treaty. If the stockholder is a REIT, a RIC, common trust fund or other pass-through entity, the stockholder’s allocable share of our excess inclusion income could be considered excess inclusion income of such entity. Accordingly, such investors should be aware that a significant portion of our income may be considered excess inclusion income. Finally, if a subsidiary REIT of our operating partnership through which we hold taxable mortgage pool securitizations were to fail to qualify as a REIT, our taxable mortgage pool securitizations will be treated as separate taxable corporations for U.S. federal income tax purposes that could not be included in any consolidated corporate tax return.
We have engaged in certain securitization transactions that are treated as taxable mortgage pools for U.S. federal income tax purposes as described under “— Effect of Subsidiary Entities — Taxable Mortgage Pools.” Although we believe that such transactions are structured in a manner so that they should not cause any portion of the distributions in our shares to be treated as excess inclusion income, no assurance can be provided that the IRS would not assert a contrary position.
Prohibited Transactions
Net income we derive from a prohibited transaction is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held as inventory or primarily for sale to customers, in the ordinary course of a trade or business by a REIT, by a lower-tier partnership in which the REIT holds an equity interest or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to the REIT. We intend to conduct our operations so that any asset that we or a subsidiary REIT owns that could be treated as held for sale to customers in the ordinary course of our business qualifies for certain safe harbor provisions that prevent the application of this prohibited transaction tax. However, no assurance can be provided that such safe harbor provisions will apply. In addition, whether property is held as inventory or “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. If we were to sell a mortgage loan to a third party, depending on the circumstances of the sale, it is possible that the sale could be treated as a prohibited transaction. As a result, no assurance can be given that any securities or loans that we may dispose of will not be treated as property held-for-sale to customers. The Internal Revenue Code provides certain safe harbors under which disposition of assets are not treated as prohibited transactions. However, there can be no assurance that any disposition of our assets would comply with these safe-harbor provisions. The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate income tax rates.
Foreclosure Property
Foreclosure property is real property and any personal property incident to such real property (i) that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure or having otherwise reduced the property to ownership or possession by agreement or process of law after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (ii) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated and (iii) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum U.S. federal corporate rate (currently 21%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. We do not anticipate that we will receive any income from foreclosure property that is not qualifying income for purposes of the 75% gross income test, but, if we receive any such income, we intend to elect to treat the related property as foreclosure property. Property is not eligible for the election to be treated as foreclosure property if the loan with respect to which the default occurs or is imminent is acquired by a REIT with an intent to foreclose, or when the REIT knows or has reason to know that default would occur. We may acquire distressed debt instruments. If we acquire a distressed debt instrument when we know or have reason to know that a default may occur, we likely would not be permitted to make a foreclosure property election with such property.
Tax Aspects of Investments in Partnerships
General
We hold investments through entities that are classified as partnerships for U.S. federal income tax purposes, including our operating partnership and potentially equity interests in lower-tier partnerships. In general, partnerships are “pass-through” entities that are not subject to U.S. federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are subject to tax on these items without regard to whether the partners receive a distribution from the partnership. We will include in our income our proportionate share of these partnership items for purposes of the various REIT income tests, based on our capital interest in such partnership. Moreover, for purposes of the REIT asset tests, we will include our proportionate share of assets held by subsidiary partnerships, based on our capital interest in such partnerships (other than for purposes of the 10% value test, for which the determination of our interest in partnership assets will be based on our proportionate interest in any securities issued by the partnership excluding, for these purposes, securities excluded under the Internal Revenue Code). Consequently, to the extent that we hold an equity interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even though we may have no control, or only limited influence, over the partnership.
Entity Classification
The investment by us in partnerships involves special tax considerations, including the possibility of a challenge by the IRS of the status of any of our subsidiary partnerships as a partnership, as opposed to an association taxable as a corporation, for U.S. federal income tax purposes. If any of these entities were treated as an association for U.S. federal income tax purposes, it would be taxable as a corporation and, therefore, could be subject to an entity-level tax on its income.
Pursuant to Section 7704 of the Internal Revenue Code, a partnership that does not elect to be treated as a corporation nevertheless will be treated as a corporation for U.S. federal income tax purposes if it is a

“publicly traded partnership” and it does not receive at least 90% of its gross income from certain specified sources of “qualifying income” within the meaning of that section. A “publicly traded partnership” is any partnership (i) the interests in which are traded on an established securities market or (ii) the interests in which are readily tradable on a “secondary market or the substantial equivalent thereof.” Although operating partnership units of our operating partnership are not traded on an established securities market, there is a significant risk that the right of a holder of such operating partnership units to redeem the units for our common stock could cause the operating partnership units to be considered readily tradable on the substantial equivalent of a secondary market. Under the relevant Treasury Regulations, interests in a partnership will not be considered readily tradable on a secondary market or on the substantial equivalent of a secondary market if the partnership qualifies for specified “safe harbors,” which are based on the specific facts and circumstances relating to the partnership. Although our operating partnership expects to qualify for one of these safe harbors in all taxable years, we cannot provide any assurance that surviving partnership will, in each of its taxable years, qualify for one of these safe harbors.
If our operating partnership were taxable as a corporation, the character of our assets and items of our gross income would change and could preclude us from satisfying the REIT asset tests (particularly the tests generally preventing a REIT from owning more than 10% of the voting securities, or more than 10% of the value of the securities, of a corporation) or the gross income tests as discussed in “— Requirements for Qualification as a REIT,” “— Asset Tests” and “— Gross Income Tests” above, and in turn could prevent us from qualifying as a REIT. See “— Failure to Qualify,” below, for a discussion of the effect of our failure to meet these tests for a taxable year. In addition, any change in the status of any of our subsidiary partnerships for tax purposes might be treated as a taxable event, in which case we could have taxable income that is subject to the REIT distribution requirements without receiving any cash.
Tax Allocations With Respect to Partnership Properties
The partnership agreement of our operating partnership generally provides that, after allocations to the holder of the Class A Special Unit, items of operating income and loss will be allocated to the holders of units in proportion to the number of units held by each holder. If an allocation of partnership income or loss does not comply with the requirements of Section 704(b) of the Internal Revenue Code and the Treasury Regulations thereunder, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partnership with respect to such item. Our operating partnership’s allocations of income and loss are intended to comply with the requirements of Section 704(b) of the Internal Revenue Code and the Treasury Regulations promulgated thereunder.
Under Section 704(c), income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for tax purposes in a manner such that the contributing partner is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value (or the book value) of the contributed property and the adjusted tax basis of such property at the time of the contribution (or a book-tax difference). Such allocations are solely for U.S. federal income tax purposes and do not affect partnership capital accounts or other economic or legal arrangements among the partners.
The partnership agreement requires that allocations with respect to any property contributed to our operating partnership in exchange for operating partnership units in a tax-deferred transaction be made in a manner consistent with Section 704(c) of the Internal Revenue Code. As a result, any gain recognized on the sale of any such properties would generally be allocated to the partner who contributed the property to our operating partnership to the extent of the book-tax difference at the time of such contribution. As a result, in the event that any such properties are sold, the partner who contributed such assets to our operating partnership or, in certain cases, a successor to such partner, which may include us, could be allocated gain in excess of its corresponding book gain (or taxable loss that is less than such person’s corresponding economic or book loss), with a corresponding benefit to the partners who did not contribute such assets to our operating partnership. These provisions will also apply to revaluations of our operating partnership’s assets in connection with our operating partnership’s issuance of additional operating partnership units. The application of Section 704(c) of the Internal Revenue Code to a partnership such as our operating partnership that holds numerous loan securities can be complex and may require the adoption of certain conventions or methods that could be subject to challenge by the IRS. If any taxable income or loss of our operating partnership were subject to reallocation, such a reallocation could adversely impact our ability to qualify as a REIT or require us to pay a deficiency dividend in order to maintain our qualification as a REIT.
In connection with the formation of Pre-Merger Sutherland, certain persons were treated as contributing assets to our operating partnership in exchange for operating partnership units for U.S. federal income tax purposes, and therefore we are subject to the allocation provisions described above to the extent of any book-tax difference in our assets at the time of each such contribution. These allocation provisions could result in us having taxable income that is in excess of our economic or book income as well as our cash distributions from our operating partnership, which might adversely affect our ability to comply with the REIT distribution requirements or result in a greater portion of our distributions being treated as taxable dividend income.
Failure to Qualify as a REIT
In the event that we violate a provision of the Internal Revenue Code that would result in our failure to qualify as a REIT, we may nevertheless continue to qualify as a REIT under specified relief provisions available to us to avoid such disqualification if (i) the violation is due to reasonable cause and not due to willful neglect, (ii) we pay a penalty of $50,000 for each failure to satisfy a requirement for qualification as a REIT and (iii) the violation does not include a violation under the gross income or asset tests described above (for which other specified relief provisions are available). This cure provision reduces the instances that could lead to our disqualification as a REIT for violations due to reasonable cause. If we fail to qualify for taxation as a REIT in any taxable year and none of the relief provisions of the Internal Revenue Code apply, we will be subject to tax on our taxable income at regular corporate rates. Distributions to our stockholders in any year in which we are not a REIT will not be deductible by us, nor will they be required to be made. In this situation, to the extent of current or accumulated earnings and profits, and, subject to limitations of the Internal Revenue Code, distributions to our stockholders will generally be taxable in the case of U.S. stockholders (as defined above) who are individuals at a maximum rate of 20%, and dividends in the hands of our corporate U.S. stockholders may be eligible for the dividends received deduction. Unless we are entitled to relief under the specific statutory provisions, we will also be disqualified from re-electing to be taxed as a REIT for the four taxable years following a year during which qualification was lost. Additionally, certain exemptions from U.S. taxation provided to our non-U.S. shareholders may not be available if we fail to qualify as a REIT. It is not possible to state whether, in all circumstances, we will be entitled to statutory relief.
Taxation of Taxable U.S. Stockholders
This section summarizes the taxation of U.S. stockholders that are not tax-exempt organizations. If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our stock, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding our common stock should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition of our stock by the partnership.
Distributions
Provided that we qualify as a REIT, distributions made to our taxable U.S. stockholders out of our current or accumulated earnings and profits, and not designated as capital gain dividends, will generally be taken into account by them as ordinary dividend income and will not be eligible for the dividends received deduction for corporations. In determining the extent to which a distribution with respect to our common stock constitutes a dividend for U.S. federal income tax purposes, our earnings and profits will be allocated first to distributions with respect to our preferred stock, if any, and then to our common stock. Dividends received from REITs are generally not eligible to be taxed at the preferential qualified dividend income rates applicable to individual U.S. stockholders who receive dividends from taxable subchapter C corporations.

However, for taxable years beginning after December 31, 2017 and before January 1, 2026, pursuant to Section 199A of the Internal Revenue Code, non-corporate taxpayers may deduct up to 20% of certain qualified business income, including “qualified REIT dividends” (generally, dividends received by a REIT stockholder that are not designated as capital gain dividends or qualified dividend income), subject to certain limitations, resulting in an effective maximum U.S. federal income tax rate of 29.6% on such income. Pursuant to recently finalized Treasury regulations, in order for a dividend paid by a REIT to be eligible to be treated as a “qualified REIT dividend,” the U.S. stockholder must meet two holding period-related requirements. First, the U.S. stockholder must hold the REIT stock for a minimum of 46 days during the 91-day period that begins 45 days before the date on which the REIT stock becomes ex-dividend with respect to the dividend. Second, the qualifying portion of the REIT dividend is reduced to the extent that the U.S. stockholder is under an obligation (whether pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property. In addition, proposed Treasury regulations provide that shareholders of RICs are also entitled to the 20% deduction with respect to certain “Section 199A dividends” that are attributable to qualified REIT dividends received by such RICs. Although these proposed Treasury regulations are not currently effective, taxpayers may rely on them pending their finalization or withdrawal. Prospective investors should consult their tax advisors concerning the applicability of these rules and any limitations on the ability to deduct all or a portion of dividends received on our securities. As discussed above, if we realize excess inclusion income and allocate it to a taxable U.S. stockholder, this income cannot be offset by net operating losses of such stockholder.
In addition, distributions from us that are designated as capital gain dividends will be taxed to U.S. stockholders as long-term capital gains, to the extent that they do not exceed the actual net capital gain of our company for the taxable year, without regard to the period for which the U.S. stockholder has held our stock. To the extent that we elect under the applicable provisions of the Internal Revenue Code to retain our net capital gains, U.S. stockholders will be treated as having received, for U.S. federal income tax purposes, our undistributed capital gains as well as a corresponding credit or refund, as the case may be, for taxes paid by us on such retained capital gains. U.S. stockholders will increase their adjusted tax basis in our common stock by the difference between their allocable share of such retained capital gain and their share of the tax paid by us. Corporate U.S. stockholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum U.S. federal rates of 20% in the case of U.S. stockholders who are individuals, and 21% for corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum U.S. federal income tax rate for U.S. stockholders who are individuals, to the extent of previously claimed depreciation deductions. Distributions from us in excess of our current or accumulated earnings and profits will not be taxable to a U.S. stockholder to the extent that they do not exceed the adjusted tax basis of the U.S. stockholder’s shares of our common stock in respect of which the distributions were made, but rather will reduce the adjusted tax basis of these shares. To the extent that such distributions exceed the adjusted tax basis of a U.S. stockholder’s shares of our common stock, they will be included in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. See also “Medicare Tax on Unearned Income” below.
In addition, any dividend declared by us in October, November or December of any year and payable to a U.S. stockholder of record on a specified date in any such month will be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that the dividend is actually paid by us before the end of January of the following calendar year.
With respect to U.S. stockholders who are taxed at the rates applicable to individuals, we may elect to designate a portion of our distributions paid to such U.S. stockholders as “qualified dividend income.” A portion of a distribution that is properly designated as qualified dividend income is taxable to non corporate U.S. stockholders as capital gain, provided that the U.S. stockholder has held the common stock with respect to which the distribution is made for more than 60 days during the 121 day period beginning on the date that is 60 days before the date on which such common stock became ex dividend with respect to the relevant distribution. The maximum amount of our distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:
(i)
the qualified dividend income received by us during such taxable year from non REIT C corporations (including TRSs in which we may own an interest);

(ii)
the excess of any “undistributed” REIT taxable income recognized during the immediately preceding year over the U.S. federal income tax paid by us with respect to such undistributed REIT taxable income; and

(iii)
the excess of any income recognized during the immediately preceding year attributable to the sale of a built-in gain asset that was acquired in a carry-over basis transaction from a non REIT C corporation over the U.S. federal income tax paid by us with respect to such built in gain.

Generally, dividends that we receive will be treated as qualified dividend income for purposes of (i) above if the dividends are received from a domestic C corporation (other than a REIT or a RIC), ReadyCap, RC TRS I, Girod, Zalanta TRS, Lone Star TRS, Knight, and any other TRSs that we may own, or a “qualified foreign corporation” and specified holding period requirements and other requirements are met.
To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that must be made in order to comply with the REIT distribution requirements. See “— Taxation of Our Company” and “— Annual Distribution Requirements.” Such losses, however, are not passed through to U.S. stockholders and do not offset income of U.S. stockholders from other sources, nor do they affect the character of any distributions that are actually made by us, which are generally subject to tax in the hands of U.S. stockholders to the extent that we have current or accumulated earnings and profits.
Dispositions of Our Common Stock
In general, a U.S. stockholder will realize gain or loss upon the sale, redemption or other taxable disposition of our common stock in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. stockholder’s adjusted tax basis in the common stock at the time of the disposition. In general, a U.S. stockholder’s adjusted tax basis will equal the U.S. stockholder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. stockholder (discussed above) less tax deemed paid on it and reduced by returns of capital. In general, capital gains recognized by individuals and other non-corporate U.S. stockholders upon the sale or disposition of shares of our common stock will be subject to a maximum U.S. federal income tax rate of 20%, if such shares were held for more than 12 months, and will be taxed at ordinary income rates (up to 37% for taxable years beginning after December 31, 2017 and before January 1, 2026 if such shares were held for 12 months or less). Gains recognized by U.S. stockholders that are corporations are subject to U.S. federal income tax at a maximum rate of 21%, whether or not classified as long-term capital gains. The IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for non-corporate holders) to a portion of capital gain realized by a non-corporate holder on the sale of REIT stock or depositary shares that would correspond to the REIT’s “unrecaptured Section 1250 gain.”
Holders are advised to consult with their tax advisors with respect to their capital gain tax liability. Capital losses recognized by a U.S. stockholder upon the disposition of our common stock held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the U.S. stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our common stock by a U.S. stockholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from us that were required to be treated by the U.S. stockholder as long-term capital gain.
Passive Activity Losses and Investment Interest Limitations
Distributions made by us and gain arising from the sale or exchange by a U.S. stockholder of our common stock will not be treated as passive activity income. As a result, U.S. stockholders will not be able to apply any “passive losses” against income or gain relating to our common stock. Distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation. A U.S. stockholder that elects to treat capital gain dividends, qualified dividend income or capital gains from the disposition of stock as investment income for purposes of the investment interest limitation will be taxed at ordinary income rates on such amounts.
Medicare Tax on Unearned Income
Certain U.S. stockholders that are individuals, estates or trusts are required to pay an additional 3.8% tax on, among other things, dividends on and capital gains from the sale or other disposition of stock. U.S. stockholders should consult their tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of our common stock. The temporary 20% deduction currently allowed by Section 199A of the Internal Revenue Code, with respect to ordinary REIT dividends received by non-corporate taxpayers, is allowed only for Chapter 1 of the Internal Revenue Code and thus is not allowed as a deduction allocable to such dividends for purposes of determining the amount of net investment income subject to the 3.8% Medicare tax, which is imposed under Section 2A of the Internal Revenue Code. U.S. stockholders should consult their tax advisors regarding this tax on net investment income.
Taxation of Tax-Exempt U.S. Stockholders
U.S. tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their UBTI. While many investments in real estate may generate UBTI, the IRS has ruled that regular distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that (i) a tax exempt U.S. stockholder has not held our common stock as “debt financed property” within the meaning of the Internal Revenue Code (that is, where the acquisition or holding of the property is financed through a borrowing by the tax exempt stockholder), (ii) our common stock is not otherwise used in an unrelated trade or business and (iii) we do not hold an asset that gives rise to “excess inclusion income,” (se “— Annual Distribution Requirements — Excess Inclusion Income”) distributions from us and income from the sale of our common stock generally should not give rise to UBTI to a tax exempt U.S. stockholder. As previously noted, we may engage in transactions that would result in a portion of our dividend income being considered “excess inclusion income” and, accordingly, it is possible that a portion of our dividends received by a tax-exempt stockholder may be treated as UBTI. Tax exempt U.S. stockholders that are social clubs, voluntary employee benefit associations, and supplemental unemployment benefit trusts exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), and (c)(17) of the Internal Revenue Code, respectively, are subject to different UBTI rules, which generally will require them to characterize distributions from us as UBTI.
In certain circumstances, a pension trust (i) that is described in Section 401(a) of the Internal Revenue Code, (ii) is tax exempt under Section 501(a) of the Internal Revenue Code, and (iii) that owns more than 10% of our stock could be required to treat a percentage of the dividends from us as UBTI if we are a “pension-held REIT.” We will not be a pension-held REIT unless (A) either (x) one pension trust owns more than 25% of the value of our stock, or (y) a group of pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of such stock; and (B) we would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Internal Revenue Code provides that stock owned by such trusts shall be treated, for purposes of the requirement that not more than 50% of the value of the outstanding stock of a REIT is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Internal Revenue Code to include certain entities), as owned by the beneficiaries of such trusts. Certain restrictions relating to the ownership and transfer of our stock should generally prevent a U.S. tax exempt entity from owning more than 10% of the value of our stock, or us from becoming a pension-held REIT.
Tax exempt U.S. stockholders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign tax consequences of owning our stock.
Taxation of Non-U.S. Stockholders
The following is a summary of certain U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock applicable to non-U.S. stockholders of our common stock. The discussion is based on current law and is for general information only. It addresses only selective and not all aspects of U.S. federal income taxation. Non-U.S. Stockholders should consult their tax advisors concerning the U.S. federal estate tax consequences of ownership of our common stock.

For most non-U.S. persons, an investment in a REIT that invests principally in mortgage loans and MBS is not the most tax-efficient way to invest in such assets. That is because receiving distributions of income derived from such assets in the form of REIT dividends subjects most non-U.S. persons to withholding taxes that direct investment in those asset classes, and the direct receipt of interest and principal payments with respect to them, would not. The principal exceptions are foreign sovereigns and their agencies and instrumentalities, which may be exempt from withholding taxes on REIT dividends under the Internal Revenue Code, and certain foreign pension funds or similar entities able to claim an exemption from withholding taxes on REIT dividends under the Internal Revenue Code such as “qualified foreign pension funds,” as discussed below, or the terms of a bilateral tax treaty between their country of residence and the United States.
Ordinary Dividends
Subject to the discussion below under “— Capital Gain Dividends”, dividends received by non-U.S. stockholders payable out of our earnings and profits which are not attributable to gains from dispositions of “U.S. real property interests” or designated as capital gains dividends and are not effectively connected with a U.S. trade or business of the non-U.S. stockholder will generally be subject to U.S. federal withholding tax at the rate of 30%, unless reduced or eliminated by an applicable income tax treaty. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs. In addition, any portion of the dividends paid to non-U.S. stockholders that are treated as excess inclusion income will not be eligible for exemption from the 30% withholding tax or a reduced treaty rate. As previously noted, we may engage in transactions that could result in a portion of our dividends being considered excess inclusion income, and accordingly, a portion of our dividend income may not be eligible for exemption from the 30% withholding rate or a reduced treaty rate. In the case of a taxable stock dividend with respect to which any withholding tax is imposed on a non-U.S. stockholder, we may have to withhold or dispose of part of the shares otherwise distributable in such dividend and use such withheld shares or the proceeds of such disposition to satisfy the withholding tax imposed.
In general, non-U.S. stockholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. In cases where the dividend income from a non-U.S. stockholder’s investment in our common stock is, or is treated as, effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such dividends, and may also be subject to the 30% branch profits tax on the income after the application of the income tax in the case of a non-U.S. stockholder that is a corporation.
Non-Dividend Distributions
Unless (i) our common stock constitutes a U.S. real property interest, or USRPI, or (ii) either (A) the non-U.S. stockholder’s investment in our common stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder (in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain) or (B) the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S. (in which case the non-U.S. stockholder will be subject to a 30% tax on the individual’s net capital gain for the year), distributions by us which are not dividends out of our earnings and profits will not be subject to U.S. federal income tax. Because our stock is expected to be regularly traded, our common stock will not constitute USRPI with respect to a holder unless such holder holds more than 10% of our stock. If it cannot be determined at the time at which a distribution is made whether or not the distribution will exceed current or accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. However, the non-U.S. stockholder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current or accumulated earnings and profits.
If our common stock constitutes a USRPI, as described below, distributions by us in excess of the sum of our earnings and profits plus the non-U.S. stockholder’s adjusted tax basis in our common stock will be taxed under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. stockholder of the same type (such as, an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding at a rate of 15% of the amount by which the distribution exceeds the stockholder’s share of our earnings and profits. Because our stock is expected to be regularly traded, non-dividend distributions by us to a holder are generally not subject to FIRPTA unless such holder holds more than 10% of our stock. Non-U.S. stockholders that are treated as “qualified foreign pension funds” are exempt from federal income and withholding tax under FIRPTA on such distributions by us.
Capital Gain Dividends
Under FIRPTA, a distribution made by us to a non-U.S. stockholder, to the extent attributable to gains from dispositions of USRPIs held by us directly or through pass-through subsidiaries, or USRPI capital gains, will be considered effectively connected with a U.S. trade or business of the non-U.S. stockholder and will be subject to U.S. federal income tax at the rates applicable to U.S. stockholders, without regard to whether the distribution is designated as a capital gain dividend. In addition, we will be required to withhold tax equal to 21% of the amount of capital gain dividends to the extent the dividends constitute USRPI capital gains. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. holder that is a corporation. The 21% withholding tax will not apply to any capital gain dividend (i) with respect to any class of our stock which is regularly traded on an established securities market located in the U.S. if the non-U.S. stockholder did not own more than 10% of such class of stock at any time during the one year period ending on the date of such dividend or (ii) received by certain non-U.S. publicly traded investment vehicles. Instead any capital gain dividend received by such a stockholder will be treated as a distribution subject to the rules discussed above under “— Ordinary Dividends.” Also, the branch profits tax will not apply to such a distribution. We expect that our common stock will be regularly traded on an established securities market in the United States, although no assurance can be provided in this regard. In addition, non-U.S. stockholders that are treated as “qualified foreign pension funds” are exempt from income and withholding tax under FIRPTA on distributions from us to the extent attributable to USRPI capital gains.
A distribution is not a USRPI capital gain if we held the underlying asset solely as a creditor, although the holding of a shared appreciation mortgage loan would not be solely as a creditor. Capital gain dividends received by a non-U.S. stockholder from a REIT that are not USRPI capital gains are generally not subject to U.S. federal income or withholding tax, unless either (i) the non-U.S. stockholder’s investment in our common stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder (in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain) or (ii) the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S. (in which case the non-U.S. stockholder will be subject to a 30% tax on the individual’s net capital gain for the year).
Dispositions of Our Common Stock
Unless our common stock constitutes a USRPI, a sale of the stock by a non-U.S. stockholder generally will not be subject to U.S. federal income taxation under FIRPTA. Our stock will not be treated as a USRPI if less than 50% of our assets throughout a prescribed testing period consist of interests in real property located within the U.S., excluding, for this purpose, interests in real property solely in a capacity as a creditor and applying certain rules that exclude certain assets from tis calculation. No assurance can be provided that 50% or more of our assets will not consist of interests in real property located in the U.S. for purposes of this test.
Even if our shares of common stock otherwise would be a USRPI under the foregoing test, our shares of common stock will not constitute a USRPI if we are a “domestically controlled qualified investment entity.” A domestically controlled qualified investment entity is, among others, a REIT in which, at all times during a specified testing period (generally the lesser of the five year period ending on the date of disposition of the REIT’s shares of common stock or the period of the REIT’s existence), less than 50% in value of its outstanding shares of common stock is held directly or indirectly by non-U.S. stockholders.

The following rules simplify such determination:
•
In the case of a publicly traded REIT, a person holding less than 5% of a publicly traded class of stock at all times during the testing period is treated as a US person unless the REIT has actual knowledge that such person is not a US person.

•
In the case of REIT stock held by a publicly traded REIT or certain publicly traded or open-ended regulated investment companies (RICs), the REIT or RIC will be treated as a US person if the REIT or RIC is domestically controlled and will be treated as a non-US person otherwise.

•
In the case of REIT stock held by a REIT or RIC not described in the previous rule, the REIT or RIC is treated as a US person or a non-US person on a look-through basis.

We may be a domestically controlled REIT, in which case the sale of our common stock would not be subject to taxation under FIRPTA. However, because our stock is expected to be widely held, we cannot assure investors that we will be a domestically controlled REIT.
Even if we do not qualify as a domestically controlled REIT, and our stock is treated as USRPI, a non-U.S. stockholder’s sale of our common stock nonetheless will generally not be subject to tax under FIRPTA as a sale of a USRPI, provided that (i) our common stock owned is of a class that is “regularly traded,” as defined by the applicable Treasury Regulation, on an established securities market, and (ii) the selling non-U.S. stockholder owned, actually or constructively, 10% or less of our outstanding stock of that class at all times during a specified testing period. We expect that our common stock will be regularly traded on an established securities market in the United States, although no assurance can provided in this regard. In addition, even if we do not qualify as a domestically controlled REIT and our common stock is not regularly traded on an established securities market, non-U.S. stockholders that are treated as “qualified foreign pension funds” are exempt from tax under FIRPTA on the sale of our common stock.
If gain on the sale of our common stock were subject to taxation under FIRPTA, the non-U.S. stockholder would be subject to the same treatment as a U.S. stockholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the stock could be required to withhold 15% of the purchase price and remit such amount to the IRS.
Gain from the sale of our common stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the U.S. to a non-U.S. stockholder in two cases: (i) if the non-U.S. stockholder’s investment in our common stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder, the non-U.S. stockholder will be subject to the same treatment as a U.S. stockholder with respect to such gain, or (ii) if the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S., the nonresident alien individual will be subject to a 30% tax on the individual’s net capital gain.
Backup Withholding and Information Reporting
We will report to our U.S. stockholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a U.S. stockholder may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within other exempt categories and, when required, demonstrates this fact or provides a taxpayer identification number or social security number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. stockholder that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. In addition, we may be required to withhold a portion of capital gain distribution to any U.S. stockholder who fails to certify their non-foreign status.
We must report annually to the IRS and to each non-U.S. stockholder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. stockholder resides under the provisions of an applicable income tax treaty. A non-U.S. stockholder may be subject to backup withholding unless applicable certification requirements are met. Payment of the proceeds of a sale of our common stock within the U.S. is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. stockholder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of our common stock conducted through certain U.S. related financial intermediaries is subject to information reporting (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.
Foreign Accounts
Legislation enacted in 2010 (commonly known as foreign account tax compliance act, or FATCA) and existing guidance issued thereunder generally imposes a 30% withholding tax on dividends in respect of Common Shares held by or through (1) a foreign financial institution (as that term is defined in Section 1471(d)(4) of the Internal Revenue Code) unless that foreign financial institution enters into an agreement with the U.S. Treasury Department to collect and disclose information regarding U.S. account holders of that foreign financial institution (including certain account holders that are foreign entities that have U.S. owners) and satisfies other requirements, and (2) specified other non-U.S. entities unless such an entity provides the payor with a certification identifying the direct and indirect U.S. owners of the entity and complies with other requirements. Accordingly, the entity through which our common shares is held will affect the determination of whether withholding is required. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury regulations or other guidance, may modify these requirements. Holders of our stock are encouraged to consult with their own tax advisor regarding the possible implications of this legislation on their particular circumstances.
Tax Shelter Regulations
In certain circumstances, a holder of common stock who disposes of an interest in a transaction resulting in the recognition by such common stock of significant losses in excess of certain threshold amounts may be obligated to disclose its participation in such transaction (or a reportable transaction) in accordance with recently issued regulations governing tax shelters and other potentially tax-motivated transactions (or the Tax Shelter Regulations). Holders should consult their tax advisors concerning any possible disclosure obligation under the Tax Shelter Regulations with respect to the disposition of common stock.
State, Local and Foreign Taxes
We and our stockholders may be subject to state, local or foreign taxation in various jurisdictions, including those in which it or they transact business, own property or reside. The state, local or foreign tax treatment of our company and our stockholders may not conform to the U.S. federal income tax treatment discussed above. Any foreign taxes incurred by us would not pass through to stockholders as a credit against their U.S. federal income tax liability. Prospective stockholders should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our common stock.
Legislative or Other Actions Affecting REITs
The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Department of the Treasury. No assurance can be given as to whether, when, or in what form, U.S. federal income tax laws applicable to us and our stockholders may be enacted. Changes to the U.S. federal income tax laws and interpretations of U.S. federal income tax laws could adversely affect an investment in our shares of common stock.

We cannot predict whether, when or to what extent new U.S. federal tax laws, regulations, interpretations or rulings will be issued, nor is the long-term impact of proposed tax reforms (including future reforms that may be part of any enacted tax reform) on the mortgage industry clear. Prospective investors are urged to consult their tax advisors regarding the effect of potential changes to the U.S. federal tax laws on an investment in our shares.

BOOK-ENTRY SECURITIES
We may issue the securities offered by means of this prospectus in whole or in part in book-entry form, meaning that beneficial owners of the securities will not receive certificates representing their ownership interests in the securities, except in the event the book-entry system for the securities is discontinued. If securities are issued in book entry form, they will be evidenced by one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to the securities. The Depository Trust Company is expected to serve as depositary. Unless and until it is exchanged in whole or in part for the individual securities represented thereby, a global security may not be transferred except as a whole by the depositary for the global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by the depositary or any nominee of such depositary to a successor depositary or a nominee of such successor. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a class or series of securities that differ from the terms described here will be described in the applicable prospectus supplement.
Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the following provisions will apply to depositary arrangements.
Upon the issuance of a global security, the depositary for the global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual securities represented by such global security to the accounts of persons that have accounts with such depositary, who are called “participants.” Such accounts shall be designated by the underwriters, dealers or agents with respect to the securities or by us if the securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to the depositary’s participants or persons that may hold interests through such participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depositary or its nominee (with respect to beneficial interests of participants) and records of the participants (with respect to beneficial interests of persons who hold through participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.
So long as the depositary for a global security or its nominee is the registered owner of such global security, such depositary or nominee, as the case may be, will be considered the sole owner or holder of the securities represented by such global security for all purposes under the applicable instrument defining the rights of a holder of the securities. Except as provided below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual securities of the series represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such securities in definitive form and will not be considered the owners or holders thereof under the applicable instrument defining the rights of the holders of the securities.
Payments of amounts payable with respect to individual securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing such securities. None of us, our officers and board members or any trustee, paying agent or security registrar for an individual series of securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
We expect that the depositary for a series of securities offered by means of this prospectus or its nominee, upon receipt of any payment of principal, premium, interest, dividend or other amount in respect of a permanent global security representing any of such securities, will immediately credit its participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security for such securities as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Such payments will be the responsibility of such participants.

LEGAL MATTERS
Clifford Chance US LLP will pass upon the validity of the shares of the securities we are offering under this prospectus and certain U.S. federal income tax matters. If the validity of any securities is also passed upon by counsel for the underwriters of an offering of those securities, that counsel will be named in the prospectus supplement relating to that offering.

EXPERTS
The financial statements incorporated in this prospectus by reference from Ready Capital Corporation’s Annual Report on Form 10-K for the year ended December 31, 2019. and the effectiveness of Ready Capital Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Exchange Act and, in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available at the web site maintained by the SEC at http://www.sec.gov. We maintain a web site at www.readycapital.com. The information on our web site is not, and you must not consider the information to be, a part of this prospectus. Our securities are listed on the NYSE and all such material filed by us with the NYSE also can be inspected at the offices of the NYSE, 11 Wall Street, New York 10005.
We have filed with the SEC a registration statement on Form S-3, of which this prospectus is a part, under the Securities Act with respect to the securities. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information concerning our Company and the securities, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance, reference is made to the copy of such contract or documents filed as exhibits to the registration statement, each such statement being qualified in all respects by such reference.

INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference herein is deemed to be part of this prospectus, except for any information superseded by information in this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us, our business and our finances.
Document	Period
Annual Report on Form 10-K (File No. 001-35808)	Year ended December 31, 2019
Annual Report on Form 10-K/A (File No. 001-35808)	Year ended December 31, 2019
Quarterly Report on Form 10-Q (File No. 001-35808)	Quarter ended March 31, 2020
Current Report on Form 8-K (File No. 001-35808)	January 7, 2020
Form 12b-25 (File No. 001-35808)	April 30, 2020
Current Report on Form 8-K (File No. 001-35808)	June 24, 2020
Current Report on Form 8-K (File No. 001-35808)	July 20, 2020
Definitive Proxy Statement on Schedule 14A (File No. 001-35808)	May 14, 2020
Description of our common stock contained in our Registration Statement on Form 8-A (“Form 8-A”) as updated by Exhibit 4.11 to the Annual Report on Form 10-K for the year ended December 31, 2019 (“Exhibit 4.11”) (File No. 001-35808)	February 6, 2013 (Form 8-A) March 12, 2020 (Exhibit 4.11)
All documents that we file (but not those that we furnish) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, and any previously filed documents. In addition, all documents that we file (but not those that we furnish) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of any of the securities covered under this prospectus shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, the applicable prospectus supplement and any previously filed documents.
All of the documents that are incorporated by reference are available at the web site maintained by the SEC at http://www.sec.gov. In addition, if you request, either orally or in writing, we will provide you with a copy of any or all documents that are incorporated by reference. Such documents will be provided to you free of charge, but will not contain any exhibits, unless those exhibits are incorporated by reference into the document. Requests should be addressed to Andrew Ahlborn, the Company’s Secretary, at Ready Capital Corporation, 1251 Avenue of the Americas, 50th Floor, New York, NY 10020, telephone number (212) 257-4600.

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READY CAPITAL CORPORATION
    % Senior Notes due 2026

PROSPECTUS SUPPLEMENT

Book Running Managers
Keefe, Bruyette & Woods
                       A Stifel Company
Morgan Stanley
Piper Sandler

      , 2021